EXHIBIT 4.102

AMENDING AGREEMENT NO. 9 TO THE WHOLESALE FORM OF AGREEMENT

Date:	10 September 2002
Parties:

TELSTRA CORPORATION LIMITED (ABN 33 051 775 556) having its registered office at 242 Exhibition Street, Melbourne, Victoria 3000 ("Telstra")

And

PACIFIC INTERNET (AUSTRALIA) PTY LIMITED (ABN 69 085 213 690) having its registered office at Level 1, Building 1, Southbank Boulevard, Southbank, Victoria 3006 ("Customer")

Recitals:
  Telstra and Customer are parties to a Wholesale Form of Agreement dated 28 June 2000 as amended from time to time ("WFOA").
  Telstra and Customer have agreed to further vary the WFOA in the manner provided in this agreement.

Operative provisions:

1	Interpretation
1.1	Unless the contrary intention appears, a term defined in the WFOA has the same meaning in this agreement.
1.2	In this agreement the following words have these meanings:
	(a)	ATM Service has the meaning given it in the Telstra Wholesale ATM Service Schedule;
	(b)	DSL-L2 Service has the meaning given to it in the Telstra Wholesale Broadband DSL Layer 2 Service Schedule;
	(c)	DSL-L3A Service has the meaning given to it in the Telstra Wholesale Broadband DSL Layer 3 Asymmetrical Service Schedule;
	(d)	DSL-L3S Service has the meaning given to it in the Telstra Wholesale Broadband DSL Layer 3 Symmetrical Service Schedule;
	(e)	FlexStream tm Service; has the meaning given to it in the FlexStream Service Schedule;
	(f)	CommerceStream Service has the meaning given to it in the CommerceStream Service Schedule;
	(g)	Settlement Agreement means the settlement agreement attached to this Agreement as Annexure H;
	(h)	SFOA Services has the meaning given to it in the SFOA Service Schedule;
	(i)	Telstra ISDN 30 (OnRamp) Service has the meaning given to it in the Telstra SFOA Service Schedule; and
	(j)	TWI Global Service has the meaning given it in the Telstra Wholesale Internet (TWI) Global Service Schedule.
1.3	This agreement is to be interpreted in accordance with clause 1 of the WFOA.
2	Conditions Precedent
2.1	This agreement, including without limitation the amendments to the WFOA, will not take effect until:
	(a)	the Settlement Agreement has been executed by both Telstra and the Customer; and
(b)	the Customer has provided Telstra with a bank guarantee, issued by an Australian licensed bank and valued at AUD114,000.00 (based on the monthly value of the ATM Service and TWI Global Service), and on such other terms reasonably acceptable to Telstra.

3	Variation of the WFOA
Clauses
3.1	With effect from the date of this agreement, the WFOA is amended by deleting clause 2 and replacing it with the following new clause 2:
"2 Term This Agreement will commence on the date of execution of this Agreement and will continue until 10 September 2004 or until earlier terminated by either party under clause 14 or by agreement."
3.1A	The parties acknowledge that the date stated on the Execution Page of the WFOA is incorrect and that the correct date of execution is 28 June 2000 ("Date of Execution"). Accordingly, the parties agree that the date stated on the Execution Page of the WFOA is amended from 28 June 1999 to 28 June 2000 and deemed to have taken effect from the Date of Execution.

3.2	With effect from the date of this agreement, the WFOA is amended by inserting the following new clause 5.6:
"5.6 During the Term, the Customer must present and submit to Telstra, upon request:
	(a)	its Quarterly and year to date financial results (balance sheet, profit and loss statement, and statement of cash flows) and the following financial key performance indicator results: return on net assets; return on revenue; revenue growth %; and operational efficiency; and
	(b)	its audited annual Financial Accounts."
Schedules
3.3	With effect from the date of this agreement, the WFOA is amended by adding the following schedules:
	(a)	Telstra Wholesale Internet (TWI) Global Service Schedule as set out in Annexure A;
	(b)	Telstra Wholesale ATM Service Schedule as set out in Annexure B; and
	(c)	Telstra SFOA Service Schedule as set out in Annexure D.
3.4	With effect from the date of this agreement, the WFOA is amended by:
	(a)	deleting the existing Telstra Wholesale Broadband DSL Layer 2 Service Schedule and replacing it with the new Telstra Wholesale Broadband DSL Layer 2 Service Schedule as set out in Annexure C;
	(b)	deleting the FlexStream tm Service Schedule and replacing it with the DSL Layer 3 Asymmetrical Service Schedule as set out in Annexure E;
	(c)	deleting the CommerceStream tm Service Schedule and replacing it with the DSL Layer 3 Symmetrical Service Schedule as set out in Annexure F; and
	(d)	deleting the FlexStream tm Discount Sheet and replacing it with the Discount List for Telstra Wholesale Broadband DSL Layer 3 Asymmetrical Service as set out in Annexure G.
3.5	With effect from the date of this agreement, Annex G of the WFOA is amended to:
	(a)	incorporate the:
(i) TWI Global Service;
(ii) ATM Service;
(iii) SFOA Service;
(iv) DSL-L3A Service; and
(v) DSL-L3S Service;
	(b)	delete the:
(i) FlexStream tm Service; and
(ii) CommerceStream Service.
Effect
3.6	From the date of this agreement, the expression "this Agreement", wherever appearing in the WFOA is to be interpreted as a reference to the WFOA amended as provided in clause 2 of this agreement.
3.7	From the date of this agreement, the WFOA and this agreement are to be read together.
Charges
3.8	Subject to clause 3.7, the Charges for the TWI Global Service, ATM Service, DSL-L2 Service, and ISDN OnRamp Service (each a "WOB Service Type" and collectively the "WOB Services") are set out in the Service Schedules for the relevant WOB Service Type.

3.9	Where:
	(a)	the Customer cancels a WOB Service Type in full so that the Customer is no longer acquiring any of that WOB Service Type; or
	(b)	Telstra cancels a WOB Service Type for breach by the Customer so that the Customer is no longer acquiring any of that WOB Service Type, the Charges for the remaining WOB Service Types will be the list price as advised by Telstra.
4	Confirmation
4.1	Subject to the amendments made to the WFOA by this agreement, all the provisions of the WFOA remain in full force and effect in accordance with their terms.
4.2	It is the intent of the parties that the variation of the WFOA effected by this agreement will not constitute the discharge of the pre-existing WFOA and the creation of a new WFOA, but will constitute a variation of the rights and obligations of the parties under the pre-existing WFOA.

5	Law and jurisdiction
5.1	This agreement and the transactions contemplated by it are governed by the law in force in Victoria.

EXECUTED as a variation to the WFOA.

EXECUTED as an agreement on the day of 10 September 2002

SIGNED by DEENA SHIFF
Name of representative (block letters)

as authorised representative for
TELSTRA CORPORATION LIMITED (ABN 33 051 775 556) in the presence of

:/s/ T Morris
Signature of witness

T MORRIS
Name of witness (block letters)

34/242 Exhibition Street
Address of witness

Business Manager
Occupation of witness

) ) ) ) ) ) ) ) ) ) ) ) )

/s/ Deena Shiff
Signature of representative

By executing this agreement the signatory warrants that the signatory is duly authorised to execute this agreement on behalf of
TELSTRA CORPORATION LIMITED (ABN 33 051 775 556)

SIGNED by

DENNIS J MUSCAT
Name of representative (block letters)

as authorised representative for
PACIFIC INTERNET (AUSTRALIA) PTY LIMITED (ABN 69 085 213 690) in the presence of:

/s/ Belinda Bauer
Signature of witness

BELINDA BAUER
Name of witness (block letters)

305/250 St. Kilda Road, 3006
Address of witness

Sales & Marketing Director
Occupation of witness

) ) ) ) ) ) ) ) ) ) ) ) )

/s/ Dennis J Muscat
Signature of representative

By executing this agreement the signatory warrants that the signatory is duly authorised to execute this agreement on behalf of
PACIFIC INTERNET (AUSTRALIA) PTY LIMITED (ABN 69 085 213 690)

ANNEXURE A
Telstra Wholesale Internet (TWI) Global Service Schedule (Flat Rate)

Addendum 1 Definitions
1.1	Defined terms

In this Service Schedule the following words have these meanings:

Acceptable Usage Policy means Telstra's Acceptable Usage Policy available at http://telstrawholesale.com/products/p_ip1_tg.htm as amended by Telstra from time to time.

Access Port means the point at which a Connecting Carriage Service connects to the TWI Point of Presence.

Access Port IP Address is the IP Address provided by Telstra to the Customer in accordance with paragraph 6.11.1 of Addendum 2.

Access Transmission Rate means, in respect of an Access Port, the maximum data transfer capacity (measured in bits per second) that the Access Port has been configured for by Telstra.

Additional Monthly Bandwidth Charge has the meaning given to it in paragraph 1.1.2 of Addendum 3.

Application Form means the application form for TWI which forms part of these terms and conditions.

Border Gateway Protocol or BGP means the interdomain routing protocol defined by Request For Comment - RFC 1163 issued by Lougheed and Rekhter in June 1990.

Business Hours means 9:00am to 5:00pm, Local Time on a Business Day.

Capital City TWI Global means Eastern Seaboard Capital City TWI Global and Other Capital City TWI Global.

CARF or Committed Access Rate Filtering means filtering an Access Port to limit the data transfer capacity to the Committed Access Rate.

Central Point is defined in paragraph 6.2 of Addendum 4.

Commencement Date means the date Telstra notifies the Customer that the first TWI Global Service to be supplied under this Service Schedule is ready to be activated.

Committed Access Rate means the maximum data rate to which an Access Port will be limited. The Committed Access Rate must be equal to or less than the Access Transmission Rate for the Access Port.

Connecting Carriage Service means the telecommunications service between the Customer's Premises and the TWI Point of Presence.

Customer Problem is defined in paragraph 4.5 of Addendum 4.

Customer Site Contact is defined in paragraph 4.1.3 of Addendum 2.

Domestic Networks means Internet backbone networks that can be accessed in Australia without the need for international transmission facilities such as submarine optical fibre or satellite.

DNS mean domain name system.

Early Termination Fee means the fee payable for terminating a TWI Global Service prior to the expiration of the Minimum Term.

Eastern Seaboard Capital City TWI Global means a TWI Global Service with a TWI Point of Presence listed below:

Capital City	TWI Point of Presence
Sydney	Kent, Chatswood
Melbourne	Lonsdale, Windsor
Brisbane	Charlotte, Woolloongabba

  Fault means a Service Difficulty reported by the Customer to the TWI Help Desk and determined by Telstra to be a problem which it is Telstra's responsibility under this Agreement to rectify.

  General Network Availability Level is defined in paragraph 6 of Addendum 4.

  General Network Performance Level is defined in paragraph 7 of Addendum 4.

  Indicative Provisioning Lead Time is defined in Annex D (Ordering and Provisioning).

  Internet means the international network of data networks utilising the TCP/IP protocol suite of which the TWI Network forms part.

  Kbps means kilobits per second.

  Local Time means the time in the state or territory in which the TWI Customer Premises are located.

  Mbps means megabits per second.

  Minimum Monthly Spend means a minimum monthly spend for the purposes of paragraph 1.1 of Addendum 3 which varies according to Month as set out in Table 3A of Addendum 3.

  Minimum Bandwidth is the minimum amount of bandwidth the Customer must take or pay for (being the basis of the Minimum Monthly Spend) and as set out in Table 3A of Addendum 3.

  Minimum Term means 24 months from the Commencement Date.

  Month means a calendar month and Monthly means per calendar month.

  Monthly Charge has the meaning given to it in paragraph 1.1 of Addendum 3.

  Monthly Minimum is defined in paragraph 7.2 in Addendum 4.

  Other Capital City TWI Global means a TWI Global Service with a TWI Point of Presence listed below:

Capital City	TWI Point of Presence
Perth	Wellington, Pier
Canberra	Civic, Deakin
Adelaide	Waymouth, Flinders
Hobart	Davey

PVC means a permanent virtual circuit.

Response Time means the period of time between a Service Difficulty in TWI Global being reported to the TWI Help Desk by telephone by a Customer Site Contact and a response from Telstra acknowledging the report of the Service Difficulty.

Restoration Time means the period of time between a Service Difficulty in TWI Global being reported to the TWI Help Desk by telephone by a Customer Site Contact and, if Telstra determines the Service Difficulty is a Fault, the restoration of the service by Telstra.

Routing Policy means the rules used by Telstra from time to time to route packets.

Scheduled Outages mean those occasions when Telstra performs scheduled maintenance, upgrades or repairs to the TWI Network and all or part of TWI Global is not available at an Access Port as a result.

Service Difficulty means an issue as to the availability or quality of TWI Global.

SIR means sustained information rate which is the maximum average speed over time that data can be transmitted over a given ATM PVC/PVP.

TCP/IP means the Transmission Control Protocol/Internet Protocol in general use in accordance with good practice.

TWI CPE IP Address is the IP Address provided by Telstra to the Customer in accordance with paragraph 6.11.2 of Addendum 2.

TWI Customer Premises means the premises from which the Customer connects to an Access Port. TWI Customer Premises are Customer Premises for the purposes of the remainder of this Agreement, unless the context requires otherwise.

TWI Customer Premises Equipment or TWI CPE is defined in paragraph 3.1.2 of Addendum 2.

TWI Global Service is defined in paragraph 1.1 of Addendum 2.

TWI Help Desk means the Telstra help desk, set out in paragraph 3 of Addendum 4, for reporting Service Difficulties in TWI Global.

TWI Network means the data communication network owned and operated by Telstra and based on the TCP/IP protocol suite (using any form of transmission medium) and which provides interconnection between TWI Points of Presence and the Internet.

TWI Point of Presence means the place where a Connecting Carriage Service connects to the TWI Network

1.2	Interpretation
In this Service Schedule a reference to "Addendum" is a reference to an Addendum in this Service Schedule.
2	Service Term
2.1	This Service Schedule comes into force on the date it is added to the Agreement ("Schedule Date"). Telstra will supply the TWI Global Service during the period this Service Schedule is in force.
2.2	Following the expiration of the Minimum Term either party may terminate this Service Schedule by 30 days written notice to the other.
2.3	The Customer accepts a Service on the terms and conditions set out in this Service Schedule and this Agreement for the period from the Schedule Date until the first to occur of:
	(a)	termination or cancellation of the Service;
	(b)	the expiry or termination of this Service Schedule; or
	(c)	the expiry or termination of this Agreement.
Addendum 2 Service
1	Service
1.1	TWI Global is an Internet connectivity service which provides Customers with connectivity to the Internet (both internationally and to Domestic Networks) on a dedicated access basis ("TWI Global Service").

1.2	TWI Global is available in bandwidth blocks, with 2Mbps as a minimum rate, for which a fixed charge applies independent of usage. The bandwidth to which the customer subscribes can be less than the Access Transmission Rate but may not fall below the minimum rate.

1.3	Where the bandwidth subscribed to is less than the Access Transmission Rate, CARF is applied to the Access Port.
1.4	A CARF speed of n Mbps is provisioned as n times 1,000Kbps.
1.5	Telstra can provision the Connecting Carriage Service in conjunction with TWI Global. The supply of the Connecting Carriage Service is not included in this Service Schedule but is available on request.

2	Service exclusions
2.1	The TWI Global Service has no access to Telstra mail DNS secondary services, Usenet browse, web proxies and caches.
3	Customer supplied items
3.1	To use the TWI Global Service, the Customer must:
	3.1.1	have a Connecting Carriage Service compatible with the Access Port;
	3.1.2	have customer premises equipment compatible with and configured to use the Connecting Carriage Service and the Access Port ("TWI Customer Premises Equipment" or "TWI CPE");
	3.1.3	provide their own IP Address blocks, and
	3.1.4	use BGP version 4 as a boundary protocol with a valid registered Autonomous System (AS) number.
4	Customer obligations
4.1	The Customer must:
	4.1.1	provide all information and assistance reasonably required by Telstra to meet its obligations under this Agreement;
	4.1.2	comply with:
		4.1.2.1	the Acceptable Usage Policy; and
		4.1.2.2	any reasonable instructions from Telstra about use of TWI Global; and
	4.1.3	ensure Telstra has up-to-date details of the contact person for each of the TWI Customer Premises ("Customer Site Contact") from which the Customer accesses TWI Global.
4.2	The Customer must not, and must ensure that its employees, contractors, customers and agents do not, use TWI Global for any purpose that may:
	4.2.1	result in the misuse of a third party's confidential information;
	4.2.2	constitute an infringement or the commission of an offence against any law, standard or code;
	4.2.3	result in a "virus", "worm", "trojan" or similar program being sent through TWI Global; or
	4.2.4	breach the Acceptable Usage Policy.
4.3	Any breach of this paragraph 4 is a material breach of this Agreement and, in addition to any other rights Telstra may have and notwithstanding clause 14 of the WFOA main terms and conditions, entitles Telstra to suspend provision of TWI Global to the Customer immediately and without notice. Any such suspension may be subject to such terms and conditions as Telstra deems appropriate.

5	Customer data
5.1	The Customer must ensure that it has all measures in place necessary to protect against:
	5.1.1	data loss and corruption;
	5.1.2	interception of data; and
	5.1.3	use of TWI Global in a manner that is unlawful or which may cause loss, liability or expense to Telstra, the Customer or any other person.
6	Access Port
Access Port attributes
6.1	Each Access Port has the following attributes:
	6.1.1	the Connecting Carriage Service to which the Access Port has been configured;
	6.1.2	Access Transmission Rate and if applicable, Committed Access Rate;
	6.1.3	Access Port IP Address;
	6.1.4	TWI CPE IP Address; and
	6.1.5	TWI Point of Presence.
Connecting Carriage Services and Access Transmission Rates
6.2	The Customer must nominate in its Application Form the Access Transmission Rate, the Committed Access Rate if applicable and the Connecting Carriage Service.
6.3	The Connecting Carriage Services, Access Transmission Rates and Committed Access Rates set out in Table 1 are supported.
Table 1 - Connecting Carriage Service, Access Transmission Rates and Committed Access Rates
Connecting Carriage Service	Access Transmission Rates	Committed Access Rates
DDS Fastway	1,984Kbps	n/a
Wholesale Transmission (x161)	2Mbps, 34Mbps, 45Mbps and 155Mbps	2Mbps to 155Mbps in 2Mbps multiples
ATM PVC*	2Mbps, 4Mbps, 6Mbps, 8Mbps, 12Mbps, 16Mbps, 34Mbps, 45Mbps	n/a

  * The actual Access Transmission Rate will be 10.4% greater than the specified Access Transmission Rates due to overhead on the ATM PVC.

6.4	The Customer can contact Telstra if it wishes to explore types of Connecting Carriage Services other than those set out in Table 1 above.
6.5	The Customer may apply to change the Access Transmission Rate and/or Committed Access Rates by submitting an Application Form to Telstra. If Telstra accepts the Customer's application (at Telstra's discretion), it will use its best efforts to change the Access Transmission Rate and/or Committed Access Rate in accordance with the Indicative Provisioning Lead Times in paragraph 6.19 and Table 2.

6.6	The Monthly Charges for the new Access Transmission Rate and/or Committed Access Rate and any relevant Upgrade Charges will apply from the date that Telstra completes the requested change.
Access Port IP Address and TWI CPE IP Address
6.7	Telstra grants to the Customer a non-exclusive, non-transferable licence to use the Access Port IP Address and TWI CPE IP Address in software and TWI CPE for the sole purpose of enabling that TWI CPE to access a TWI Point of Presence.

6.8	Telstra may revoke the Customer's licence to use the Access Port IP Address and TWI CPE IP Address, by notice to the Customer, if:
	6.8.1	the Customer breaches the licence conditions in paragraph 6.7;
	6.8.2	the Customer fails to pay any amount due to Telstra under this Agreement by the Due Date; or
	6.8.3	the Access Port IP Address and TWI CPE IP Address were provided for use with a TWI Global Service that is no longer provided to the Customer.
6.9	The Customer's licence to use the Access Port IP Address and TWI CPE IP Address terminates immediately on termination or the expiration of this Agreement
6.10	On termination or revocation of a licence to use the Access Port IP Address and TWI CPE IP Address, the Customer must immediately cease using and remove the Access Port IP Address and TWI CPE IP Address from all software and TWI CPE.

6.11	Telstra will inform the Customer of the Access Port IP Address and the TWI CPE IP Address in provisioning the Access Port. The Customer may only use those addresses as follows:
	6.11.1	Access Port IP Address - as the gateway IP Address for that Access Port; and
	6.11.2	TWI CPE IP Address - as the IP Address for the TWI CPE that will use the Access Port.
6.12	Telstra reserves the right to change the Access Port IP Address or TWI CPE IP Address by giving the Customer 5 days notice in writing of the new Access Port IP Address and/or TWI CPE IP Address.
6.13	If Telstra needs to change the Access Port IP Address or TWI CPE IP Address to restore the TWI Global Service, Telstra may require the Customer to make the changes immediately.
6.14	If the Customer is changing the TWI Point of Presence for an Access Port, then Telstra and the Customer will agree the time and date for that change and the change to the Access Port IP Address and TWI CPE IP Address.

TWI Point of Presence Location
6.15	The Customer must nominate in its Application Form the TWI Point of Presence at which it wants the Access Port to be located.
6.16	The Customer will be responsible for obtaining its own advice about the most economical TWI Point of Presence for the location of its Access Port.
Indicative Provisioning Lead Times
6.17	Telstra will use its best efforts to provide a TWI Global Service within the Indicative Provisioning Lead Times set out in Table 2 and paragraph 6.19.
6.18	Indicative Provisioning Lead Times are calculated from the date that the Customer receives a confirmation fax that its Application form has been processed.
6.19	Where a Connecting Carriage Service is required, Telstra will advise the Customer of the Indicative Provisioning Lead Times for the TWI Global Service.
6.20	Where a Connecting Carriage Service is already in place, the Indicative Provisioning Lead Times for the TWI Access Port are set out in Table 2.
Table 2 ' Indicative Provisioning Lead Times for the Access Port only
Associated Connecting Carriage Service	Indicative Provisioning Lead Time
ATM PVC	5
Wholesale Transmission (x161) (2Mbps)	10
DDS Fastway	10
Wholesale Transmission (x161) (>2Mbps)	40
7	Routing
Router termination
7.1	Telstra does not guarantee that multiple Access Ports at the same TWI Point of Presence will terminate on the same router.
Routing Policy
7.2	Telstra may change its Routing Policy at any time without notice to the Customer and without the Customer's consent.
Border Gateway Protocol
7.3	The Customer must use BGP for routing traffic via the Access Port.
Third party IP Addresses
7.4	Telstra reserves the right to refuse to route any third party IP Addresses if:
	7.4.1	Telstra has not been provided with written permission from the registered owner of those IP Addresses to route those IP Addresses via the Customer's Access Port; or
	7.4.2	the Customer has not been able to demonstrate to Telstra's reasonable satisfaction that it has the third party's permission to route those IP Addresses.
8	Certain provisions of the WFOA Main Terms and Conditions not applicable
8.1	The following provisions in the WFOA are not applicable to the TWI Global Service:
	8.1.1	Annex A (Forecasting); and
	8.1.2	Clauses 4, 5 and 6 of Annex D (Telstra Equipment and software).
9	First and Last Rights
9.1	During the Minimum Term, the Customer must not acquire or accept any offer to acquire from a carrier or carriage service provider ("Third Party Offer") any services which compete with all or any of the components of the TWI Global Service unless:
	(a)	the Customer has notified Telstra in writing of the proposed charges contained in that Third Party Offer ("Third Party Notice"); and
(b)	Telstra has not issued a notice ("Matching Notice") to the Customer, within 7 business days of receiving a Third Party Notice agreeing to provide the TWI Global Service at the charges set out in the Third Party Offer.

9.2	A Third Party Notice given by the Customer under paragraph 9.1(a) will constitute an offer by the Customer to acquire the TWI Global Service from Telstra at the charges set out in the Third Party Notice. As the Customer is required to take from Telstra (or pay for) the Minimum Bandwidth under paragraph 1.1 of Addendum 3, the offer will relate only to specified bandwidth in excess of the Minimum Bandwidth ("Further Volume").

9.3	If Telstra issues a Matching Notice in accordance with 9.1(b) Telstra must supply, and Customer must acquire, the Further Volume on the terms and conditions set out in this Service Schedule for the duration of the period to which the Matching Notice relates, except that subject to paragraph 9.4, the Charges applicable to the provision of the Further Volume during that period will be the charges set out in the Matching Notice.

Variations in Charges
9.4	Any variations in the Charges payable by the Customer for the TWI Global Service under paragraph 9.3 will take effect on the first day of a Month.
Minimum Monthly Spend and Additional Monthly Charge
9.5	For the avoidance of doubt, the provisions of this paragraph 9:
	(a)	will not affect the Customer's obligations to acquire (or pay for) the Minimum Bandwidth in any Month in accordance with the Minimum Monthly Spend obligations under paragraph 1.1.1 of Addendum 3;
	(b)	may affect the Additional Monthly Charge under paragraph 1.1.2 of Addendum 3.
Addendum 3 Charges
1A	Review of Charges
1A.1	Subject to paragraph 1A.3 of this Addendum 3, the Charges in this Addendum 3 are valid for the Minimum Term.
1AA.1	Subject to paragraph 9.3 of Addendum 2, the Customer is under no obligation to acquire Other Capital City TWI Global after the one year anniversary of the Commencement Date. If the Customer acquires and Telstra supplies Other Capital City TWI Global after the one year anniversary then, subject to paragraph 1A.3 of this Addendum 3, the Charges in this Addendum 3 will continue to apply.

	1AA.2	For the avoidance of doubt, paragraph 1AA.1 does not affect Customer's obligation to pay the Minimum Monthly Spend or (if applicable) the Early Termination Fee.
1A.2	At any time after the one year anniversary of the Commencement Date, the Customer may on written notice request a meeting with Telstra to review the Charges for the TWI Global Service. The meeting may only be requested where the Customer provides evidence to Telstra in the notice that the market price for services equivalent to the TWI Global Service are less than the Charges in this Addendum 3.

1A.3	If a meeting is requested under paragraph 1A.2, the parties will meet and will negotiate in good faith appropriate revisions (if any) to the Charges in this Addendum 3. If any revised Charges are agreed, they will take effect on a date to be agreed between the parties. If the parties are unable to agreed revised Charges, the Charges will remain unchanged as set out in this Addendum 3.

1	TWI Global bandwidth charge
1.1	Subject to paragraph 8, the Customer must pay Telstra in each Month a Charge for TWI Global Service bandwidth ("Monthly Charge") being the sum of:
	1.1.1	the Minimum Monthly Spend for that Month in Table 3A below; and
	1.1.2	for any bandwidth in excess of the Minimum Bandwidth an additional monthly bandwidth charge ("Additional Monthly Bandwidth Charge") of:
		1.1.2.1	$3,600 per 2Mbps for any bandwidth in respect of Eastern Seaboard Capital City TWI Global; and
		1.1.2.2	$4,400 per 2Mbps for any bandwidth in respect of Other Capital City TWI Global.
1.1A	For the purpose of paragraph 1.1 bandwidth will be counted towards the Minimum Bandwidth in the order in which it is acquired (first to last).
Month	Minimum Bandwidth (Mb/s)	Minimum Monthly Spend (Minimum Bandwidth x $1,800)
September 2002 February 2003	30	$54,000 per Month
March 2003 - August2003	36	$64,800 per Month
September 2003 - February 2004	42	$75,600 per Month
March 2004 - August 2004	48	$86,400 per Month
2	Reconnection Charge
2.1	In addition to paying all outstanding Charges, the Customer must pay Telstra a $1,000 Charge, to have an Access Port reconnected after it has been disconnected for non-payment of Charges or breach of the Agreement.

3	Installation Charge of Access Port
3.1	For each Access Port, the Customer must pay Telstra an installation Charge corresponding to the Connecting Carriage Service set out in Table 3 below:
Table 3 - Installation Charges of Access Port
Associated Connecting Carriage Service	Installation Charge
DDS Fastway	$3,000 per Access Port
Wholesale Transmission (x161) (2Mbps)	$3,000 per Access Port
Wholesale Transmission (x161) (>2Mbps)	$35,000 per Access Port
ATM PVC	2Mbps or less: $3,000 >2Mbps: $1,000/Mbps
4	Upgrade Charge
4.1	If, on request from the Customer, Telstra agrees to change the Access Transmission Rate or configuration of the Connecting Carriage Service, the Customer must pay Telstra an upgrade Charge of $500.
4.2	A change to the type of Connecting Carriage Service is not an upgrade and the Customer must pay the relevant installation Charge for the new Connecting Carriage Service.
5	Committed Access Rate change
5.1	The Customer must pay Telstra a $500 Charge, to change the Committed Access Rate for an Access Port.
6	TWI Global Early Termination Fee
6.1	Where any of the following occurs prior to the Minimum Term:
	6.1.1	the Customer cancels the TWI Global Service;
	6.1.2	the Customer terminates the Agreement;
	6.1.3	Telstra cancels the TWI Global Service for breach by the Customer; or
	6.1.4	Telstra terminates the Agreement for breach by the Customer, the Customer must pay Telstra an Early Termination Fee calculated by aggregating the Minimum Monthly Spend of the fully unexpired Months in the Minimum Term. Notwithstanding that the TWI Global Service may be terminated during a Month, the Customer must still pay the Minimum Monthly Spend and the Additional Monthly Bandwidth Charge for that Month.

6.2	The parties acknowledge that the amounts payable by the Customer to Telstra under this paragraph 6 and event 5 of Table 4 are payable by way of liquidated damages and represent the parties' genuine pre-estimate of the loss caused to Telstra by the Customer's early cessation of the acquisition of TWI Global Service(s).

7	Administration Charges
7.1	The Customer must pay the administration Charges set out in Table 4 below:
Table 4 - Administration Charges
Event	Administration Charge
Suspension under the terms of this Agreement	$500 per Access Port
Changing Customer's name, TWI Customer Premises, billing address, Customer Site Contact or other contact details	$100
Changing the TWI Point of Presence for an Access Port	$250
Implementing Access Port connections outside of Business Hours	Charges to be determined on a time and materials basis
Cancellation of a Service after it has been provided to Customer but before the expiration of 12 Months following installation*	$2,200 per Mbps x (12 ' y),where y is the number of Months that have elapsed since the date the Service was installed
Cancellation of a Service before it has been provided to Customer	A Charge based on the labour, incidentals and capital already expended by Telstra
Study to determine feasibility of providing the Service	Charges to be determined on a time and materials basis
*Charge does not apply to Eastern Seaboard Capital City TWI Global
8	Geographical application of Charges
8.1	Notwithstanding anything else in this Service Schedule, the Monthly Charge in paragraph 1 of this Addendum 3 only applies to Capital City TWI Global.
8.2	The Monthly Charges for TWI Global Services which are not Capital City TWI Global Services will be advised by Telstra to the Customer on application.
9	GST
9.1

The Charges set out in this Addendum 3 are exclusive of any applicable GST. The amount of GST payable by the Customer to Telstra for the Services and associated work referred to in this Addendum 3 will be calculated in accordance with the terms of the Agreement and included in the Bill which sets out the Charges payable by the Customer to Telstra for the supply of such Services and associated work.

Addendum 4 Service levels
1	Network Performance and availability
1.1	Telstra will use its best efforts to meet the:
	1.1.1	General Network Availability Level;
	1.1.2	General Network Performance Levels; and
	1.1.3	target Response Times and Restoration Times as set out in paragraphs 4, 6 and 7 below.
2	Service Difficulty Reporting
2.1	The Customer must promptly notify the TWI Help Desk of any Service Difficulty and provide any information Telstra may reasonably require to resolve the Service Difficulty.
3	TWI Help Desk
3.1	Service Difficulties can be reported 24 hours a day, seven days a week by calling the TWI Help Desk on 180 2288.
4	Response Times and Restoration Times
4.1	Telstra will use its best efforts to respond to have a Response Time of no more than 1 hour.
4.2	Telstra will use its best efforts to have a Restoration Time of no more than 12 hours.
4.3	Restoration means the elimination of the relevant Fault, whether by means of a temporary or permanent resolution to the relevant problem.
4.4	Telstra is not liable for failing to meeting a target Restoration Time if the failure was caused by:
	4.4.1	a fault in the TWI CPE or other equipment or software that does not form part of TWI Global;
	4.4.2	causes external to TWI Global;
	4.4.3	Force Majeure; or
	4.4.4	a Scheduled Outage.
4.5	Notwithstanding paragraph 4.4, if Telstra performs any work to attempt to remedy a problem in:
	4.5.1	the TWI CPE; or
	4.5.2	TWI Global resulting from the interference, negligence or wilful damage of the Customer or a breach of this Agreement by the Customer, (a "Customer Problem"), then
(i) the Customer must pay Telstra its then current rates for performing such work; and
(ii) Telstra may cease work at any time without incurring any liability for failing to correct the Customer Problem.
5	Scheduled Outages
5.1	Telstra will use its best efforts to give the Customer a minimum of 5 Business Days' notice of any Scheduled Outage.
5.2	Telstra will use its best efforts to ensure that a Scheduled Outage is performed between 9.00pm and 7.00am Local Time.
5.3	Telstra will use its best efforts to ensure that Scheduled Outages will not, in aggregate, exceed:
	5.3.1	seven hours per week; and
	5.3.2	fourteen hours per quarter.
6	General Network Availability Level
6.1	The general network availability level is the percentage of time an access router in the TWI Network is available to the Customer during each Month. Scheduled Outages in a month are not counted as time when the network is unavailable. ("General Network Availability Level").

6.2	The General Network Availability Level is measured from the central point on the TWI Network as nominated by Telstra ("Central Point"). IP packets will be sent several times an hour each day from the Central Point to each access router in the TWI Network. A record will be kept at the Central Point of the number of times an access router does not respond to the IP packet request as well as the total number of IP packets sent. At the end of each Month, having taken into account Scheduled Outages, the non-responses will be aggregated for each router and divided by the total number of packets sent to such router to calculate the percentage availability for that router.

6.3	Telstra will use best efforts to ensure the General Network Availability Level at each access router is no less than 99.85% for any Month.
7	General Network Performance Levels
7.1	The general network performance levels are defined by "transit delay" in milliseconds and "packet loss" ("General Network Performance Levels").
Transit Delay
7.2	The transit delay will be established by measuring the time taken to send an IP packet and receive an acknowledgment to that IP packet sent from the Central Point to an access router in a TWI Point of Presence or a remote end router in the USA which terminates Telstra's cable connection between Australia and the USA. The transit delay will be measured for each access router and remote end router in the TWI Network. The minimum transit delay for each access router and remote end router in each Month will be noted ("Monthly Minimum").

7.3	Telstra will use best efforts to ensure that :
	7.3.1	the time taken in any Month for an IP packet to travel between the Central Point and the TWI access router to which the Customer is attached at the TWI Point of Presence is no greater than twice the Monthly Minimum for that access router; and
	7.3.2	the time taken in any Month for an IP packet to travel between the Central Point and the remote end router is no greater than twice the Monthly Minimum for that remote end router.
Packet Loss
7.4	Packet loss will be measured by sending IP packets at random from the Central Point to each access router in the TWI Network and to each remote end router in the USA which terminates Telstra's cable connection between Australia and the USA. The IP packets will then be counted, a loss figure determined and the percentage loss calculated. These percentages will be averaged each Month to produce a Monthly average.

7.5	Telstra will use best efforts to ensure that the average packet loss for any Month is no greater than 3%.
ANNEXURE B Telstra Wholesale ATM Service Schedule
Addendum 1 Definitions
1	In this Service Schedule the following words have these meanings:
Access Bandwidth means the access line speed of the Interface provided or derived by limiting SIR and PIR values up to the access speed of the Physical Bandwidth expressed in Mbit/s.
Act means the Telecommunications Act 1997 (Cth).
ATM Service means a cell-switched data carriage service connecting intelligent end-points within Australia and internationally.
A-End means the Customer-specified first Site.
ATM PoP means a Telstra exchange with appropriate ATM infrastructure and capacity from which an ATM Service is provisioned.
Backup PVC/PVP is a backup circuit which allows continued service operation in case of a failure or outage occurring in respect of the primary PVC/PVP.
B-End means the Customer-specified second or other Site.
Capital City means Adelaide, Brisbane, Canberra, Darwin, Hobart, Melbourne, Perth and Sydney.
CBD means an ATM Service provisioned from one of the ATM PoPs listed below:
Capital City	ATM PoP
Sydney	Pitt, Haymarket, City South, Kent, Dalley, North Sydney
Melbourne	BATMan, Exhibition, Lonsdale
Brisbane	Edison, Charlotte, Spring Hill, Roma
Adelaide	Flinders, Waymouth
Perth	Bulwer, Pier, Wellington
Darwin	Smith Street
Hobart	Davey, Bathurst
Canberra	Civic
Charging PoP is defined in paragraph 3.1 of Addendum 3.
Commencement Date means the date Telstra notifies the Customer that the first ATM Service to be supplied under this Service Schedule is ready to be activated.
Customer Premises Access means the provision by Telstra of an ATM Service to a Customer Site.
Customer Premises Equipment or CPE means any equipment installed (or to be installed) on the Customer side of the Network Boundary in connection with the provision of the ATM Service, including routers, modems, filters, cabling, data terminal equipment and software.

Customer Site means premises under the control or possession of the Customer which are made available for the installation of the ATM Service.

DSL Services means Telstra Wholesale Broadband DSL:

  Layer 2 ' previously known as L2TP;
  Layer 2 Data ' previously known as BroadBand Xpress;
  Layer 3 Asymmetrical ' previously known as FlexStream; and
  Layer 3 Symmetrical ' previously known as CommerceStream.

ER means effective information rate and is based on the PIR, SIR, MBS, PVC/PVP Service Class and cell delay variance tolerance. The ER of an Access Bandwidth will:

  equal the Access Bandwidth, where the Access Bandwidth is less than the Physical Bandwidth; and
  be less than the Access Bandwidth, where the Access Bandwidth is equal to the Physical Bandwidth.

ESA Exchange means the relevant Telstra local exchange for an Exchange Service Area.
Exchange Service Area means an allocated group of telephone numbers for call charging purposes, as listed in the Public Switched Telephone Service (PSTS) Section of the SFOA.
Express 4 has the meaning set out in paragraph 3.1 of Addendum 4.
Express 8 has the meaning set out in paragraph 3.1 of Addendum 4.
Extended Charging Zone has the meaning set out in paragraph 4.1 of Addendum 4.
Fault means a service difficulty reported by the Customer to the National Wholesale Service Centre and determined by Telstra to be a problem which it is Telstra's responsibility under this Agreement to rectify.

Feasibility Study means a study undertaken by Telstra to determine whether it is commercially and operationally viable to install the ATM Service at a Site.
Frame Relay means Telstra's frame-switched data carriage network connecting intelligent end-points within Australia, New Zealand and the United Kingdom.
Interface means the digital transmission point at the Network Boundary at either the A-End or B-End which is dedicated to an individual Customer's ATM Service.
Local Call Area means the area within which a call between points would be classified as a local call according to the Public Switched Telephone Service (PSTS) section of the SFOA.
MBS means the maximum burst size which is an ATM Service performance parameter defining the duration of transmission at peak rate given the PVC/PVP Service Class.
Metro PoPs are defined at paragraph 3.1 of Addendum 3.
Metropolitan Area, Metro Area or Metro means the Local Call Area of a Capital City.
Minimum Monthly Charge is the minimum monthly aggregate charge relating to Access Bandwidth Charges and PVC/PVP Charges for a given month as set out in paragraph 14 of Addendum 3.
Minimum Term means 24 months from the Commencement Date.
National Wholesale Service Centre means the Telstra National Wholesale Service Centre, telephone number 180 2288.
Network Boundary means the point at which:
(a) if there is a main distribution frame in the building and the Interface is connected to the frame or fibre patch panel - on the side nearest to Telstra; or
(b) if paragraph (a) does not apply but the line is connected to a network termination device located in, or near to, the building - the side of the device nearest to the Customer; or
(c) if neither paragraph (a) or (b) applies - the point ascertained in accordance with section 22 of the Act.
Permanent Virtual Circuit or PVC means a permanent logical association existing between two dedicated customer communicating data terminals for the exchange of data cells. PVCs will be provided in the form of permanent virtual channel connections and will be accessible at Interfaces using Vpi/Vci addresses.

Permanent Virtual Path or PVP means a permanent logical association existing between two dedicated customer communicating data terminals for the exchange of data cells. PVPs will be provided in the form of permanent virtual path connections and will be accessible at Interfaces using only the Vpi address.

Physical Bandwidth means the maximum access line speed at which data can be transmitted on a given Interface expressed in Mbit/s.
PIR means peak information rate, which is the maximum speed at which data can be introduced into the ATM network on a given PVC/PVP.
Premier has the meaning set out in paragraph 3.1 of Addendum 4.
PVC/PVP Service Class has the meaning set out in paragraph 4.4 of Addendum 2.
Remote Area has the meaning set out in paragraph 4.1 of Addendum 4.
Regional PoPs are defined at paragraph 3.1 of Addendum 3.
Repair Time means the period of time between Telstra determining that a reported failure in the normal operation of the ATM Service is a Fault and repair of the Fault by Telstra.
Rural Area has the meaning set out in paragraph 4.1 of Addendum 4.
Scheduled Outages means those occasions where Telstra performs scheduled maintenance upgrades or repairs to the Telstra network and all or part of an ATM Service is not available as a result.
Service Assurance Package means either Premier, Express 4 or Express 8.
Service Rebate has the meaning given to it by paragraph 6 of Addendum 4.
Service Term means the term specified in paragraph 1 of Addendum 2.
SFOA means all standard forms of agreement including pricing information formulated by Telstra (for the purposes of Part 23 of the Act) as varied by Telstra from time to time.
SIR means sustained information rate which is the maximum average speed over time that data can be transmitted over a given PVC/PVP.
Site means either:
(a) an area within a Telstra exchange; or
(b) a Customer Site.
Sitelight Infrastructure refers to Telstra's SDH-based access transmission infrastructure.
Telstra Premises Access means the provision of an ATM Service by Telstra to CPE which is located in a Telstra exchange.
Telstra's Standard Hours of Business has the meaning set out in paragraph 13.1 of Addendum 3.
Urban Area has the meaning set out in paragraph 4.1 of Addendum 4.
Vci means virtual channel identifier which is a unique numerical tag defined by a 16 bit field in the ATM cell header that identifies the virtual channel over which the cell should be routed.
Virtual Connection for an ATM Service means a virtual circuit connecting the ATM Service from the A-End to the B-End.
Vpi means virtual path identifier which is a unique numerical tag defined by an 8 bit field in the ATM cell header that identifies the virtual path over which the cell should be routed.
Wholesale ATM Technical Specification means the document called Wholesale ATM TSIS (Telstra Service Interface Specification) which will be provided to the Customer on application for the ATM Service.
Zone has the meaning set out in paragraph 4.1 of Addendum 4
2	Definitions used in this Service Schedule have the meanings given in Addendum 1 paragraph 1 of this Service Schedule and in clause 1.1 of the Agreement.
3	The following provisions in the Agreement are not applicable to the ATM Service:
(a) Paragraph 1.6 in Annex F, which relates to contact details for reporting faults.
4	The parties acknowledge that the rights and obligations contained in this Service Schedule are in addition to the rights and obligations contained in the Agreement
Addendum 2 ATM Service
1.	Service Term
1.1	This Service Schedule comes into force on the date it is added to the Agreement ("Schedule Date"). Telstra will supply the ATM Service during the period this Service Schedule is in force.
1.2	Subject to any termination or extension rights the parties have under this Agreement, this Service Schedule ends 24 months from the Schedule Date ("Initial Period") unless the parties otherwise agree.
1.3	The parties may agree to extend the operation of this Service Schedule beyond the Initial Period until:
(a) either party gives the other party 30 days written notice of termination; or
(b) this Agreement or this Service Schedule is otherwise terminated.
1.4	The Customer accepts an Individual Service on the terms and conditions set out in this Service Schedule and this Agreement for the period from the Start Date until the first to occur of:
(a) termination or cancellation of the Individual Service;
(b) the expiry or termination of this Service Schedule; or
(c) the expiry or termination of this Agreement.
2	Description of ATM Service
2.1	The ATM Service consists of:
(a) connection from the ATM PoP to the Network Boundary at the A-End;
(b) connection from the ATM PoP to the Network Boundary at the B-End;
(c) one or more PVC/PVP from the A-End to the B-End;
(d) Interfaces for the ATM Service; and
(e) maintenance of Telstra-owned plant and facilities.
Access Bandwidth
2.2	Subject to paragraph 2.3, the Access Bandwidths which are available are set out in Table 1 below along with the corresponding Physical Bandwidths. The provision of a non-standard Physical Bandwidth is at Telstra's absolute discretion.
Table 1: Access Bandwidth and Physical Bandwidth
Access Bandwidth	Physical Bandwidth
	Standard	Non-Standard
2Mbit/s	2Mbit/s	34Mbit/s 45Mbit/s 155Mbit/s
4Mbit/s 6Mbit/s 8Mbit/s 12Mbit/s 16Mbit/s 34Mbit/s	34Mbit/s	45Mbit/s 155Mbit/s
45Mbit/s	45Mbit/s	155Mbit/s
155Mbit/s	155Mbit/s	622Mbit/s
200Mbit/s 250Mbit/s 300Mbit/s 350Mbit/s 400Mbit/s 450Mbit/s 500Mbit/s 550Mbit/s 622Mbit/s	622Mbit/s
2.3	Access Bandwidth above 155Mbit/s is only available in CBD and limited locations within Metro Areas.
2.4	If the Customer requires an Access Bandwidth which is listed as Price on Application (POA) in Tables 3 and 4 of Addendum 3, the ATM Service will only be provided after Charges have been agreed with the Customer.

3	PVCs and PVPs
3.1	PVC/PVP speeds will be limited by the ER of the Access Bandwidth.
3.2	PVC/PVP speeds are based on throughput specified by the SIR nominated by the Customer and are available between 8kbit/s and 34Mbit/s.
3.3	PVCs/PVPs acquired under this Service Schedule cannot be used for DSL Services.
PVC/PVP Service Classes
3.4	There are three PVC/PVP Service Classes:
(a) Variable Bit Rate - Non-Real Time (VBR-nrt);
(b) Variable Bit Rate - Real Time (VBR-rt); and
(c) Constant Bit Rate (CBR).
3.5	VBR-nrt and VBR-rt PVC/PVPs are characterised by SIR, PIR and MBS parameters. The PIR will be defaulted by Telstra to correspond to the lower of either the Access Bandwidth or twice the SIR. Upon request, Telstra will advise the applicable PIR, SIR and MBS.

3.6	For CBR PVC/PVPs, MBS will not apply and the PIR will be equal to the SIR.
Interworking with Frame Relay
3.7	VBR-nrt PVCs can interwork with Frame Relay at SIR speeds between 8kbit/s and 16Mbit/s. When the ATM Service is interworking with Frame Relay, the PIR will normally be set at the Frame Relay Interface rate.

3.8	VBR-rt and CBR PVCs/PVPs do not interwork with Frame Relay.
Backup PVC/PVP
3.9	The Customer may request that Telstra provide Backup PVCs/PVPs, although Telstra is under no obligation to provide Backup PVCs/PVPs.
3.10	Telstra will monitor traffic utilisation on Backup PVCs/PVPs and reserves the right to charge the relevant primary PVC/PVP Charge if, within any given monthly period, it is established that a Backup PVC/PVP has been used in excess of 10% of the time measured in terms of SIR utilisation.

3.11	Backup PVCs/PVPs must be associated with a Customer-designated primary PVC/PVP with a least one end of the Backup PVC/PVP terminating at the same Site as the primary PVC/PVP. Backup PVCs/PVPs are only available where both the A-End and B-End are within Australia.

4	Installation
4.1	When ordering an ATM Service under this Service Schedule, the Customer must use the relevant application form which is available from its Telstra Business Team Contact.
5	Feasibility Study
5.1	Telstra may undertake a Feasibility Study on any Customer order for an ATM Service.
5.2	If Telstra determines that it is feasible to install the ATM Service at a Site then Telstra will install the ATM Service at that Site on receiving confirmation from the Customer that it still requires the ATM Service at that Site. If Telstra determines that it is not feasible to install the ATM Service at a Site, Telstra is under no obligation to install the ATM Service at that Site.

5.3	If after the completion of a positive Feasibility Study the Customer cancels the order for the ATM Service to which the Feasibility Study related, Telstra may charge the Customer an early cancellation Charge as set out in paragraph 10 of Addendum 3.

6	Project Manager
6.1	Telstra will provide a project manager to assist with the installation of the ATM Service (at no cost) until the completion of installation. The Customer must also nominate its own project manager who will work with the Telstra project manager during the installation of the ATM Service.

7	Telstra Premises Access
7.1	Telstra Premises Access is only available in Telstra exchanges where the Customer has an existing Facilities Access Agreement (or facilities access arrangements under a Customer Relationship Agreement) with Telstra under which Telstra has agreed to allow CPE to be located in that exchange.

8	Safety at Sites
8.1	The Customer must, at its cost, take all safety precautions reasonably necessary to ensure the safe and proper performance by Telstra of all work at the Customer's Sites.
9	Indicative Provisioning Lead Times
9.1	The Customer will be advised of the Indicative Provisioning Lead Times for ATM Services by their Telstra Business Team Contact.
10	PVC/PVP installation
10.1	Telstra will use its reasonable endeavours to provide, modify or change PVCs or PVPs:
(i) within five Business Days of the request by the Customer if the ATM Service has been connected at both the A-End and B-End; and
(ii) otherwise, within the Indicative Provisioning Lead Time for the ATM Service in accordance with paragraph 9.1.
11	Customer Premises Equipment
11.1	It is the Customer's responsibility to advise Telstra of its CPE configuration so that the ATM Service may be set with compatible configurations throughout the network. If the Customer does not identify the correct configuration, the Customer will be liable to Telstra for any expenses incurred by Telstra relating to the identification of the fault and reconfiguring the ATM Service.

11.2	The Customer must pay any costs and expenses incurred by Telstra in replacing or repairing plant, equipment or other Telstra property that is damaged or destroyed at any time as a result of connection of CPE to a Telstra public telecommunications network or as a result of any modification to, or interference by, the CPE with any Telstra property.

11.3	The Customer must use equipment associated with an ATM Service which complies with all relevant ACA technical requirements.
11.4	Telstra will connect existing CPE to the ATM Service if:
(a) it has been installed by a registered service provider; and
(b) it has been installed to and continues to meet minimum technical requirements determined by the ACA.
12	Use with other services
12.1	If the Customer wishes to use the ATM Service with another Telstra product or service, or with a third party product or service, the Customer must first notify and discuss its requirements with Telstra. The Customer acknowledges that Telstra has made no representation, and has not given any undertaking or warranty, that the ATM Service will work with, or facilitate the use of, any other product or service.

12.2	The Customer may only resell or resupply the ATM Service as a component or element of another service supplied by the Customer.
13	Suspension or cancellation of the ATM Service
13.1	Telstra may suspend, limit or cancel an ATM Service if Telstra is unable to enter the Site to inspect, repair or maintain a Facility associated with an ATM Service provided to the Customer.
13.2	If a Customer terminates the provision of an ATM Service the Customer must pay an early termination Charge, in accordance with paragraph 11 of Addendum 3.
14	Wholesale ATM Technical Specification
14.1	The Customer must comply with the obligations of the "service provider" set out in the Wholesale ATM Technical Specification.
15	Cancellation of last Virtual Connection
15.1	If the Customer cancels the last Virtual Connection for an ATM Service, the ATM Service will be automatically cancelled, unless the Customer has obtained Telstra's consent to continue to acquire the ATM Service.
Addendum 3 Charges
1A	Review of Charges
1A.1	Subject to paragraph 1A.3 of this Addendum 3, the Charges in this Addendum 3 are valid for the Minimum Term.
1A.2	At any time after the one year anniversary of the Commencement Date, the Customer may on written notice request a meeting with Telstra to review the Charges for the ATM Service. The meeting may only be requested where the Customer provides evidence to Telstra in the notice that the market price for services equivalent to the ATM Service are less than the Charges in this Addendum 3.

1A.3	If a meeting is requested under paragraph 1A.2, the parties will meet and will negotiate in good faith appropriate revisions (if any) to the Charges in this Addendum 3. If any revised Charges are agreed, they will take effect on a date to be agreed between the parties. If the parties are unable to agreed revised Charges, the Charges will remain unchanged as set out in this Addendum 3.

1	Charges
1.1	The Charges for the ATM Service are:
	(a)	Installation;
	(b)	Access Bandwidth;
	(c)	PVC/PVP;
	(d)	Backup PVC/PVP;
	(e)	Network Alteration - ie adds, moves and changes;
	(f)	Early Cancellation;
	(g)	Early Termination;
	(h)	Service Assurance; and
	(i)	Additional Works.
1.2	Annual Charges are pro rated and billed on a monthly basis. The Customer will be billed for their total Access Bandwidth even though the Customer may not use all that bandwidth.
1.3	Charges stated in this Addendum are GST-exclusive.
2	Installation Charges
2.1	Subject to paragraph 13 of this Addendum 3, the Charges for installation of ATM Services (according to the Physical Bandwidth selected) are set out in Table 1 below.
    Table 1: Installation Charges
Physical Bandwidth	Charge
2Mbit/s	$1,750
34Mbit/s up to 622Mbit/s	$10,000
3	Access Bandwidth Charging Principles
3.1	A Charging PoP means an ATM-enabled Telstra exchange which is used as the reference point (for charging purposes only) in determining the Access Bandwidth Annual Charge for a particular Site ("Charging PoP").

Telstra's Charging PoPs are located at these exchanges:
    Table 2 - Charging PoPs
Metro PoPs		Regional PoPs
Location	Exchange	Location	Exchange
Sydney	Pitt	Newcastle	Newcastle
Melbourne	Exhibition	Rockhampton	Rockhampton
Brisbane	Woollongabba	Townsville	Townsville
Adelaide	Waymouth
Perth	Wellington
Canberra	Deakin
Darwin	Darwin
Hobart	Hobart
3.2	The Annual Charge for Access Bandwidth is determined by the distance between the ESA Exchange and the Charging PoP nearest to the Site.
4	Access Bandwidth Annual Charges
4.1	The Access Bandwidth Annual Charges:
(a) are set out in Table 3 (where the Site is located in a Telstra exchange); and
(b) subject to paragraph 4.1A where the Site is a Customer Site are set out in Table 4;
4.1A

The Access Bandwidth Annual Charges within the Metro Area of Sydney, Melbourne, Perth, Adelaide, Canberra, Hobart or Brisbane where the Site is a Customer Site for certain specified Access Speeds are set out Table 4A.

  Table 3 – Access Bandwidth Annual Charges - Telstra Premises Access

Access Speed Mbit/s	CBD	Within a Metro Area but not CBD	Distance from a Metro PoP		Distance from a Regional PoP		Distance from either a Metro PoP or a Regional PoP
			=50km & outside a Metro Area	>50km up to 165km & outside a Metro Area	=12km	>12km up to 165km	>165km up to 500km	>500km up to 745km	>745km
2	$18,474	$21,734	$36,384	$41,841	$31,104	$41,841	$52,301	$117,858	$130,954
4	$25,726	$30,266	$50,656	$58,262	$43,328	$58,262	$72,819	POA	POA
6	$32,977	$38,797	$64,928	$74,683	$55,552	$74,683	$93,338	POA	POA
8	$40,229	$47,328	$79,200	$91,104	$67,776	$91,104	$113,856	POA	POA
12	$45,451	$53,472	$89,472	$102,912	$76,512	$102,912	$128,544	POA	POA
16	$48,552	$57,120	$95,616	$109,920	$81,696	$109,920	$137,376	POA	POA
34	$61,200	$72,000	$120,576	$138,624	$103,104	$138,624	$173,280	POA	POA
45	$61,200	$72,000	$120,576	$138,624	$103,104	$138,624	$173,280	POA	POA
155	$81,600	$96,000	$160,800	$184,896	$137,472	$184,896	$231,072	POA	POA
200	$92,276	$108,560	$181,824	POA	POA	POA	POA	POA	POA
250	$102,952	$121,120	$202,848	POA	POA	POA	POA	POA	POA
300	$113,628	$133,680	$223,872	POA	POA	POA	POA	POA	POA
350	$124,304	$146,240	$244,896	POA	POA	POA	POA	POA	POA
400	$134,980	$158,800	$265,920	POA	POA	POA	POA	POA	POA
450	$145,656	$171,360	$286,944	POA	POA	POA	POA	POA	POA
500	$156,332	$183,920	$307,968	POA	POA	POA	POA	POA	POA
550	$167,008	$196,480	$328,992	POA	POA	POA	POA	POA	POA
622	$177,684	$209,040	$350,024	POA	POA	POA	POA	POA	POA

  Table 4 - Access Bandwidth Annual Charge - Customer Premises Access
Access Speed Mbit/s	CBD	Within a Metro Area but not CBD	Distance from a Metro PoP		Distance from a Regional PoP		Distance from either a Metro PoP or a Regional PoP
			=50km & outside a Metro Area	>50km up to 165km & outside a Metro Area	=12km	>12km up to 165km	>165km up to 500km	>500km up to 745km	>745km
2	$23,093	$27,168	$45,480	$52,301	$38,880	$52,301	$65,376	$147,323	$163,692
4	$32,157	$37,832	$63,320	$72,827	$54,160	$72,827	$91,024	POA	POA
6	$41,222	$48,496	$81,160	$93,354	$69,440	$93,354	$116,672	POA	POA
8	$50,286	$59,160	$99,000	$113,880	$84,720	$113,880	$142,320	POA	POA
12	$56,814	$66,840	$111,840	$128,640	$95,640	$128,640	$160,680	POA	POA
16	$60,690	$71,400	$119,520	$137,400	$102,120	$137,400	$171,720	POA	POA
34	$76,500	$90,000	$150,720	$173,280	$128,880	$173,280	$216,600	POA	POA
45	$76,500	$90,000	$150,720	$173,280	$128,880	$173,280	$216,600	POA	POA
155	$102,000	$120,000	$201,000	$231,120	$171,840	$231,120	$288,840	POA	POA
200	$115,345	$135,700	$227,280	POA	POA	POA	POA	POA	POA
250	$128,690	$151,400	$253,560	POA	POA	POA	POA	POA	POA
300	$142,035	$167,100	$279,840	POA	POA	POA	POA	POA	POA
350	$155,380	$182,800	$306,120	POA	POA	POA	POA	POA	POA
400	$168,725	$198,500	$332,400	POA	POA	POA	POA	POA	POA
450	$182,070	$214,200	$358,680	POA	POA	POA	POA	POA	POA
500	$195,415	$229,900	$384,960	POA	POA	POA	POA	POA	POA
550	$208,760	$245,600	$411,240	POA	POA	POA	POA	POA	POA
622	$222,105	$261,300	$437,530	POA	POA	POA	POA	POA	POA

  Table 4A – Access Bandwidth Annual Charge - Customer Premises Access within Metro Area (including CBD) of Sydney, Perth, Adelaide, Canberra, Hobart, Melbourne or Brisbane

Access Speed Mbit/s	Within the Metro Area of Sydney, Perth, Adelaide, Canberra, Hobart, Melbourne or Brisbane
16	$45,696
45	$43,200
155	$50,400
5	PVC/PVP Charging Principles
5.1	The Annual Charges for PVCs and PVPs will be based on:
(a) the distance between the ESA Exchanges for the A-End and the B-End;
(b) the PVC/PVP Service Class selected; and
(c) the SIR.
6	PVC Annual Charges
6.1	The PVC Annual Charges are set out in Tables 5, 6 and 7 below. Table 5 - VBR-nrt PVC Annual Charges
SIR	Distance between the ESA Exchanges for the A-End and the B-End
	Intrastate («50km)	Intrastate (>50km)	Canberra to NSW	Interstate («1200km)**	Interstate (>1200km)**
8kbit/s #	POA	POA	POA	POA	POA
16kbit/s #	POA	POA	POA	POA	POA
24kbit/s #	POA	POA	POA	POA	POA
32kbit/s #	POA	POA	POA	POA	POA
48kbit/s #	POA	POA	POA	POA	POA
64kbit/s	POA	POA	POA	POA	POA
128kbit/s	POA	POA	POA	POA	POA
19kbit/s	POA	POA	POA	POA	POA
256kbit/s	POA	POA	POA	POA	POA
384kbit/s	POA	POA	POA	POA	POA
512kbit/s	POA	POA	POA	POA	POA
768kbit/s	POA	POA	POA	POA	POA
1Mbit/s	POA	POA	POA	POA	POA
1.5Mbit/s*	POA	POA	POA	POA	POA
1.6Mbit/s	POA	POA	POA	POA	POA
2Mbit/s	$4,980	$5,364	$20,580	$24,588	$52,956
3Mbit/s	POA	POA	POA	POA	POA
4Mbit/s	$9,348	$10,092	$39,096	$46,716	$100,620
5Mbit/s	POA	POA	POA	POA	POA
6Mbit/s	$13,056	$14,076	$55,128	$65,880	$141,888
7Mbit/s	POA	POA	POA	POA	POA
8Mbit/s	$16,704	$18,012	$70,560	$84,324	$181,620
9Mbit/s	POA	POA	POA	POA	POA
10Mbit/s	$19,836	$21,396	$83,796	$100,140	$215,676
11Mbit/s	POA	POA	POA	POA	POA
12Mbit/s	$23,460	$25,308	$99,300	$118,044	$253,380
13Mbit/s	POA	POA	POA	POA	POA
14Mbit/s	$26,928	$29,040	$114,000	$135,600	$290,628
15Mbit/s	POA	POA	POA	POA	POA
16Mbit/s	$30,156	$32,520	$127,368	$152,208	$327,828
17Mbit/s	POA	POA	POA	POA	POA
18Mbit/s	$33,852	$36,504	$143,004	$170,892	$368,064
19Mbit/s	POA	POA	POA	POA	POA
20Mbit/s	$37,536	$40,488	$158,580	$189,492	$408,144
21Mbit/s	POA	POA	POA	POA	POA
22Mbit/s	$41,208	$44,448	$174,084	$208,032	$448,068
23Mbit/s	POA	POA	POA	POA	POA
24Mbit/s	$44,868	$48,384	$189,528	$226,488	$487,824
25Mbit/s	POA	POA	POA	POA	POA
26Mbit/s	$48,504	$52,308	$204,912	$244,872	$527,412
27Mbit/s	POA	POA	POA	POA	POA
28Mbit/s	$52,140	$56,220	$220,236	$263,184	$566,856
29Mbit/s	POA	POA	POA	POA	POA
30Mbit/s	$55,752	$60,120	$235,500	$281,412	$606,132
31Mbit/s	POA	POA	POA	POA	POA
32Mbit/s	$59,340	$63,996	$250,692	$299,580	$645,240
33Mbit/s	POA	POA	POA	POA	POA
34Mbit/s	$62,928	$67,860	$265,836	$317,664	$684,204

  # Sub 64kbit/s PVCs are provided only for ATM – Frame Relay inter-working.
  * 1.5Mbit/s PVCs are for interconnecting with International PVCs of the same speed.
  ** Including Canberra to any State except NSW.

  Table 6 - VBR-rt PVC Annual Charges
SIR	Distance between the ESA Exchanges for the A-End and the B-End
	Intrastate («50km)	Intrastate (>50km)	Canberra to NSW	Interstate («1200km)**	Interstate (>1200km)**
64kbit/s	$561	$660	$9,161	$10,956	$14,150
128kbit/s	$1,077	$1,267	$17,411	$20,816	$26,902
192kbit/s	$1,526	$1,795	$24,750	$29,581	$38,214
256kbit/s	$1,918	$2,257	$31,165	$37,237	$48,127
384kbit/s	$2,715	$3,194	$43,996	$52,576	$67,954
512kbit/s	$3,388	$3,986	$54,991	$65,723	$84,929
768kbit/s	$4,477	$5,267	$72,600	$86,750	$112,108
1Mbit/s	$5,161	$6,072	$83,596	$99,898	$129,096
1.6Mbit/s	$7,770	$9,141	$127,189	$151,993	$196,418
2Mbit/s	$9,121	$10,730	$150,890	$180,315	$233,018
3Mbit/s	$13,178	$15,504	$220,008	$270,000	$340,008
4Mbit/s	$17,147	$20,173	$286,691	$342,599	$442,735
5Mbit/s	$20,828	$24,504	$353,004	$415,008	$540,000
6Mbit/s	$23,926	$28,148	$404,279	$483,118	$624,325
7Mbit/s	$27,632	$32,508	$464,004	$555,000	$710,004
8Mbit/s	$30,625	$36,029	$517,477	$618,391	$799,136
9Mbit/s	$33,578	$39,504	$574,008	$680,004	$875,004
10Mbit/s	$36,367	$42,785	$614,504	$734,339	$948,974
11Mbit/s	$38,933	$45,804	$664,008	$793,008	$1,023,504
12Mbit/s	$42,075	$49,500	$714,000	$855,000	$1,114,008
13Mbit/s	$45,482	$53,508	$764,004	$920,004	$1,201,008
14Mbit/s	$48,797	$57,408	$820,008	$990,000	$1,290,000
15Mbit/s	$52,071	$61,260	$875,004	$1,050,000	$1,375,008
16Mbit/s	$55,278	$65,033	$934,047	$1,116,196	$1,442,441
17Mbit/s	$58,674	$69,028	$991,433	$1,184,772	$1,531,061
18Mbit/s	$62,064	$73,016	$1,048,702	$1,253,210	$1,619,502
19Mbit/s	$65,446	$76,995	$1,105,857	$1,321,510	$1,707,765
20Mbit/s	$68,822	$80,967	$1,162,896	$1,389,672	$1,795,850
21Mbit/s	$72,191	$84,930	$1,219,819	$1,457,697	$1,883,757
22Mbit/s	$75,552	$88,885	$1,276,628	$1,525,584	$1,971,486
23Mbit/s	$78,908	$92,833	$1,333,322	$1,593,334	$2,059,038
24Mbit/s	$82,256	$96,772	$1,389,901	$1,660,946	$2,146,413
25Mbit/s	$85,598	$100,703	$1,446,366	$1,728,422	$2,233,611
26Mbit/s	$88,933	$104,627	$1,502,716	$1,795,762	$2,320,632
27Mbit/s	$92,261	$108,542	$1,558,952	$1,862,965	$2,407,477
28Mbit/s	$95,583	$112,450	$1,615,075	$1,930,031	$2,494,147
29Mbit/s	$98,897	$116,349	$1,671,083	$1,996,962	$2,580,640
30Mbit/s	$102,205	$120,241	$1,726,978	$2,063,757	$2,666,958
31Mbit/s	$105,506	$124,125	$1,782,760	$2,130,416	$2,753,101
32Mbit/s	$108,800	$128,000	$1,838,428	$2,196,940	$2,839,068
33Mbit/s	$112,088	$131,868	$1,893,983	$2,263,329	$2,924,862
34Mbit/s	$115,370	$135,729	$1,949,425	$2,329,583	$3,010,480

  ** Including Canberra to any State except NSW.

  Table 7 - CBR PVC Annual Charges

SIR	Distance between the ESA Exchanges for the A-End and the B-End
	Intrastate («50 km)	Intrastate (>50 km)	Canberra to NSW	Interstate («1200km)**	Interstate (>1200km)**
64kbit/s	$612	$720	$9,994	$11,952	$15,437
128kbit/s	$1,175	$1,382	$18,994	$22,709	$29,347
192kbit/s	$1,664	$1,958	$27,000	$32,270	$41,688
256kbit/s	$2,093	$2,462	$33,998	$40,622	$52,502
384kbit/s	$2,962	$3,485	$47,995	$57,355	$74,131
512kbit/s	$3,697	$4,349	$59,990	$71,698	$92,650
768kbit/s	$4,884	$5,746	$79,200	$94,637	$122,299
1024kbit/s	$5,630	$6,624	$91,195	$108,979	$140,832
1.5Mbit/s *	$8,476	$9,972	$138,752	$165,810	$214,274
1.6Mbit/s	$8,476	$9,972	$138,752	$165,810	$214,274
2Mbit/s	$9,950	$11,706	$164,607	$196,707	$254,202
3Mbit/s	$13,607	$16,008	$235,000	$285,000	$370,000
4Mbit/s	$18,706	$22,007	$312,754	$373,744	$482,983
5Mbit/s	$22,103	$26,004	$380,000	$455,000	$585,000
6Mbit/s	$26,101	$30,707	$441,032	$527,038	$681,082
7Mbit/s	$29,753	$35,004	$503,000	$602,000	$781,000
8Mbit/s	$33,409	$39,305	$564,521	$674,608	$871,785
9Mbit/s	$36,557	$43,008	$620,000	$740,000	$959,500
10Mbit/s	$39,673	$46,674	$670,369	$801,097	$1,035,245
11Mbit/s	$43,350	$51,000	$735,000	$870,000	$1,125,000
12Mbit/s	$46,529	$54,740	$785,000	$940,000	$1,220,000
13Mbit/s	$49,725	$58,500	$836,000	$1,010,000	$1,305,000
14Mbit/s	$53,132	$62,508	$894,000	$1,080,000	$1,389,000
15Mbit/s	$56,783	$66,804	$955,000	$1,150,000	$1,480,000
16Mbit/s	$60,303	$70,945	$1,018,960	$1,217,668	$1,573,572
17Mbit/s	$64,008	$75,304	$1,081,562	$1,292,478	$1,670,248
18Mbit/s	$67,706	$79,654	$1,144,038	$1,367,138	$1,766,730
19Mbit/s	$71,396	$83,995	$1,206,389	$1,441,647	$1,863,017
20Mbit/s	$75,078	$88,327	$1,268,613	$1,516,006	$1,959,109
21Mbit/s	$78,753	$92,651	$1,330,711	$1,590,214	$2,055,007
22Mbit/s	$82,421	$96,966	$1,392,685	$1,664,273	$2,150,712
23Mbit/s	$86,081	$101,272	$1,454,532	$1,738,182	$2,246,223
24Mbit/s	$89,734	$105,569	$1,516,255	$1,811,941	$2,341,541
25Mbit/s	$93,379	$109,858	$1,577,853	$1,885,551	$2,436,666
26Mbit/s	$97,017	$114,138	$1,639,326	$1,959,012	$2,531,599
27Mbit/s	$100,648	$118,409	$1,700,675	$2,032,324	$2,626,339
28Mbit/s	$104,271	$122,672	$1,761,899	$2,105,488	$2,720,887
29Mbit/s	$107,887	$126,926	$1,822,999	$2,178,503	$2,815,244
30Mbit/s	$111,496	$131,172	$1,883,975	$2,251,371	$2,909,409
31Mbit/s	$115,097	$135,408	$1,944,828	$2,324,090	$3,003,383
32Mbit/s	$118,691	$139,637	$2,005,557	$2,396,662	$3,097,166
33Mbit/s	$122,278	$143,856	$2,066,162	$2,469,086	$3,190,758
34Mbit/s	$125,857	$148,067	$2,126,644	$2,541,362	$3,284,160
  * 1.5Mbit/s PVCs are for interconnecting with International PVCs of the same speed.
  ** Including Canberra to any State except NSW.

  Table 8 - PVP Annual Charges (for all PVP Service Classes)

SIR	Distance between the ESA Exchanges for the A-End and B-End
	Intrastate («50km)	Intrastate (>50km)	Canberra to NSW	Interstate («1200km)**	Interstate (>1200km)**
64kbit/s	$612	$720	$9,994	$11,952	$15,437
128kbit/s	$1,175	$1,382	$18,994	$22,709	$29,347
192kbit/s	$1,664	$1,958	$27,000	$32,270	$41,688
256kbit/s	$2,093	$2,462	$33,998	$40,622	$52,502
384kbit/s	$2,962	$3,485	$47,995	$57,355	$74,131
512kbit/s	$3,697	$4,349	$59,990	$71,698	$92,650
768kbit/s	$4,884	$5,746	$79,200	$94,637	$122,299
1Mbit/s	$5,630	$6,624	$91,195	$108,979	$140,832
1.6Mbit/s	$8,476	$9,972	$138,752	$165,810	$214,274
2Mbit/s	$9,950	$11,706	$164,607	$196,707	$254,202
3Mbit/s	$13,607	$16,008	$235,000	$285,000	$370,000
4Mbit/s	$18,706	$22,007	$312,754	$373,744	$482,983
5Mbit/s	$22,103	$26,004	$380,000	$455,000	$585,000
6Mbit/s	$26,101	$30,707	$441,032	$527,038	$681,082
7Mbit/s	$29,753	$35,004	$503,000	$602,000	$781,000
8Mbit/s	$33,409	$39,305	$564,521	$674,608	$871,785
9Mbit/s	$36,557	$43,008	$620,000	$740,000	$959,500
10Mbit/s	$39,673	$46,674	$670,369	$801,097	$1,035,245
11Mbit/s	$43,350	$51,000	$735,000	$870,000	$1,125,000
12Mbit/s	$46,529	$54,740	$785,000	$940,000	$1,220,000
13Mbit/s	$49,725	$58,500	$836,000	$1,010,000	$1,305,000
14Mbit/s	$53,132	$62,508	$894,000	$1,080,000	$1,389,000
15Mbit/s	$56,783	$66,804	$955,000	$1,150,000	$1,480,000
16Mbit/s	$60,303	$70,945	$1,018,960	$1,217,668	$1,573,572
17Mbit/s	$64,008	$75,304	$1,081,562	$1,292,478	$1,670,248
18Mbit/s	$67,706	$79,654	$1,144,038	$1,367,138	$1,766,730
19Mbit/s	$71,396	$83,995	$1,206,389	$1,441,647	$1,863,017
20Mbit/s	$75,078	$88,327	$1,268,613	$1,516,006	$1,959,109
21Mbit/s	$78,753	$92,651	$1,330,711	$1,590,214	$2,055,007
22Mbit/s	$82,421	$96,966	$1,392,685	$1,664,273	$2,150,712
23Mbit/s	$86,081	$101,272	$1,454,532	$1,738,182	$2,246,223
24Mbit/s	$89,734	$105,569	$1,516,255	$1,811,941	$2,341,541
25Mbit/s	$93,379	$109,858	$1,577,853	$1,885,551	$2,436,666
26Mbit/s	$97,017	$114,138	$1,639,326	$1,959,012	$2,531,599
27Mbit/s	$100,648	$118,409	$1,700,675	$2,032,324	$2,626,339
28Mbit/s	$104,271	$122,672	$1,761,899	$2,105,488	$2,720,887
29Mbit/s	$107,887	$126,926	$1,822,999	$2,178,503	$2,815,244
30Mbit/s	$111,496	$131,172	$1,883,975	$2,251,371	$2,909,409
31Mbit/s	$115,097	$135,408	$1,944,828	$2,324,090	$3,003,383
32Mbit/s	$118,691	$139,637	$2,005,557	$2,396,662	$3,097,166
33Mbit/s	$122,278	$143,856	$2,066,162	$2,469,086	$3,190,758
34Mbit/s	$125,857	$148,067	$2,126,644	$2,541,362	$3,284,160
  ** Including Canberra to any State except NSW.
8	Back-up PVC/PVP Charges
8.1	The Annual Charge for a Back-up PVC/PVP will be 10% of the Annual Charge payable for the primary PVC/PVP.
8.2	If the Backup PVC/PVP is used in excess of 10% of SIR utilisation within any given month, an additional Charge equal to 90% of the primary PVC/PVP Charge will be payable for that month for the Backup PVC/PVP.

9	Network Alteration Charges
9.1	The Network Alteration Charges are set out in Table 9 below.

  Table 9 - Network Alteration Charges

  Adds, moves and changes
  $100 per request (for one or more changes requested at the same time):

    Change to PVC/PVP SIR or PVC/PVP Service Class
    Change to a Vpi or Vci address
    Upgrade or downgrade Access Bandwidth where the Physical Bandwidth does not change.

  Note: If the Physical Bandwidth increases as a result of upgrading the Access Bandwidth, a new Installation Charge as per Table 1 of this Addendum 3 applies.

  Incorrect Call-out Charge
  If Telstra is requested by the Customer to attend to a fault that is subsequently shown to be a fault not with the ATM Service, but a fault in the attached CPE, Telstra may charge the Customer an incorrect call-out Charge in accordance with the additional works Charges set out in paragraph 13.

  Feasibility Study Charges
  Charges to be determined on a time and materials basis.

10	Early Cancellation Charges
10.1	If the Customer cancels an order for the ATM Service before final installation of the ATM Service, Telstra may charge the Customer an early cancellation Charge as set in Table 10.

  Table 10 - Early Cancellation Charges
Cancellation at Stage of Installation		Charge Payable by Customer
Stage 1	Dispatch from SalesDispatch from plant layoutOrder issue	30% of the applicable installation Charge
Stage 2	Transmission path building	55% of the applicable installation Charge
Stage 3	Terminal equipment provisioningDigital service packet switching test	95% of the applicable installation Charge
Stage 4	Service Order finalisation	100% of the applicable installation Charge

10.2	The parties acknowledge that the amounts payable by the Customer to Telstra under paragraph 10.1 are payable by way of liquidated damages and represent the parties genuine pre-estimate of the loss caused to Telstra by the cancellation of an ATM Service prior to final installation.

11	Early Termination Charges
11.1	If before the end of the Minimum Term:
	(a)	the Customer cancels the ATM Service;
	(b)	the Customer terminates the Agreement;
	(c)	Telstra cancels the ATM Service for breach by the Customer; or
(d)

Telstra terminates the Agreement for breach by the Customer,
(each a “Relevant Event” for the purposes of this paragraph 11), the Customer must pay Telstra the following sum within 30 days of the Relevant Event:

A =	B- C
where:
A =	sum payable by the Customer (where A>0);
B =	$1,544,907, being the sum of the Minimum Monthly Charges over the Minimum Term; and
C =	the sum of the Access Bandwidth Annual Charges, the PVC Annual Charges and the PVP Annual Charges for the ATM Service paid or payable with respect to the period from the Commencement Date until termination or cancellation (including any additional monthly Charges payable under paragraph 14 of this Addendum 3).
11.2	The parties acknowledge that the amounts payable by the Customer to Telstra under paragraph 11.1 are payable by way of liquidated damages and represent the parties genuine pre-estimate of the loss caused to Telstra by the early cessation of the acquisition of an ATM Service.

12	Service Assurance Package Annual Charges
12.1	The Customer must pay additional Charges for Express 4 and Express 8 for each ATM Service (on a per Interface basis) as set out in Table 11 below.

    Table 11 - Service Assurance Annual Charges
Service Assurance Package	Annual Charge
Premier (1 hour target Response Time and 12 hour target Repair Time)	No charge
Express 8 (1 hour target Response Time and 8 hour target Repair Time)	$660
Express 4 (15 minutes target Response Time and 4 hour target Repair Time)	$900

13	Additional Works Charges
13.1	For the purposes of this paragraph 13, Telstra's standard hours of business are 8.00am ' 5.00pm on Business Days ("Telstra's Standard Hours of Business").
13.2	Additional Charges apply for work requested by the Customer:
	(a)	to be performed outside Telstra's Standard Hours of Business (other than work associated with Service Assurance Packages) including installation; or
	(b)	for miscellaneous works associated with service activation (eg access line testing, or exchange line conditioning, and where Telstra's exchange access lines have been shown to meet the transmission performance standards); or
	(c)	a Customer Problem (as defined under paragraph 1.3 of Addendum 4), as follows:

    Table 12 - Additional Works Charges
Additional Work	Charge
Telstra attendance during Telstra's Standard Business Hours*	$45 per person
Telstra attendance outside Telstra's Standard Business Hours*	$200 per person
Charge for each 15 minutes labour during Telstra's Standard Business Hours	$15 per person
Charge for each 15 minutes labour at outside Telstra's Standard Business Hours	$20 per person
Charges for materials	Cost of materials in accordance with individual quotations.
    *Note: Charge may not apply if Telstra staff are already in attendance at Telstra's Facility.

14	Additional Monthly Charge
14.1

If in any month the aggregate of the Access Bandwidth and PVC/PVP Charges (as set out in Tables 3 -8) ("Aggregate Monthly Charge") is less than the Minimum Monthly Charge for that month as set out below, the Customer must pay an additional monthly Charge equal to the difference between the Minimum Monthly Charge and the Aggregate Monthly Charge for that month.

    Table 13 - Minimum Monthly Charge
Month	Minimum Monthly Charge
Sept 2002 - Novr 2002	$60,000
Dec 2002 - Feb 2003	$61,200
March 2003 - May 2003	$62,424
June 2003 - Aug 2003	$63,672
Sept 2003 - Nov 2003	$64,945
Dec 2003 - Feb 2004	$66,243
March 2004 - May 2004	$67,567
June 2004 - Aug 2004	$68,918

14.2	The parties acknowledge that the Charge in paragraph 14.1 reflects a minimum spend commitment and that the Access Bandwidth Charges and PVC/PVP Charges have been agreed on the basis of, and reflect, this minimum spend commitment.

Addendum 4 Service Assurance
1	General Principles
1.1	Telstra's obligations under this Addendum, including meeting a Repair Time, do not extend to service difficulties caused as a result of:
	(a)	any fault in equipment, software or any network not forming part of the ATM Service;
	(b)	damage due to causes external to the ATM Service;
	(c)	Force Majeure; or
	(d)	Scheduled Outages.
1.2	Notwithstanding paragraph 1.1, if Telstra performs any work to attempt to remedy a problem in:
	(a)	Customer Premises Equipment (unless such equipment is covered by a separate agreement with Telstra);
	(b)	the ATM Service resulting from interference, negligence or wilful damage of the Customer or a breach of this Agreement by the Customer, (a "Customer Problem"), then
	(c)	the Customer must pay Telstra additional works Charges for performing such work as set out in paragraph 13 of Addendum 3; and
	(d)	Telstra may cease work at any time without incurring any liability for failing to correct the Customer Problem.
1.3	The Customer must provide Telstra with:
	(a)	reasonable access to Sites and Customer Premises Equipment subject to Telstra's compliance with the Customer's usual security and access requirements; and
	(b)	other assistance reasonably requested by Telstra,
in a timeframe which will enable Telstra to meet its commitments under this Agreement. If the Customer is unable to do so, then the timeframe within which Telstra must meet its commitments under this Agreement will be extended by the amount of time which lapses before the Customer is able to provide the required assistance or access.

1.4	The Customer must comply with all operational procedures and methods that are determined by Telstra to be reasonably necessary for Telstra to meet the relevant target Response and Repair Times set out in this Addendum 4.

2	Reporting a Fault to Telstra
2.1	The Customer must report details of a suspected fault to the National Wholesale Service Centre, and must provide the following details:
	(a)	the name of the Customer;
	(b)	the ATM Service affected;
	(c)	the Customer contact point(s) including site contact if site attendance is required;
	(d)	contacts at both ends of the ATM Service (where appropriate);
	(e)	details of the suspected fault symptoms; and
	(f)	confirmation that it has already addressed the possible sources of the service difficulty.
2.2	Telstra will give the Customer a reference number for the suspected Fault.
2.3	If an on-site visit is required Telstra will arrange an appropriate appointment time with the Customer Premises Contact.
3	Service Assurance Packages
3.1

Subject to paragraphs 4 and 5 of this Addendum 4, Telstra will use its reasonable endeavours to meet the target Response and Repair Times for the Service Assurance Packages selected by the Customer for its ATM Services, as set out in Table 1 below.

    Table 1
Service Assurance Package	Target Response Time	Target Repair Time
Premier(the standard package is provided at no additional Charge to the Customer)	1 hour	12 hours
Express 8	1 hour	8 hours
Express 4	15 minutes	4 hours

3.2	Telstra's hours of business for reporting suspected Faults are 24 hours a day 7 days a week (including public holidays).
3.3	The target Response Times and Repair Times apply 24 hours a day, 7 days a week (including public holidays).
3.3	The Service Assurance Package for the ATM Service will be Premier unless Express 4 or Express 8 is available for the ATM Service and the Customer has selected and paid for Express 4 or Express 8. The Customer may change their Service Assurance Package at any time.

3.4	Service Assurance Packages for ATM Services cover maintenance of Telstra infrastructure provided as part of the ATM Service up to the Network Boundary. For the avoidance of doubt this includes the access component from the ATM PoP to the Network Boundary, Interfaces and the PVCs/PVPs. Maintenance of Customer Premises Equipment is not included.

4	Target Repair Times in Urban, Rural and Remote Areas
4.1	For the purposes of this Addendum 4:
	(a)	Urban Area means an area with a population of 10,000 or more;
	(b)	Rural Area means an area with a population of 200 or more but less than 10,000 and not an area within an Extended Charging Zone;
	(c)	Remote Area means an area with a population of less than 200 or an area included in an Extended Charging Zone;
	(d)	Extended Charging Zone means an area defined by an allocated group of telephone numbers, for call charging purposes, in remote regions of Australia as described in the Public Switched Telephone Service (PSTS) section of the SFOA; and
	(e)	Zone means either an Urban Area, Rural Area or Remote Area.
4.2	The target Repair Times set out in paragraph 3 above apply to Urban Areas only and will be extended by one Business Day in Rural Areas, and by two Business Days in Remote Areas.
4.3	Unless otherwise agreed by Telstra and the Customer, where the A-End of an ATM Service is in a different Zone to the B-End, the target Repair Time will be as for the Zone which provides for the greater amount of target Repair Time.

5	Conditions applying to Express 4 and Express 8 Packages
5.1	The Customer may only select Express 4 for an ATM Service:
	(a)	if both the A-End and the B-End of the relevant ATM Service are located in an Urban Area;
	(b)	where access is on Sitelight Infrastructure or equivalent infrastructure; and
	(c)	Telstra has agreed to provide Express 4 for the specified ATM Service.
5.2	The Customer may only select Express 8 for an ATM Service:
	(a)	if both the A-End and the B-End of the relevant ATM Service are located in an Urban Area; or
	(b)	Telstra has agreed to provide Express 8 for an ATM Service located in a specified Rural Area or Remote Area.
6	Service Rebate
6.1

If the Customer reports a Fault and Telstra does not meet the target Repair Time for that Fault on the ATM Service(s) concerned, or within such other times as agreed with the Customer, Telstra will provide the following Service Rebates:

  Table 2: Service Rebates
Service Assurance Package	Rebate per affected ATM Service
Premier	A rebate to the value of one month's Access Bandwidth Charge for the affected ATM Service, paid at 20% per hour and capped for each month at 100% of the monthly Access Bandwidth Charge for the affected ATM Service (irrespective of the number of Faults on that ATM Service occurring in that period).
Express 4 and Express 8
    A rebate to the value of one month's Access Bandwidth Charge, paid at 20% per hour and capped for each month at 100% of the monthly Access Bandwidth Charge for the affected ATM Service (irrespective of the number of Faults on that ATM Service occurring in that period); plus
    50% of the Annual Charge for the Service Assurance Package applying to the affected ATM Service per Fault, capped for each year at 100% of the Annual Charge for the Service Assurance Package for the affected ATM Service (irrespective of the number of Faults occurring on that ATM Service occurring in that period); plus
    A rebate to the value of one month's PVC/PVP Charge, paid at 5% per hour and capped for each month at 100% of the monthly PVC/PVP Charge for the affected PVC/PVP (irrespective of the number of Faults on that PVC/PVP occurring in that period).

6.2	To claim a Service Rebate, the Customer must:
	(a)	notify the National Wholesale Service Centre or their Telstra Business Team Contact of the failure to meet a target Repair Time, within one month of the original Fault report; and
	(b)	at that time, provide Telstra with the following details:
		(i)	the Customer's name and address;
		(ii)	the relevant Telstra account number/national number/service number;
		(iii)	the relevant Fault reference number; and
		(iv)	the reason for dissatisfaction.
6.3	In the event of any dispute about whether Telstra has met the relevant target Repair Time Telstra's decision will be final.
6.4	Subject to any statutory obligations which cannot be excluded, Telstra's sole liability for failing to meet the relevant target Repair Time under a Service Assurance Package is the relevant Service Rebate.

ANNEXURE C Telstra Wholesale Broadband DSL Layer 2 Service Schedule
Addendum 1 Definitions and Interpretation
1 1.1

Definitions

In this Service Schedule the following words have these meanings:

Additional End User Charge has the meaning in paragraph 2A of Addendum 3.

ADSL means asymmetrical digital subscriber line technology for the transmission of digital information at high bandwidths on twisted metallic pairs, which has physical and electrical characteristics that conform with:

    Telstra Document IP 1149 The Telstra ADSL Network - Listing requirements for CPE (Issue 3 or subsequent), available from http://www.telstra.com.au/adsl/docs/inter_op_cpe3.pdf as updated from time to time;
    ANSI Specification T.413 Network and Customer Installation Interfaces - ADSL. Metallic Interface (Issue 2);
    ITU-T G.992.1 (7/99) Asymmetrical Digital Subscriber Line (ADSL) Transceivers; and
    ITU-T G.992.2 (7/99) Asymmetrical Digital Subscriber Line (ADSL) Transceivers.

  ADSL CAM means a Telstra customer access module within which ADSL multiplexing equipment is located.

  ADSL Material Licence means the terms and conditions contained in Addendum 5 of this Service Schedule.

  Aggregation Point means a point nominated by Telstra in the Telstra network where End User Access traffic is collected together for placement onto one or more Aggregating Virtual Circuits being an IGR or, for those States where IGRs are not installed, an IPSN.

  Aggregation Point Charging POP means a point in the Telstra network which is used as a reference point (for charging purposes only) in determining the monthly Charges for End User Accesses and AGVCs. As at the date of this Service Schedule, Telstra’s Aggregation Point Charging POPs are located at the exchanges listed in Table 1.1A of Addendum 1.

State in which the Customer has End User Accesses	Telstra Exchange
New South Wales	Kent
Victoria	Exhibition
Queensland	Charlotte
South Australia	Waymouth
Western Australia	Wellington
Australian Capital Territory	Deakin
Northern Territory	Darwin
Tasmania	Davey

    Table 1.1A of Addendum 1

  Aggregating Virtual Circuit or AGVC means a virtual circuit with an indicative maximum transmission rate carrying aggregated End User Access traffic from an Aggregation Point to an ATM POP.

  ATM means Asynchronous Transfer Mode, a layer 2 protocol as described in the Service Provider Technical Document.

  ATM POP means a Telstra exchange with appropriate ATM infrastructure and capacity from which an ATM Service is provisioned.

  ATM Charging POP means an ATM POP which is used as a reference point (for charging purposes only) in determining the monthly Charges for AGVCs. As at the date of this Service Schedule, Telstra’s ATM Charging POPs are located at the exchanges listed in Table 1.1B of Addendum 1.

State in which the Customer has End User Accesses	Telstra Exchange
New South Wales	Pitt
Victoria	Exhibition
Queensland	Woolloongabba
South Australia	Waymouth
Western Australia	Wellington
Australian Capital Territory	Deakin
Northern Territory	Darwin
Tasmania	Davey

    Table 1.1B of Addendum 1

  ATM Service means a Telstra public (switched) data service which is described as an "ATM" service.

  ATM Service Schedule means the Wholesale ATM Service Schedule or, if the Customer is obtaining ATM Services from Telstra other than by means of the Wholesale ATM Service Schedule, the ATM Section of the SFOA.

  Average End User Access Charge means a charge calculated in accordance with paragraph 5.2 of Addendum 3.

  Capital City means Sydney, Canberra, Melbourne, Hobart, Adelaide, Perth, Darwin and Brisbane.

  Commencement Date means the date Telstra notifies the Customer that the first ATM Service to be supplied under this Service Schedule is ready to be activated.

  Customer-managed Wildcard MDN Feature is where the Customer manages the allocation of user names, domain name and, if relevant, sub-domain names.

  Customer Site means premises under the control or possession of the Customer which are made available for the installation of an ATM Service associated with the DSL-L2 Service. For the avoidance of doubt a Telstra exchange cannot be regarded as a Customer Site.

  Customer Premises Access means the provision by Telstra of an ATM Service to a Customer Site.

  Customer Premises Equipment or CPE means any equipment installed or to be installed on the End User side of the Network Boundary in connection with the provision of the DSL-L2 Service to the Customer, including without limitation routers, modems, splitters, filters, wiring and client software.

  DSL-L2 Service or DSL Layer 2 Service means the service described in paragraph 1.1 of Addendum 2.

  DSL-L3A Service or DSL Layer 3 Asymmetrical Service means the service acquired under the Telstra Wholesale Broadband DSL Layer 3 Asymmetrical Service Schedule to this Agreement. This service was formerly known as FlexStream™.

  DSL-L3S Service or DSL Layer 3 Symmetrical Service means the service (supplied using ADSL) acquired under the Telstra Wholesale Broadband DSL Layer 3 Symmetrical Service Schedule to this Agreement. This service was formerly known as CommerceStreamâ.

  DSL Network Component means an ADSL CAM, IPSN or an IGR.

  End User Access means a single virtual circuit for the provision of ADSL over a Qualified Pair between the Network Boundary and a Telstra nominated Aggregation Point, but excludes the provision of Non Telstra Equipment and Customer Premises Equipment.

  End User Technical Documents means the most recent version of each of the Telstra documents DC.030 Telstra Service Interface Specification for ADSL Access, End User Interface (Issue 4.6 or subsequent), and IP 1149 The Telstra ADSL Network - Listing Requirements for CPE (Issue 3 or subsequent). Both documents are available from the Telstra website http://telstra.com.au/adsl/equipmnt.htm and are updated by Telstra from time to time.

    Excluded Service Outage means a service interruption affecting a DSL Network Component caused by:
    any fault in equipment, software or a network component (other than a DSL Network Component), including any fault on the End User’s PSTN line, the AGVC or the ATM Service connecting the Customer to the ATM POP;
    any fault in any line card forming part of an ADSL CAM;
    damage due to causes external to the DSL-L2 Service;
    interference;
    suspension of DSL-L2 Services under this Agreement for any reason;
    Force Majeure; or
    Planned Outages.

  Extended Charging Zone has the meaning set out in the Public Switched Telephone Service Section of the SFOA (available at www.telstra.com.au/sfoa).

  Fault means a failure in the normal operation of the DSL-L2 Service or an Individual Service which is determined by Telstra to be Telstra’s responsibility under this Agreement to rectify.

  Form of Forecast means the form of forecast set out in Attachment 1 to this Service Schedule.

  IGR means an IP gateway router which aggregates traffic from one or more IPSNs for placement onto one or more Aggregating Virtual Circuits.

  Incompatible Product means a product listed in the Telstra document called Telstra Wholesale Broadband DSL Layer 3 Asymmetrical, DSL Layer 3 Symmetrical, DSL Layer 2 & DSL Layer 2 Data - Incompatible Products available from Telstra upon request.

  IP Addresses means the Internet addressing standard which describes the address of all devices physically located within the global Internet.

  IPSN means an Internet Protocol Services Node which aggregates traffic from multiple ADSL CAMs for delivery to an IGR or, where the IPSN is not connected to an IGR, for placement onto one or more Aggregating Virtual Circuits.

  Layer 2 Tunnelling Protocol is the protocol defined in RFC 2661, “The Layer Two Tunnelling Protocol ‘L2TP”, issued by the Internet Engineering Task Force (available at ftp://ftp.isi.edu/in-notesrfc2661.txt).

  Limited Service Qualification means the Internet-based analysis of Pairs connecting End Users to the Telstra Data Network which may be carried out by the Customer.

  LNS means L2TP network server.

  Load Sharing means two AGVCs (of equal size) connected to the two IGRs in a State.

  Local Call Area means the area within which a call between 2 points would be classified as a local call according to the Public Switched Telephone Service Section of the SFOA (available at www.telstra.com.au/sfoa).

  Minimum Number of End User Accesses means 10,000.

  Minimum Term means 24 months from the Commencement Date.

  Monitoring Service means a service for the monitoring of End User Premises which uses the Securitel Service or other communications services to transmit information from End User Premises to the provider of the Monitoring Service.

  Monthly Service Outages means the sum of all Outage Periods in respect of an Individual Service during a calendar month as determined by Telstra.

  Multiple Domain Name Feature or MDN Feature is an optional enhanced feature which enables the Customer to provision multiple domain names to End Users and which may be provided by the Telstra-managed MDN Feature, Partially Telstra-managed MDN Feature or Customer-managed Wildcard MDN Feature.

  Network Boundary means in relation to a Pair that enters a building on an End User Premises:

    if there is a main distribution frame in the building and the Pair is connected to the frame - a two wire point on the side of the frame nearest to Telstra; or
    if paragraph (a) does not apply but the line is connected to a network termination device located in, on or within close proximity to, the building - the side of the device nearest to the End User; or
    if neither paragraph (a) nor (b) applies - the point ascertained in accordance with section 22 of the Telecommunications Act.

  Nine-Month Anniversary means the date that is the nine calendar month anniversary of the Schedule Date.

  Outage Period means the period commencing when a Total Service Outage or Partial Service Outage (as the case may be) begins and ending when End Users affected by the service disruption are able to reconnect End User sessions.

  Pair means a single twisted metallic pair between an End User Premises and an ADSL CAM.

  Partial Service Outage means a service disruption affecting a DSL Network Component which results in the termination of >5 per cent but <100 per cent of End User sessions concurrently connected through that DSL Network Component as measured by Telstra (not including Excluded Service Outages).

  Partially Telstra-managed MDN Feature is where the Customer manages the allocation of user names, sub-domain names and domain names and Telstra manages the authentication of domain names. The full domain name string is of the type “User.Name@Sub-DomainName.UniqueDomainName.TopLevelDomain”.

  PSTN means a public switched telephone network.

  Planned Outage means those periods where interruption of a DSL-L2 Service or Individual Service has been planned and Telstra has notified the Customer in advance.

  Quarter means a three calendar month period beginning on the first day of the calendar month immediately following the Schedule Date, and each subsequent three calendar month period.

  Qualified Pair means a Pair which passes Service Qualification and over which the End User is acquiring a standard telephone service supplied by Telstra either directly or through a reseller.

  RADIUS stands for remote authentication dial-in user service. RADIUS is a protocol for handling authentication (verifying user names and passwords), authorisation (control of services) and accounting for End Users.

  Repair Time means the period of time between a reported failure in the normal operation of a Service or Individual Service being reported to the Telstra Fault Desk by a Customer Premises Contact and repair of the Fault by Telstra on a permanent or temporary basis.

  Response Time means the period of time between a failure in the normal operation of a Service or Individual Service being reported to the Telstra Fault Desk by a Customer Premises Contact and the earlier of:

    a response from Telstra advising that the Fault has been identified by remote diagnostics and that work has begun to repair the Fault or that a site visit is required to repair the Fault; or
    the attendance of a Telstra representative at a site to commence the repair of the Fault.

  Securitel Service means a Securitel service supplied by Telstra under the Leased Digital Services section of the SFOA (available at www.telstra.com.au/sfoa).

  Second Year means the one year period commencing on the first anniversary of the Schedule Date.

  Service Outage Rebate means an amount calculated in accordance with paragraph 5.1 of Addendum 3.

  Service Provider Technical Document means Telstra Document RCIT.0003 Technical Reference for Telstra Wholesale Broadband DSL Layer 2, C/CSP Interface, Issue 1.4.

  Service Qualification means the desktop analysis carried out by Telstra as described in paragraph 3.1 of Addendum 2.

  SFOA means the standard forms of agreement including pricing information formulated by Telstra for the purposes of Part 23 of the Telecommunications Act 1997 as varied by Telstra from time to time (available at www.telstra.com.au/sfoa).

  SFOA ATM Service means an ATM Service provided by Telstra under the terms of the ATM Section of the SFOA.

  State means a state or territory of the Commonwealth of Australia and includes the Australian Capital Territory and the Northern Territory. However for the purposes of paragraph 1.1(b) in Addendum 2 and Table 1.1 of Addendum 2, South Australia and the Northern Territory are together regarded as one State (until Telstra notifies the Customer otherwise).

  Technology Blockers means any systems or electronic devices that do not provide for a continuous metallic loop between the Network Boundary and the ADSL CAM. Examples include matching transformers and pair gain systems.

  Telstra Data Network means the Telstra network used to transmit information by means of ATM Services.

  Telstra Fault Desk means the fault reporting bureau, the telephone number of which the Customer should use to report all Faults as set out in paragraph 2.1 of Addendum 4.

  Telstra IP Address Ranges means Telstra's IP address ranges 172.30.0.0/16 and 172.31.0.0/16 - and as from time to time amended by Telstra.

  Telstra-managed MDN Feature is where Telstra manages the authentication of domain names. The full domain name string is of the type UserName@UniqueDomainName.TopLevelDomain.

  Telstra Premises Access means the provision of an ATM Service by Telstra to the Customer’s equipment which is located in a Telstra exchange.

  Total Service Outage means a total failure of a DSL Network Component (not including Excluded Service Outages).

  Wholesale ATM Service means an ATM Service supplied by Telstra under the Wholesale ATM Service Schedule to this Agreement.

2	Interpretation
2.1	Paragraph 1.6 in Annex F to this Agreement, which relates to contact details for reporting Faults, is not applicable to the DSL-L2 Service.
2.2.	A reference to a specification or standard in this Service Schedule includes that specification or standard as from time to time issued, updated or adopted by Telstra.
2.3	In the event of any inconsistency between this Service Schedule and any specification or standards document referenced in this Service Schedule, then this Service Schedule prevails.
2.4	Where any provision of this Service Schedule specifies the circumstances in which Telstra may suspend, limit or cancel the provision of the DSL-L2 Service or an Individual Service, that provision applies in addition to, and not instead of, the provisions set out in the remainder of this Agreement outside this Service Schedule.

2.5	A reference to a transmission rate in this Service Schedule is a reference to a maximum transmission capability and is not a guarantee that the transmission rate will be achieved. In particular, the actual data transmission rate which can be achieved is likely to be less than the maximum transmission capability because of dimensioning, overhead and other technical reasons.

2.6

This Service Schedule does not deal with and does not confer upon the Customer, any rights in relation to Facilities owned or operated by Telstra, under Parts 3 or 5 of Schedule 1 of the Telecommunications Act.

Addendum 2 The DSL-L2 Service
1	The DSL-L2 Service
1.1	The DSL-L2 Service is comprised of the following components:
(a) one or more End User Accesses connected to an Aggregation Point in each State (noting that there may be more than one Aggregation Point in each State); and
(b) one or more AGVCs per Aggregation Point. The current minimum number of AGVCs required to obtain coverage of all connected End Users in a particular State is provided in Table 1.1 of Addendum 2. As the DSL-L2 Service network evolves:
(i) up to 3 AGVCs may be required to maintain coverage of all connected End Users in a particular State; and
(ii) Telstra may notify the Customer that South Australia and the Northern Territory are no longer to be regarded as one State for the purposes of Table 1.1 of Addendum 2.

  The Customer agrees that Table 1.1 of Addendum 2 may be amended by Telstra on reasonable notice.

State	Minimum number of AGVCs required to obtain coverage of all connected End Users in a particular State
New South Wales	3
Victoria	2
Queensland	2
Western Australia	2
South Australia, including the Northern Territory	2
Tasmania	1
Australian Capital Territory	1

  Table 1.1 of Addendum 2

  Service Diagram – Telstra Premises Access Example
  (for illustrative purposes only)

  Service Diagram – Customer Premises Access Example
  (for illustrative purposes only)

  Service Diagram Charging Example (for illustrative purposes only)

1.2	The DSL-L2 Service provides the Customer with an aggregated stream of PPP sessions via a Layer 2 Tunnelling Protocol. It allows the End User to open up to 8 PPPoE sessions or 1 PPPoA session. It does not support bridged or routed connections.

1.3	Subject to paragraph 1.4, the DSL-L2 Service does not include authentication, accounting or authorisation of the End User session except that Telstra will authenticate the domain name.
1.4	Where the Customer is provided with the Customer-Managed Wildcard MDN Feature the Customer will authenticate domain names.
1.5	Because of the technical configuration of the DSL-L2 Service, End User Accesses supplied to the Customer will only be linked with an AGVC supplied to the Customer, so that the End User will only be able to use the Individual Service to logon to the Customer and not other service providers acquiring the DSL-L2 Service from Telstra.

1.6	End User to End User configurations involving the direct connection of End Users within the same ADSL CAM or between ADSL CAMs are not supported by the DSL-L2 Service.
2	General
2.1	The Customer acknowledges that the DSL-L2 Service is available only to Wholesale Customers and warrants that it is a Wholesale Customer.
2.2	To the extent permitted by law, the Customer must not supply the DSL-L2 Service to a third party for resale by that third party without Telstra's prior written consent, such consent not to be unreasonably withheld.

ATM Service
2.3	The Customer must acquire either Customer Premises Access or Telstra Premises Access from Telstra in order for Telstra to deliver the DSL-L2 Service traffic from the ATM POP to the Customer. If, at the date of this Service Schedule, the Customer is acquiring an SFOA ATM Service for the carriage of DSL-L2 Service traffic from the ATM POP to the Customer, the Customer must cease using that SFOA ATM and must acquire a Wholesale ATM Service upon reasonable notice by Telstra to the Customer.

2.4	The Customer acknowledges that the terms on which Telstra supplies Customer Premises Access and Telstra Premises Access (including Charges) are described in the ATM Service Schedule.
Use of AGVCs
2.5	AGVCs supplied as part of the DSL-L2, DSL-L3A or DSL-L3S Services may be used to aggregate DSL-L2, DSL-3A and/or DSL-L3S Service data traffic.
2.6	Subject to paragraph 2.5, the Customer will be required to acquire AGVCs to receive the DSL-L2 Service from Telstra under this Service Schedule, which AGVCs may not be AGVCs supplied with, or used in the supply by Telstra of, another Telstra Wholesale Service.

Load Sharing
2.7	For technical or operational reasons, Telstra may, on reasonable notice, require the Customer to implement Load Sharing.
2.8	The Customer must comply with Telstra's configuration instructions in relation to Load Sharing.
Qualified Pairs
2.9	The Customer acknowledges that Telstra can only supply an Individual Service over a Qualified Pair where Telstra supplies operational standard telephone services over the same Qualified Pair and accordingly:
	(a)	the Customer warrants to Telstra that the End User to whom the Customer provides services using the Individual Service over a Qualified Pair is the same End User to whom Telstra or a reseller of Telstra supplies a standard telephone service using that Qualified Pair;
	(b)	Telstra will only provide the Individual Service to the Customer for so long as the End User referred to in paragraph 2.9(a) continues to acquire that standard telephone service from Telstra or a reseller of Telstra using that Qualified Pair; and
(c)	where the End User ceases to acquire a standard telephone service from Telstra or a reseller of Telstra using that Qualified Pair, Telstra will terminate the provision of the Individual Service over that Qualified Pair.

Monitoring Services
2.10	The Customer:
	(a)	acknowledges that in some instances, such as where the End User is acquiring a Monitoring Service, additional CPE such as central splitters and network termination devices will have to be installed by the Customer at its own cost before Telstra will provide an Individual Service in respect of that End User, in order to maintain continued supply of security and similar services to the End User. This will also apply where a Monitoring Service is supplied subsequent to an Individual Service being supplied to that End User; and
	(b)	warrants that where such additional CPE is required, the additional CPE will be installed prior to the provision of the Individual Service by Telstra.
Installation of Individual Services
2.11	In respect of each Individual Service:
	(a)	the Customer warrants that it has obtained the End User's written acknowledgment that the installation and operation of the Individual Service may cause temporary disruption in the standard telephone services received by the End User or a Monitoring Service;
	(b)	the Customer warrants that it has obtained the End User's written acknowledgement that the installation and operation of a Monitoring Service may cause temporary disruption to an Individual Service;
	(c)	the Customer warrants that it has obtained the End User's written acknowledgment that the installation and operation of an Individual Service may mean that Incompatible Products will not be supplied to the End User using the Qualified Pair;
	(d)	the Customer warrants that it has obtained the End User's written acknowledgement that any provider of a Monitoring Service used by an End User has been notified that:
(i) installation and operation of an Individual Service may cause temporary disruption in the standard telephone services or a Monitoring Service received by an End User; and
(ii) installation of CPE such as central splitters and network termination devices may be required under paragraph 2.10(a) of this Addendum.
	(e)	the Customer releases Telstra from all liability to the End User or the Customer, and indemnifies Telstra against all costs, expenses, liability, loss or damage incurred or suffered by Telstra in conjunction with any claims, actions or proceedings against Telstra (including third party claims or claims by an End User) arising out of the following (to the extent that the liability is caused by the provision or cancellation of the DSL-L2 Service):
(i) disruption in the PSTN services or Monitoring Services;
(ii) cancellation of the Individual Service;
(iii) suspension of the provision of the Individual Service to particular IP Addresses;
(iv) cancellation of, or refusals to provide, all Incompatible Products; and
(v) possible breaches of the Telecommunications (Customer Service Guarantee) Standard in respect of that End User.
Service Configuration and Supply
2.12	The Customer is responsible for dimensioning and sizing all AGVCs.
2.13	The Customer agrees and acknowledges that the DSL-L2 Service is an "Internet-grade" product only, which means that successful data transport using the DSL-L2 Service is not guaranteed.
2.14	Telstra is responsible for supplying and integrating the components of the DSL-L2 Service, and while it will endeavour to meet the Customer's requests in relation to the DSL-L2 Service (including AGVCs and the Multiple Domain Name Feature), the Customer acknowledges that there may be technical, structural, architectural, provisioning or other constraints affecting Telstra's ability to do so. The Customer acknowledges that the availability or performance of the DSL-L2 Service and components of the DSL-L2 Service may vary, and an Individual Service may not be provided, depending on the available capacity of, the geographic and technical capability of, or other technical matters affecting, the relevant Telstra networks at the time at which a request for DSL-L2 Service is made or the time at which the DSL-L2 Service is delivered.

ADSL Material Licence
2.15	Telstra may from time to time provide the Customer with coverage maps indicating general availability of the DSL-L2 Service. Telstra may also provide other specified materials relating to the DSL-L2 Service. Use by the Customer of those maps and other specified materials will be at the discretion of Telstra and subject to the ADSL Material Licence terms and conditions set out in Addendum 5.

Transfer of End User Accesses
2.16	The Customer may transfer an End User Access between the DSL-L2 Service, DSL-L3A Service and DSL-L3S Service, subject to:
	(a)	Telstra's prior approval;
	(b)	compliance with the Service Schedule for the Service to which the End User Access is transferred; and
	(c)	payment of any fee applying to such a move (which fee, in relation to transfer of an End User from or to the DSL-L2 Service, is set out in paragraph 4 of Addendum 3 of this Service Schedule).
Interception
2.17	The Customer must comply with its interception obligations under the Telecommunications Act 1989 in relation to the DSL-L2 Service.
3	Service Qualification
3.1	Service Qualification is a desktop analysis carried out by Telstra to determine various matters relating to aspects of the Pairs connecting End Users to the Telstra Data Network. This desktop analysis is based on information available in Telstra systems. These matters include:
	(a)	line loss;
	(b)	infrastructure availability;
	(c)	Technology Blockers;
	(d)	adjacent interference; and
	(e)	Incompatible Products.
3.2	Telstra will make available to the Customer, via the Internet, a tool which will enable the Customer to carry out Limited Service Qualification of Pairs.
3.3	Where the Customer requests that Telstra perform a feasibility study for the provision of an Individual Service (in the absence of an Order), Telstra will carry out Service Qualification of Pairs, and will charge the Customer in accordance with paragraph 5 of Addendum 3 for doing so.

3.4	The Customer acknowledges that:
	(a)	Service Qualification and Limited Service Qualification are desk studies carried out on the basis of information available to Telstra, and the results of the desk studies do not conclusively demonstrate that a Pair is suitable for the provision of the Individual Service;
	(b)	Telstra is under no obligation to provide a Individual Service over a Pair, or to undertake any network modifications, rearrangements or harmonisation, if an Individual Service requested by a Customer does not pass Service Qualification;
	(c)	the provision of the Individual Service over a Pair will prevent the supply by Telstra or other service providers of Incompatible Products to the relevant End User over that Pair, and that the Customer is responsible and liable to the End User in respect of that inability to supply Incompatible Products; and
	(d)	where an End User is acquiring Incompatible Products over a Pair, Telstra will not provide the Individual Service to the Customer over that Pair.
4	Non-Telstra Equipment
4.1	For the avoidance of doubt, the DSL-L2 Service does not include the provision of cabling or equipment beyond the Network Boundary at the End User's Premises or at or beyond the point of interconnect at the ATM POP.

4.2	The Customer is wholly responsible for the Non-Telstra Equipment and any liability arising from the use of the Non-Telstra Equipment by any person.
4.3	The Customer must ensure that all services provided by it to an End User by means of the DSL-L2 Service and all Non-Telstra Equipment connected to the DSL-L2 Service complies with the following requirements:
	(a)	all relevant ACA technical standards; and
	(b)	ACIF S043.2:2001 Requirements for Customer Equipment for connection to a metallic local loop interface of a Telecommunications Network-Broadband.
4.4	The Customer must ensure that Non Telstra Equipment connected to the DSL-L2 Service:
	(a)	meets the specifications and requirements of the Service Provider Technical Document and the End User Technical Documents;
	(b)	at the End User side of the Network Boundary only, has passed Telstra's interoperability tests. The list of equipment that has passed these tests is at http://telstra.com.au/adsl/equipmnt.htm; and
	(c)	is labelled with the ACA telecommunications compliance mark (A-tick as shown below).
5	Third Party IP Addresses
5.1	The Customer must provide Telstra with the registered IP Addresses to be used in routing DSL-L2 Service traffic to Non-Telstra Equipment.
5.2	The Customer warrants that:
	(a)	it is the registered owner, or it has written permission from the registered owner, to use the registered IP Addresses provided under paragraph 5.1; and
	(b)	the IP Addresses to be used do not fall within the Telstra IP Address Ranges.
5.3	Telstra may investigate the correctness of the warranties in paragraph 5.2, and if it does so, the Customer must provide Telstra with evidence of the correctness of the warranties.
5.4	If there is a breach of the warranties in paragraph 5.2, or if Telstra is investigating the correctness of those warranties, Telstra may:
	(a)	refuse to route DSL-L2 Service traffic;
	(b)	suspend the provision of an Individual Service; or
	(c)	issue a temporary IP Address for use in routing traffic.
5.5	In addition to Telstra's rights under this Agreement, and without prejudice to any other right, claim or action it may have against the Customer, Telstra may terminate the provision of an Individual Service or the DSL-L2 Service where in Telstra's reasonable opinion the Customer has breached any or all of the warranties in paragraph 5.2.

5.6	The Customer must pay any reasonable costs incurred by Telstra in exercising its rights under paragraph 5.4 or paragraph 5.5.
5.7	The Customer releases Telstra from all liability to the End User or the Customer, and indemnifies Telstra against all costs, expenses, liability, loss or damage incurred or suffered by Telstra in connection with any claims, actions or proceedings against Telstra (including third party claims and claims by an End User) arising out of the allocation of registered or unregistered IP Addresses, or any of the functions undertaken by the Customer's RADIUS server.

6	Multiple Domain Name Feature
6.1	Upon application by the Customer, Telstra will provide Customer with:
	(a)	the Telstra-managed MDN Feature; or
	(b)	the Partially Telstra-managed MDN Feature; or
	(c)	subject to paragraph 6.3, the Customer-managed Wildcard MDN Feature.
The Customer may be provided with both the Telstra-managed MDN Feature and the Partially Telstra-managed MDN Feature or a DSL-L2 Service (but neither can be provided with the Customer-managed Wildcard MDN Feature).

6.2	Where the Customer is provided with either the Telstra-managed MDN Feature or a Partially Telstra-managed MDN Feature (or both):
	(a)	the domain names the Customer provides to Telstra must be registered and unique within Telstra's systems;
	(b)	the Customer may provide up to 20 domain names to Telstra for a DSL-L2 Service (if both the Telstra-managed MDN Feature and Partially Telstra-managed MDN Feature are provided the total limit is 20 domain names). In the case of the Partially Telstra-managed MDN Feature there is no limit on the number of sub-domain names;
	(c)	each domain name must be associated with a single LNS IP Address;
	(d)	Telstra will authenticate domain names; and
	(e)	the Customer manages the allocation of user names and in the case of the Partially Telstra-managed MDN Feature, the Customer also manages the allocation of sub-domain names.
6.3	The Customer acknowledges and agrees that the number of DSL-L2 Services that may be provided with a Customer-managed Wildcard MDN Feature is limited by the capacity of the DSL-L2 Service network. On request from the Customer Telstra will advise the Customer whether there is sufficient capacity for the Customer to be provided with a Customer-managed Wildcard MDN Feature. Where the Customer has been advised that there is sufficient capacity the Customer may apply for a Customer-managed Wildcard MDN Feature.

6.4	Where the Customer is provided with a Customer-managed Wildcard MDN Feature:
	(a)	the Customer must manage the allocation of user names, domain names (and if relevant sub-domain names);
	(b)	Telstra does not provide authentication of domain names;
	(c)	there is no limit on the number of domain names or sub-domain names; and
	(d)	the domain names:
(i) may be registered or unregistered but the Customer must not use a domain name that is registered by another party; and
(ii) must be unique to the DSL-L2 Service (ie different to those used to route traffic on other Telstra Services).
6.5	Where the Customer is provided with a MDN Feature the full domain name string (ie user name, domain name and topleveldomain and as appropriate sub-domain name) must be no more than 50 characters.
6.6	The Customer agrees and acknowledges that where it is provided with the MDN Feature it must comply with (at its own cost):
	(a)	the relevant End User Technical Documents and Service Provider Technical Documents; and
	(b)	Telstra's configuration instruction.
6.7	The Customer releases Telstra from all liability to the End User or the Customer, and indemnifies Telstra, and indemnifies Telstra against all costs, expenses, liability, loss or damage incurred or suffered by Telstra in connection with any claims, actions or proceedings against Telstra (including third party claims and claims by a End User) arising out of the allocation or management of user names, domain names and sub-domain names.

7	Term
7.1	This Service Schedule comes into force on the date it is added to the Agreement ("Schedule Date"). Telstra will supply the DSL-L2 Service during the period this Service Schedule is in force.
7.2	Subject to any termination or extension rights the parties have under this Agreement, this Service Schedule ends 2 years from the Schedule Date ("Initial Period") unless the parties otherwise agree.
7.3	The parties may agree to extend the operation of this Service Schedule beyond the Initial Period until:
	(a)	either party gives the other party 30 days written notice of termination; or
	(b)	this Agreement or this Service Schedule is otherwise terminated.
7.4	Subject to paragraph 7.5, the Customer accepts an Individual Service on the terms and conditions set out in this Service Schedule and this Agreement for the period from the Start Date until the first to occur of:
	(a)	termination or cancellation of the Individual Service;
	(b)	the expiry or termination of this Service Schedule; or
	(c)	the expiry or termination of this Agreement in accordance with clause 2 of this Agreement.
7.5	Telstra may cease to supply an Individual Service to the Customer upon 3 months prior written notice to the Customer which notice may only be given after the expiry of the period of 12 months after the Start Date. Telstra will use reasonable endeavours to provide as much notice to the Customer as possible (but no less than 3 months notice) of its intention to cease the supply of an Individual Service to a Customer.

8	Connection
8.1	Subject to an Individual Service passing Service Qualification, Telstra will use its reasonable endeavours to connect that Individual Service by the Arranged Connection Date. Telstra will notify the Customer when the connection has been effected. Telstra will not be liable for any inconvenience, loss or damage suffered by the Customer or an End User if Telstra does not connect the Individual Service by the Arranged Connection Date.

8.2	Where an End User also acquires a Monitoring Service, the Customer must advise the provider of the Monitoring Service prior to any disconnection or potential disruption of an End User's standard telephone services caused by or on behalf of the Customer in providing services to the End User, including any such disconnection or disruption arising out of the installation and maintenance of CPE.

9

Indicative Provisioning Lead Times

Table 9 of Addendum 2 sets out Indicative Provisioning Lead Times applicable to components of the DSL-L2 Service, which are subject to, among other things, the provisioning of the associated ATM Service and the availability of network infrastructure.

Connection of	Indicative Provisioning Lead Times
Aggregating Virtual Circuit	20 Business Days
End User Access	5 Business Days

  Table 9 of Addendum 2
10	Access to premises
10.1	Where relevant, the Customer must, and must procure that each End User does:
(a) not interfere with the normal operation of the DSL-L2 Service or any Facility or make either unsafe;
(b) procure safe access by Telstra to the End User Premises:
(i) to inspect or test a Facility which may be causing interference or danger; and
(ii) as required by Telstra in connection with the provision, maintenance and repair of the DSL-L2 Service or any Facility;
(c)	ensure that Telstra is provided with sufficient and timely access to each End User Premises and the Telstra Equipment to enable Telstra to provide the DSL-L2 Service in accordance with Telstra's obligations under this Agreement; and

10.2	If the Customer does not own, control or have access to the End User Premises, it must:
(a) procure for Telstra all such access to the End User Premises as may be required by Telstra under this Addendum; and
(b) indemnify Telstra against a claim by the owner or occupier of the End User Premises, or any other person, in relation to Telstra's entry onto those premises.
11	Provision of Forecasts
11.1	At least 10 Business Days before the start of each Quarter the Customer must provide forecasts in relation to the DSL-L2 Service setting out the number of End User Accesses the Customer expects to maintain in the Quarter in each State in the format of the Form of Forecast at Attachment 1.
Addendum 3 Charges
1	General
The pricing structure for the DSL-L2 Service is as follows:
	(a)	Charges for End User Accesses;
	(b)	Charges for Aggregating Virtual Circuits;
	(c)	Charges for the MDN Feature; and
	(d)	miscellaneous Charges.
2	End User Accesses
2.1	The pricing structure for End User Accesses is as follows:
	(a)	an installation Charge of $90 per End User Access; and
	(b)	a monthly Charge based on:
(i) the ADSL line transmission rate selected by the Customer; and
(ii) the location of the End User Access with respect to the Aggregation Point Charging POP in the same State as that End User Access.
2.2	For the purposes of paragraph 2 and paragraph 2A.7 of Addendum 3:
	(a)	Metro Charges apply where End User Accesses are located within the Local Call Area of the Aggregation Point Charging POP in the same State as those End User Accesses; and
	(b)	Regional 1 Charges apply where End User Accesses are located outside the Local Call Area of the Aggregation Point Charging POP in the same State as those End User Accesses, but within 165km of that Aggregation Point Charging POP; and
(c)	Regional 2 Charges apply where End User Accesses are located both outside the Local Call Area of the Aggregation Point Charging POP in the same State as those End User Accesses and more than 165km from that Aggregation Point Charging POP.

2.3	Subject to paragraph 2A, the monthly Charges for End User Accesses are set out in Table 2.3 of Addendum 3.
End User Access	ADSL line transmission rate
	Up to 256kb/s* downstreamand 64kb/s* upstream	Up to 512kb/s* downstream and 128kb/s* upstream	Up to 512kb/s* downstreamand 512kb/s* upstream**	Up to 1.5Mb/s* downstreamand 256kb/s* upstream
Metro	$32.20	$37.61	$88.20	$62.70
Regional 1	$36.24	$42.96	$93.45	$69.43
Regional 2	$44.85	$54.40	$104.98	$83.49
  Table 2.3 of Addendum 3

  *Subject to paragraph 2.5 in Addendum 1.

2.4	Subject to paragraph 2A, the Customer acknowledges and agrees that the monthly Charges for End User Accesses are determined by reference to the Minimum Number of End User Accesses and on the expectation that the Customer will achieve the Minimum Number of End User Accesses.

2A	Changes to End User Access Charge and Additional End User Access Charge
2A.1	Telstra may within 30 days of the Nine-Month Anniversary give the Customer a notice specifying the actual number of End User Accesses in operation as at the Nine-Month Anniversary.
2A.2	If Telstra does not give the Customer notice in accordance with paragraph 2A.1, the Customer will continue to be billed the monthly Charges for End User Accesses set out in Table 2.3 of Addendum 3 and paragraph 2.9 will not apply.

2A.3

The Customer must within 10 days of the date of Telstra's notice under paragraph 2A.1 advise Telstra in writing whether it elects to:

(a)  continue to be Billed the Charges for End User Accesses set out in Table 2.3 of Addendum 3; or

(b)  be Billed the Charges for End User Accesses set out in either:

  (i) Part A; or
  (ii) Part B, of

Attachment 2.

2A.4	The Customer may only elect to be Billed the Charges for End User Accesses set out in Part A of Attachment 2 if the number of End User Accesses specified in Telstra's notice under paragraph 2A.1 is not less than 4,000.

2A.5	If Telstra does not receive written notice of the Customer's election within the period specified in paragraph 2A.3, the Customer will be taken to have made the election set out in paragraph 2A.3(a).
2A.6	Customer's election is final and may only be changed with the written consent of Telstra.
2A.7	If Customer makes an election in accordance with 2A.3(b), the new monthly Charges for End User Accesses will apply from the beginning of the first month following the date the notice of election is received by Telstra.

2A.8	Paragraph 2A.9 only applies in: (a) the Second Year; and (b) if the Customer has made the election set out in paragraph 2A.3(a) (including by default pursuant to paragraph 2A.5)
2A.9	If the Customer does not achieve the Minimum Number of End User Accesses at the end of each Quarter, the Customer must pay the following Additional End User Access Charge:
  Y = 3 * ((10,000 - A) * $38.76)
  where
  A = the Actual Number of End User Accesses as at the end of the relevant Quarter.

3	Aggregating Virtual Circuits
3.1	The monthly Charge for an Aggregating Virtual Circuit is determined by reference to the distance between the relevant Aggregation Point Charging POP for the State in which the Customer has End User Accesses and the ATM Charging POP for the ATM Service associated with that AGVC.

3.2	For the purposes of this paragraph 3, an interstate AGVC is one where the Aggregation Point Charging POP and the ATM Charging POP are in different states ("Interstate AGVC").
3.3	Subject to paragraph 3.4 below, the monthly Charges for AGVCs are set out in Table 3.3 of Addendum 3.
AGVC size	AGVCs where both Charging POPs are in the same State	Interstate AGVCs (under 1200km between the Charging POPs)	Interstate AGVCs (1200km or more between the Charging POPs)
1Mb/s	$299	$3,746	$4,401
2Mb/s	$528	$6,762	$7,944
4Mb/s	$993	$12,847	$15,093
8Mb/s	$1,551	$23,190	$27,243
16Mb/s	$1,953	$41,857	$49,174
32Mb/s	$2,929	$82,385	$96,786

  Table 3.3 of Addendum 3
3.4

If a Customer has implemented Load Sharing in a State, the Customer's first two Load Sharing AGVCs (with a combined size of 32Mb/s or less) in that State will be charged as if they comprise a single AGVC whose size is the sum of the two Load Sharing AGVCs. For example, two 4Mb/s Load Sharing AGVCs will be charged as if the Customer has one 8Mb/s AGVC. Any additional AGVCs in that State will be charged at the individual rates specified in Table 3.3 of Addendum 3.

4 Charges for the MDN Feature

4.1 The monthly Charges for the MDN Feature are set out in Table 4A of Addendum 3.

Monthly Charge	Charge
Telstra-managed MDN Feature	$155
Partially Telstra-managed MDN Feature	$200
Customer-managed Wildcard MDN Feature	$500
  Table 4A of Addendum 3
5 Miscellaneous Charges

  The miscellaneous Charges are set out in Tables 5A and 5B of Addendum 3.

Customer Request	Charge
Disconnection fee if the End User is disconnected within 6 months of the relevant End User Access being activated	$50
Fee to change an End User Access configuration (eg: if the ADSL line transmission rate is increased or decreased)	$30
Fee to change the configuration of the DSL-L2 Service (eg to change an IP Address pool)	$50
Fee to transfer an End User Access between the Customer's DSL-L2 Service and the Customer's DSL-L3A or DSL-L3S Service	Nil
Fee for Telstra to carry out Service Qualification of a Pair (in the absence of an Order	$5
Fee for an incorrect call-out	Charged on a time and materials basis
  Table 5A of Addendum 3

Telstra Fault Desk	Charge
Fee when an End User directly calls the Telstra Fault Desk for assistance	$50
  Table 5B of Addendum 3

6	Service Outage Rebate
6.1

Notwithstanding paragraphs 2.13 and 2.14 of Addendum 2, Telstra will credit to the Customer a rebate for Monthly Service Outages in accordance with Table 6.1 of Addendum 3 ("Service Outage Rebate"). The Customer acknowledges and agrees that Telstra's determination of the amount of any Service Outage Rebate is final.

Monthly Service Outages (per Individual Service)	Service Outage Rebate
>6 hours but =20.5 hours during a calendar month	10% of the Average End User Access Charge
>20.5 hours but =42.5 hours during a calendar month	20% of the Average End User Access Charge
>42.5 hours during a calendar month	50% of the Average End User Access Charge
  Table 6.1 of Addendum 3
6.2

The Average End User Access Charge is the average monthly Charge for End User Accesses payable by the Customer for all DSL-L2, DSL-L3A and DSL-L3S Services under this Agreement, calculated as at the last day of the relevant calendar month.

  Example calculation of Average End User Access Charge
  If the Customer has a total of 1,000 Individual Services in respect of DSL-L2, DSL-L3A and DSL-L3S Services as at the last day of the month and the total monthly Charges for End User Accesses payable by the Customer for those services for that month is $75,500, then the Average End User Access Charge would be $75.50.

6.3

Without need for claim by the Customer, Telstra will aggregate all Service Outage Rebates in respect of the DSL-L2, DSL-L3A and DSL-L3S Services and make a single credit to the Customer's next monthly Bill. For the avoidance of doubt, the next monthly Bill means the first monthly Bill after Telstra has calculated all Service Outage Rebates.

Example calculation of Service Outage Rebate
If the Customer has a total of 1000 Individual Services in respect of DSL-L2 Services as at the last day of the month and:

  250 Individual Services have Monthly Service Outages of 6 hours or less
  300 Individual Services have Monthly Service Outages of between 6 hours and 20.5 hours;
  250 Individual Services have Monthly Service Outages of between 20.5 hours and 42.5 hours;
  200 Individual Services have Monthly Service Outages of greater than 42.5 hours; and
  the Average End User Charge is $75.50,

the Service Outage Rebate is calculated as:
300 x $7.55 (ie 10% of $75.50) $2,265.00
250 x $15.10 (ie 20% of $75.50) $3,775.00
200 x $37.75 (ie 50% of $75.50) $7,550.00
Total Service Outage Rebate $13,590.00

This total amount will be aggregated with any Service Outage Rebates payable for that month in respect of the DSL-L3A Service and the DSL-L3S Service and will be credited as a single amount on the Customer’s monthly Bill for the following month.

6.4	Telstra's obligation to credit to the Customer Service Outage Rebates under paragraph 5.1 of Addendum 3 is subject to the Customer:
(a) maintaining AGVC connections to two IGRs in each State (where available) throughout the relevant calendar month; and
(b) paying all amounts payable under this Agreement for DSL-L2 Services by the Due Date.
7	DSL-L2 Early Termination Fee
7.1	Where any of the following occurs during the Minimum Term:
(a) the Customer cancels the DSL-L2 Service;
(b) the Customer terminates the Agreement;
(c) Telstra cancels the DSL-L2 Service for breach by the Customer; or
(d) Telstra terminates the Agreement for breach by the Customer, the Customer must pay Telstra an Early Termination Fee calculated as follows: Y = A x $36.15 x 10,000 Where A = number of fully unexpired Months in the Minimum Term;
7.2	The parties acknowledge that the amounts payable by the Customer to Telstra under this paragraph 7 are payable by way of liquidated damages and represent the parties' genuine pre-estimate of the loss caused to Telstra by the Customer's early cessation of the acquisition of the DSL-L2 Service.

8	GST
The Charges set out in this Addendum 3 are exclusive of any applicable GST. The amount of GST payable by the Customer to Telstra for the DSL-L2 Service and associated work referred to in this Addendum 3 will be calculated in accordance with the terms of this Agreement and included in the Bill which sets out the Charges payable by the Customer to Telstra for the supply of such Services and associated work.

Addendum 4 Service Assurance
1	Exclusions
1.1	Telstra's obligations under this Addendum do not extend to Faults caused as a result of:
(a) any fault in equipment, software or any network not forming part of the DSL-L2 Service;
(b) damage due to causes external to the DSL-L2 Service;
(c) interference;
(d) Force Majeure; and
(e) Planned Outages.
1.2	The Customer acknowledges that:
(a) compliance with the Industry Code Unconditioned Local Loop Service - Network Deployment Rules, registered by the ACA under section 117 of the Telecommunications Act 1997, may not completely eliminate interference; and
(b)	faults in cable and other faults in the copper network may result in interruptions to the provision of the DSL-L2 Service, in which event the Customer agrees to do everything reasonably necessary to enable Telstra to resolve those faults.

1.3	Telstra will not provide Fault restoration under this Service Schedule where the Fault is in a network or cabling owned, controlled or maintained by any person other than Telstra.
2	Reporting to Telstra
2.1	The Customer must report the details of the suspected Fault to the Telstra Fault Desk (National Wholesale Service Centre, telephone 1802 288 or such other numbers as Telstra may advise).
2.2	The Telstra Fault Desk number is available 24 hours a day, seven days a week and should only be used for reporting of Faults by the Customer. The number is not to be supplied by Customers to End Users. Where End Users contact Telstra directly, then the fee specified in paragraph 5 of Addendum 3 will apply.

2.3	When reporting a suspected Fault the Customer must provide the following information:
(a) details of the Individual Service and/or the standard telephone service over which the Individual Service is provided:
(i) identify the full national number;
(ii) identify the type of service; and
(iii) confirm the location of the affected service.
(b) contact and Fault details:
(i) name of Customer;
(ii) identify contacts for the Customer and the End User (where appropriate) including site contact if site attendance is required;
(iii) give details of the Fault symptoms; and
(iv) confirm that the Customer has already addressed the possible sources of the suspected Fault, including communication with the End User to establish that the End User is connected to the Individual Service and/or the standard telephone service over which the Individual Service is provided.
2.4	Telstra will advise the Customer of a Fault reference number.
2.5	The Customer should record the Telstra issued Fault reference number for future reference.
2.6	Where an on-site visit is required, Telstra will arrange an appropriate appointment time with the Customer Premises Contact.
2.7	Telstra's hours of business for reporting Faults are 24 hours per day. Where a Fault report is lodged Fault restoration work will be undertaken in accordance with paragraph 3 of this Addendum.
2.8	Where Telstra attends an End User Premises in response to a Fault report and the Fault is found to be in the Non-Telstra Equipment, Telstra will charge a fee for the incorrect call out as specified in paragraph 5 of Addendum 3.

2.9	If Telstra must gain access to an End User Premises to restore the Individual Service the Response Time and Repair Time will be subject to the provision of entry to the premises.
2.10	On completion of Individual Service restoration activities Telstra will contact the Customer to confirm that the Individual Service has been completely and satisfactorily restored. The Customer acknowledges and agrees that Telstra may repair a Fault on a temporary basis and that any temporary repair may require a subsequent Planned Outage to repair the Service or Individual Service on a permanent basis.

2.11	If the Customer wishes to escalate the Fault, as a result of either the Response Time or the Repair Time having been exceeded, the Customer should contact the Telstra Business Team Contact.
3	Target Response Times and Repair Times
3.1	Telstra will use reasonable endeavours to meet the target Response Times and Repair Times set out in this paragraph 3 in relation to the DSL-L2 Service.
3.2	For the purposes of this paragraph 3:
(a) Urban Areas are urban areas with a population of greater than 10,000;
(b) Rural Areas are areas with a population of between 200 and 10,000 but which are not within Telstra's Extended Charging Zones; and
(c) Remote Areas are areas with a population of less than 200 or areas included in a Telstra Extended Charging Zone.
Target Response Times and Repair Times for Faults in End User Accesses
3.3	The target Response and Repair Times for Faults in End User Accesses apply during the following hours of coverage only:- from 8.00am to 5.00pm, Monday to Friday (excluding public holidays in the place where work is required to rectify a Fault). They are:
(a) Response Time for all areas: 8 hours (within the hours of coverage) after Telstra receives a Fault report;
(b) Repair Time for Urban Areas: at the end of the first full Business Day after Telstra receives a Fault report;
(c) Repair Time for Rural Areas: at the end of the second full Business Day after receipt of a Fault report; and
(d) Repair Time for Remote Areas: at the end of the third full Business Day after Telstra receives a Fault report.
Example calculation of Response and Repair Times for End User Accesses
If a Fault report in an Urban Area is received on Friday at 2.00 pm, the target Response Time will be Monday at 1.00 pm being 8 hours (during the hours of coverage) after receipt of the Fault report. The target Repair Time will be Monday at 5.00 pm being the end of the first full Business Day after receipt of the Fault report.

Target Response Times and Repair Times for Faults in the Telstra Data Network
3.4	The hours of coverage for Faults in the Telstra Data Network are 24 hours a day, 7 days a week including public holidays. The target Response and Repair times are:
(a) Response Time for all areas: 1 hour after Telstra receives a Fault report;
(b) Repair Time for Urban Areas: 12 hours after Telstra receives a Fault report;
(c) Repair Time for Rural Areas: the end of the first full Business Day plus 12 hours after Telstra receives a Fault report; and
(d) Repair Time for Remote Areas: the end of the second full Business Day plus 12 hours after Telstra receives a Fault report.
Example calculation of Response and Repair Times for Telstra Data Network
If a Fault report in an Urban Area is received on Friday at 2.00pm, the target Response Time will be Friday at 3.00pm being 1 hour after receipt of the Fault report. The target Repair Time will be Saturday at 2.00am being 12 hours after receipt of the Fault report.

Addendum 5 ADSL Material Licence Conditions for Use of ADSL Material supplied by Telstra
1	Terms The terms and conditions in this Addendum 5 are the terms and conditions on which the Customer may use and reproduce the Material.
2

Definitions

Licence Term means the term of this Service Schedule, or such other term as Telstra may advise the Customer in writing.

Material means ADSL coverage maps (“Maps”) and other written material specifically provided by Telstra to the Customer in relation to the DSL-L2 Service.

Purpose means the use and reproduction in presentations and materials, including on the Internet to support the supply of the Customer’s services to End Users.

3	Licence
Telstra grants to the Customer a non-exclusive licence to use and reproduce the Material for the Licence Term solely for the Purpose ("Licence").
4	Charges
Telstra will not charge the Customer a fee to reproduce the Material.
5	Copyright
The Material is protected by copyright law and international copyright treaties, as well as other intellectual property laws and treaties. The Customer acknowledges that Telstra owns all intellectual property rights in the Material, including copyright. Telstra retains all rights not expressly granted under this Licence.

6	Termination of ADSL Material Licence
The Licence will terminate upon expiration of the Licence Term. Upon termination, the Customer must immediately cease using and reproducing the Material and delete all copies of the Material, including copies on any Internet sites.

7	Customer obligations
7.1	The Customer agrees to only use and reproduce the Material for the Purpose.
7.2	The Customer agrees not to assign, transfer, licence, sub-licence or otherwise deal with the rights granted under this Licence.
7.3	The Customer may only use and reproduce the Material in full. The Customer may not use or reproduce parts of, or extracts from, the Material.
7.4	The Customer may not use or reproduce the Material in any manner which is unlawful or in any way prejudicial to the interests of Telstra or the DSL-L2 Service.
7.5	The Customer must include the following copyright notice on all copies of the Material, "(c) Telstra Corporation Limited [current year]"
7.6

The Customer must include the following statements positioned immediately under each representation of a Map:

  This Map is a guide only.
  You should make your own enquiries before relying on or entering into any transaction based on the content of this Map.

8	Branding
Except where Telstra specifically prohibits it, the Customer may place the Customer's logo or branding on the Material. For the avoidance of doubt, this paragraph 8 constitutes prior written consent as required by clause 8.2 of this main terms and conditions of this Agreement, entitling the Customer to brand and hold out the Material as being its own in accordance with the terms of this Addendum 5.

  Attachment 1: FORM OF FORECAST

  State: ……………………………………
  Quarter [ ]
Number of End User Accesses as at the end of the Quarter
	Up to 256Kb/s downstream and up to 64Kb/s upstream	Up to 512Kb/s downstream and up to 128Kb/s upstream	Up to 1.5Mb/s downstream and up to 256Kb/s upstream	Total
Metro
Regional 1
Regional 2
TOTAL

  Attachment 2: NEW END USER ACCESS CHARGES FOLLOWING CUSTOMER ELECTION

  Part A

End User Access	ADSL line transmission rate
	Up to 256kb/s* downstream and 64kb/s* upstream	Up to 512kb/s* downstream and 128kb/s* upstream	Up to 512kb/s* downstream and 512kb/s* upstream**	Up to 1.5Mb/s* downstream and 256kb/s* upstream
Metro	$32.37	$38.01	TBA	$63.39
Regional 1	$36.41	$43.36	TBA	$70.13
Regional 2	$45.02	$54.80	TBA	$84.19
  *Subject to paragraph 2.5 in Addendum 1.
  **Proposed to be introduced by Telstra  .

  Part B

End User Access	ADSL line transmission rate
	Up to 256kb/s* downstream and 64kb/s* upstream	Up to 512kb/s* downstream and 128kb/s* upstream	Up to 512kb/s* downstream and 512kb/s* upstream**	Up to 1.5Mb/s* downstream and 256kb/s* upstream
Metro	$32.54	$38.42	TBA	$64.08
Regional 1	$36.58	$43.76	TBA	$70.82
Regional 2	$45.19	$55.20	TBA	$84.88
  *Subject to paragraph 2.5 in Addendum 1.
  **Proposed to be introduced by Telstra

ANNEXURE D Telstra SFOA Service Schedule
Addendum 1 General
1	Definitions
1.1	In this SFOA Schedule, the following words have these meanings unless the contrary intention appears:
Actual Monthly Spend has the meaning given to it in the WFOA/SFOA Price List: Telstra ISDN (30) OnRamp Service.
ISDN means Telstra's Public Switched Integrated Services Digital Network.
ISDN OnRamp Service means the Telstra ISDN 30 (OnRamp) Service (which comes in 10, 20 or 30 channel increments), as described in the Telstra Public Switched Integrated Services Digital Network Section of the SFOA.

ISDN Rebate means an amount calculated in accordance with paragraph 4 of Addendum 3 and applying to eligible ISDN OnRamp Services.
Minimum Monthly Spend has the meaning given to it in the WFOA/SFOA. Price List: Telstra ISDN (30) OnRamp Service.
OnRamp Minimum Term means 24 months from the Schedule Date.
Schedule Date means the date that this Service Schedule is added to the Agreement.
SFOA means all standard forms of agreement including pricing information formulated by Telstra for the purposes of Part 23 of the Telecommunications Act 1997 as varied by Telstra from time to time.
SFOA Services means the following services and products as described in the SFOA from time to time: ISDN OnRamp Service.
1.2	Terms and conditions used in this SFOA Schedule which are not defined in clause 1 of this SFOA Schedule or in clause 1.1 of the Agreement have the meanings given in the SFOA.
1.3	To the extent that there is any inconsistency between the clauses of the Agreement and the SFOA, the provisions of this Agreement prevail.
2	Incorporation of SFOA
2.1	Telstra will provide and the Customer accepts each Service ordered under this SFOA Schedule in accordance with the Agreement and the SFOA (as amended by the Agreement and this SFOA Schedule).
2.2	For the avoidance of doubt clause 11 of the General Terms and Conditions of the SFOA (which deals with limitation of liability) does not apply to the provision of Services under this Agreement
2.3	Clause 10.1 of the of the General Terms and Conditions of the SFOA may be subject to the payment of early termination charges, if any, in accordance with Addendum 3 to this SFOA Schedule.
2.4	Telstra varies the SFOA from time to time. The SFOA as varied will continue to be incorporated into this SFOA Schedule. It is the responsibility of the Customer to ensure it is aware of changes made to the SFOA from time to time. If Telstra varies the SFOA and the Customer continues to acquire the Service after the effective date of such variation, the Customer is deemed to have accepted the variation and waives any claim that it has not agreed to the variation.

2.5	When ordering a Service under this SFOA Schedule, the Customer must use the relevant product specific application form which is available from its Telstra Business Manager.
3	Term of Supply
3.1	Following the expiration of the OnRamp Minimum Term either party may terminate this Service Schedule by 30 days written notice to the other.
3.2	The Customer accepts an SFOA Service on the terms and conditions set out in this Service Schedule and this Agreement for the period from the Schedule Date until the first to occur of:
(a) termination or cancellation of the Service;
(b) the expiry or termination of this Service Schedule; or
(c) the expiry or termination of this Agreement.
Addendum 2 Description
1	The Services under this Telstra Wholesale Product Schedule are the SFOA Services as ordered by the Customer from time to time.
2	The Customer may only resell or resupply the SFOA Services as a component or element of another service supplied by the Customer.
3	The descriptions of the SFOA Services are as set out in the SFOA.
Addendum 3 Charges
1	Charges
1.1	The Charges for the SFOA Services are as set out in the SFOA subject to the variations set out in the attached price list, if any, (the "WFOA/SFOA Price List").
1.2	Annual Charges are pro-rated and billed on a monthly basis.
1.3	Charges stated in this Service Schedule are GST-exclusive.
WFOA/SFOA Price List: Telstra ISDN 30 (OnRamp) Service
1	Definitions
(a) Actual Monthly Spend is the aggregate of the Annual Access Charges paid (or payable) by the Customer in the relevant month for the ISDN OnRamp Services less the associated ISDN Rebate for those Charges.
(b) Minimum Monthly Spend means the greater of:
(i) $100,000;
(ii) the average Actual Monthly Spend during three consecutive months; and
(iii) such other sum as agreed between the parties.
(c) Maximum ISDN Rebate has the meaning given to it in paragraph 4 of this Price List.
(d) Rebate Cap has the meaning given to it in paragraph 4 of this Price List.
2. General
All Charges for the ISDN OnRamp Service are as set out in the SFOA except the ISDN OnRamp Service Annual Access Charges which are set out in this Price List.
3	Annual Access Charges for the ISDN OnRamp Service The Annual Access Charges for the ISDN OnRamp Service are set out in Table 1 below:
Annual Access Charge: ISDN OnRamp Service
10 channel service	$3,049.09
20 channel service	$6,098.18
Every subsequent 10 chanells	$2,738.18
4	ISDN Rebate
4.1	Telstra will credit to the Customer an ISDN Rebate being the lesser of:
(a) 10% of the monthly pro-rated Annual Access Charge for ISDN OnRamp Services supplied to the Customer calculated as at the last day of the relevant month; and
(b) the Maximum ISDN Rebate,
on the Customer's next monthly Bill. For the avoidance of doubt, the next monthly Bill means the first monthly Bill after Telstra has calculated the ISDN Rebate.
4.2	For the purposes of this paragraph 4, the Maximum ISDN Rebate, is 10% of the relevant monthly Rebate Cap set out below.
Month	Rebate Cap
July 2002	$100,000
August 2002 onwards	(Rebate Cap for previous month) * 105%

  Example calculation of ISDN Rebate

Month	Rebate Cap	Maximum ISDN Rebate (10% of Rebate Cap)(A)	Charges for ISDN Services	10% of the Charges for ISDN Services (B)	ISDN Rebate (the lesser of A and B)
July 2002	$100,000	$10,000	$110,000	$11,000	$10,000
August 2002	$100,000* 105% = $105,000	$10,500	$111,000	$11,100	$10,500
September 2002	$105,000* 105% = $110,250	$11,025	$111,500	$11,150	$11,025
October 2002	$110,250 * 105% = $115,762.50	$11,576.25	$111,500	$11,500	$11,500
5	Minimum Month Spend on ISDN OnRamp Services
5.1	If in any month the Actual Monthly Spend for ISDN OnRamp Services is less than the Minimum Monthly Spend, the Customer must pay Telstra an additional Charge, equal to the difference between the Minimum Monthly Spend and the Actual Monthly Spend. This additional Charge will appear on the Customer's next monthly Bill. For the avoidance of doubt, the next monthly Bill means the first monthly Bill after Telstra has calculated the additional Charge.

6	Early Termination Charges
6.1	Where any of the following occurs during the OnRamp Minimum Term:
	(a)	the Customer cancels the ISDN OnRamp Service;
	(b)	the Customer terminates the Agreement;
	(c)	Telstra cancels the ISDN OnRamp Service for breach by the Customer; or
	(d)	Telstra terminates the Agreement for breach by the Customer,

the Customer must pay Telstra an Early Termination Fee calculated as follows:

  Y = A x Minimum Monthly Spend (as at the date of cancellation or termination)
  Where:
  A = number of the fully unexpired months in the OnRamp Minimum Term

Notwithstanding that the ISDN OnRamp Service may be terminated during a month, the Customer must still pay the pro rata Annual Access Charges for that month in accordance with this Price List.
6.2	The parties acknowledge that the amounts payable by the Customer to Telstra under this paragraph 6 are payable by way of liquidated damages and represent the parties' genuine pre-estimate of the loss caused to Telstra by the Customer's early cessation of the acquisition of the ISDN OnRamp Service.

Addendum 4 Service Assurance
The Service Assurance provisions of the SFOA apply
ANNEXURE E Telstra Wholesale Broadband DSL Layer 3 Asymmetrical Service Schedule

Addendum 1 Definitions and Interpretation
1 1.1

Definitions

In this Service Schedule the following words have these meanings:

ADSL means asymmetrical digital subscriber line technology for the transmission of digital information at high bandwidths on twisted metallic pairs, which has physical and electrical characteristics that conform with:

  the most recent version of Telstra Document IP 1149 "The Telstra ADSL Network - Listing requirements for CPE " (Issue 3 or subsequent), available from http://www.telstra.com.au/adsl/docs/inter_op_cpe3.pdf as updated from time to time;
  ANSI Specification T.413, "Network and Customer Installation Interfaces - ADSL. Metallic Interface, (Issue 2)";
  ITU-T G.992.1 (7/99) Asymmetrical Digital Subscriber Line (ADSL) Transceivers; and
  ITU-T G.992.2 (7/99) Asymmetrical Digital Subscriber Line (ADSL) Transceivers.

ADSL CAM means a Telstra customer access module within which ADSL multiplexing equipment is located.

ADSL Material Licence means the terms and conditions contained in Addendum 5 of this Service Schedule.

Aggregation Point means a point nominated by Telstra in the Telstra network where End User Access traffic is collected together for placement onto one or more Aggregating Virtual Circuits being an IGR or, for those States where IGRs are not installed, an IPSN.

Aggregation Point Charging POP means a point in the Telstra network which is used as a reference point (for charging purposes only) in determining the monthly Charges for End User Accesses and AGVCs. As at the date of this Service Schedule, Telstra's Aggregation Point Charging POPs are located at the exchanges listed in Table 1.1A of Addendum 1.

State in which the Customer has End User Accesses	Telstra Exchange
New South Wales	Kent
Victoria	Exhibition
Queensland	Charlotte
South Australia	Waymouth
Western Australia	Wellington
Australian Capital Territory	Deakin
Northern Territory	Darwin
Tasmania	Davey
  Table 1.1A of Addendum 1

  Aggregating Virtual Circuit or AGVC means a virtual circuit with an indicative maximum transmission rate carrying aggregated End User Access traffic from an Aggregation Point to an ATM POP.

  ATM means Asynchronous Transfer Mode, a layer 2 protocol as described in the Service Provider Technical Document.

  ATM POP means a Telstra exchange with appropriate ATM infrastructure and capacity from which an ATM Service is provisioned.

  ATM Charging POP means an ATM POP which is used as a reference point (for charging purposes only) in determining the monthly Charges for AGVCs. As at the date of this Service Schedule, Telstra's ATM Charging POPs are located at the exchanges listed in Table 1.1B of Addendum 1.

State in which the Customer has End User Accesses	Telstra Exchange
New South Wales	Pitt
Victoria	Exhibition
Queensland	Woolloongabba
South Australia	Waymouth
Western Australia	Wellington
Australian Capital Territory	Deakin
Northern Territory	Darwin
Tasmania	Davey
  Table 1.1B of Addendum 1

ATM Service means a Telstra public (switched) data service which is described as an "ATM" service.

ATM Service Schedule means the Wholesale ATM Service Schedule or, if the Customer is obtaining ATM Services from Telstra other than by means of the Wholesale ATM Service Schedule, the ATM Section of the SFOA.

Authenticating Virtual Circuit or AVC means a virtual circuit with an indicative maximum transmission speed used for handling the following types of information:

  authentication information used to verify user names and passwords;
  authorisation information used to control the supply of an Individual Service; or
  accounting information used in the billing of an Individual Service.

Average End User Access Charge means a charge calculated in accordance with paragraph 7.2 of Addendum 3.

Capital City means Sydney, Canberra, Melbourne, Hobart, Adelaide, Perth, Darwin and Brisbane.

Customer Site means premises under the control or possession of the Customer which are made available for the installation of an ATM Service associated with the DSL-L3A Service. For the avoidance of doubt a Telstra exchange cannot be regarded as Customer Site.

Customer Premises Access means the provision by Telstra of an ATM Service to a Customer Site.

Customer Premises Equipment or CPE means any equipment installed or to be installed on the End User side of the Network Boundary in connection with the provision of the DSL-L3A Service to the Customer, including without limitation routers, modems, splitters, filters, wiring and client software.

DSL-L2 Service or DSL Layer 2 Service means the service acquired under the Telstra Wholesale Broadband DSL Layer 2 Service Schedule to this Agreement.

DSL-L3A Service or DSL Layer 3 Asymmetrical Service means the Telstra Wholesale Broadband DSL Layer 3 Asymmetrical Service described in paragraph 1.1 of Addendum 2. This service was formerly known as FlexStream tm.

DSL-L3S Service or DSL Layer 3 Symmetrical Service means the service (supplied using ADSL) acquired under the Telstra Wholesale Broadband DSL Layer 3 Symmetrical Service Schedule to this Agreement. This service was formerly known as CommerceStream.

DSL Network Component means an ADSL CAM, IPSN, IGR or SMC.

End User Access means a single virtual circuit for the provision of ADSL over a Qualified Pair between the Network Boundary and the Telstra nominated Aggregation Point, but excludes the provision of Non Telstra Equipment and Customer Premises Equipment.

End User Technical Documents means the most recent version of each of the Telstra documents DC.030 Telstra Service Interface Specification for ADSL Access, End User Interface (Issue 4.6 or subsequent) and IP 1149 The Telstra ADSL Network - Listing Requirements for CPE (Issue 3 or subsequent). Both documents are available from the Telstra website http://telstra.com.au/adsl/equipmnt.htm and are updated by Telstra from time to time.

Enhanced Feature means an optional additional feature offered or intended to be offered under this Service Schedule in conjunction with the DSL-L3A Service. Examples of Enhanced Features are Service Provider Allocation of IP Addresses, the RID Feature, the Exclusivity Feature and the Multiple Domain Name Feature, which are described in paragraphs 7 to 10 of Addendum 2.

Excluded Service Outage means a service interruption affecting a DSL Network Component caused by:

  any fault in equipment, software or a network component (other than a DSL Network Component), including any fault on the End User's PSTN line, the AGVC or the ATM Service connecting the Customer to the ATM POP;
  any fault in any line card forming part of an ADSL CAM;
  damage due to causes external to the DSL-L3A Service;
  interference;
  suspension of DSL-L3A Services under this Agreement for any reason;
  Force Majeure; or
  Planned Outages.

Exclusivity Feature means the Enhanced Feature defined in paragraph 9.1 of Addendum 2.

Extended Charging Zone has the meaning set out in the Public Switched Telephone Service Section of the SFOA (available at www.telstra.com.au/sfoa).

Fault means a failure in the normal operation of the DSL-L3A Service or an Individual Service which is determined by Telstra to be Telstra's responsibility under this Agreement to rectify.

IGR means an IP gateway router which aggregates traffic from one or more IPSNs for placement onto one or more Aggregating Virtual Circuits.

Incompatible Product means a product listed in the Telstra document Telstra Wholesale Broadband DSL Layer 3 Asymmetrical, DSL Layer 3 Symmetrical, DSL Layer 2 & DSL Layer 2 Data ' Incompatible Products available from Telstra upon request.

IP Addresses means the Internet addressing standard which describes the address of all devices physically located within the global Internet.

IPSN means an Internet Protocol Services Node which aggregates traffic from multiple ADSL CAMs for delivery to an IGR or, where the IPSN is not connected to an IGR, for placement onto one or more Aggregating Virtual Circuits.

Limited Service Qualification means the Internet-based analysis of Pairs connecting End Users to the Telstra Data Network which may be carried out by the Customer.

Load Sharing means two AGVCs (of equal size) connected to the two IGRs in a State.

Local Call Area means the area within which a call between 2 points would be classified as a local call according to the Public Switched Telephone Service Section of the SFOA (available at www.telstra.com.au/sfoa).

Metropolitan Area, Metro Area or Metro means the Local Call Area of a Capital City.

Monitoring Service means a service for the monitoring of End User Premises which uses the Securitel Service or other communications services to transmit information from End User Premises to the provider of the Monitoring Service.

Monthly Service Outages means the sum of all Outage Periods in respect of an Individual Service during a calendar month as determined by Telstra.

Multiple Domain Name Feature or MDN Feature means the Enhanced Feature which enables the Customer to provision multiple domain names to End Users, and which may be provided by the Telstra-managed MDN Feature or Partially Telstra-managed MDN Feature.

Network Boundary means in relation to a Pair that enters a building on an End User Premises:

  if there is a main distribution frame in the building and the Pair is connected to the frame - a two wire point on the side of the frame nearest to Telstra; or
  if paragraph (a) does not apply but the line is connected to a network termination device located in, on or within close proximity to, the building - the side of the device nearest to the End User; or
  if neither paragraph (a) nor (b) applies - the point ascertained in accordance with section 22 of the Telecommunications Act.

Outage Period means the period commencing when a Total Service Outage or Partial Service Outage (as the case may be) begins and ending when End Users affected by the service disruption are able to reconnect End User sessions.

Pair means a single twisted metallic pair between an End User Premises and an ADSL CAM.

Partial Service Outage means a service disruption affecting a DSL Network Component which results in the termination of >5 per cent but <100 per cent of End User sessions concurrently connected through that DSL Network Component as measured by Telstra (not including Excluded Service Outages).

Partially Telstra-managed MDN Feature is where the Customer manages the allocation of user names, sub-domain names and domain names and Telstra manages the authentication of domain names. The full domain name string is of the type "UserName@SubDomainName.UniqueDomainName.TopLevelDomain".

Planned Outage means those periods where interruption of the DSL-L3A Service or Individual Service has been planned and Telstra has notified the Customer in advance.

PSTN means a public switched phone network.

Qualified Pair means a Pair which passes Service Qualification and over which the End User is acquiring a standard telephone service supplied by Telstra either directly or through a reseller.

RADIUS stands for remote authentication dial-in user service. RADIUS is a protocol for handling authentication (verifying user names and passwords), authorisation (control of services) and accounting for End Users.

Repair Time means the period of time between a reported failure in the normal operation of a Service or Individual Service being reported to the Telstra Fault Desk by a Customer Premises Contact and repair of the Fault by Telstra on a permanent or temporary basis.

Response Time means the period of time between a failure in the normal operation of a Service or an Individual Service being reported to the Telstra Fault Desk by a Customer Premises Contact and the earlier of:

  a response from Telstra advising that the Fault has been identified by remote diagnosis and that work has begun to repair the Fault; or
  the attendance of a Telstra representative at a site to commence the repair of the Fault.

RID Feature means the Enhanced Feature defined in paragraph 8.1 of Addendum 2.

Securitel Service means a Securitel service supplied by Telstra under the Leased Digital Services section of the SFOA (available at www.telstra.com.au/sfoa).

Service Outage Rebate means an amount calculated in accordance with paragraph 7.1 of Addendum 3.

Service Provider Allocation of IP Addresses or SPAIA Feature means the Enhanced Feature defined in paragraph 7.1 of Addendum 2.

Service Provider Technical Document means the most recent version of the Telstra Document DC.032 Technical Reference for ADSL Access, Service Provider Interface (Issue 2.3 or subsequent) available from Telstra upon request.

Service Qualification means the desktop analysis carried out by Telstra as described in paragraph 3.1 of Addendum 2.

SFOA means the standard forms of agreement including pricing information formulated by Telstra for the purposes of Part 23 of the Telecommunications Act 1997 as varied by Telstra from time to time (available at www.telstra.com.au/sfoa).

SFOA ATM Service means an ATM Service provided by Telstra under the terms of the ATM Section of the SFOA.

SMC means the Service Management Centre which hosts the RADIUS proxy used for authentication for the DSL-L3A Service.

State means a state or territory of the Commonwealth of Australia and includes the Australian Capital Territory and the Northern Territory. However for the purposes of paragraph 1.1(b) in Addendum 2, South Australia and the Northern Territory are together regarded as one state (until Telstra notifies the Customer otherwise).

Technology Blockers means any systems or electronic devices that do not provide for a continuous metallic loop between the Network Boundary and the ADSL CAM. Examples include matching transformers and pair gain systems.

Telstra Data Network means the Telstra network used to transmit information by means of ATM Services.

Telstra Fault Desk means the fault reporting bureau, the telephone number of which the Customer should use to report all Faults as set out in paragraph 2.1 of Addendum 4.

Telstra IP Address Ranges means Telstra's IP address ranges 172.30.0.0/16 and 172.31.0.0/16 - and as from time to time amended by Telstra.

Telstra-managed MDN Feature is where the Customer manages the allocation of user names and domain names and Telstra manages the authentication of domain names. The full domain name string is of the type "UserName@UniqueDomainName.TopLevelDomain".

Telstra Premises Access means the provision of an ATM Service by Telstra to the Customer's equipment which is located in a Telstra exchange.

Total Service Outage means a total failure of a DSL Network Component (not including Excluded Service Outages).

Wholesale ATM Service means an ATM Service supplied by Telstra under the Wholesale ATM Service Schedule to this Agreement.

2	Interpretation
2.1	Paragraph 1.6 in Annex F to this Agreement, which relates to contact details for reporting Faults, is not applicable to the DSL-L3A Service.
2.2	A reference to a specification or standard in this Service Schedule includes that specification or standard as from time to time issued, updated or adopted by Telstra.
2.3	In the event of any inconsistency between this Service Schedule and any specification or standards document referenced in this Service Schedule, then this Service Schedule prevails.
2.4	Where any provision of this Service Schedule specifies the circumstances in which Telstra may suspend, limit or cancel the provision of the DSL-L3A Service or an Individual Service, that provision applies in addition to, and not instead of, the provisions set out in the remainder of this Agreement outside this Service Schedule.

2.5	A reference to a transmission rate in this Service Schedule is a reference to a maximum transmission capability and is not a guarantee that the transmission rate will be achieved. In particular, the actual data transmission rate which can be achieved is likely to be less than the maximum transmission capability because of dimensioning, overhead and other technical reasons.

2.6	This Service Schedule does not deal with and does not confer upon the Customer, any rights in relation to Facilities owned or operated by Telstra, under Parts 3 or 5 of Schedule 1 of the Telecommunications Act.
Addendum 2 The DSL-L3A Service
1	The DSL-L3A Service
1.1	The DSL-L3A Service is comprised of the following components:
(a) one or more End User Accesses in a State;
(b) one or more AGVCs which connect to all End User Accesses within a particular State; and
(c) a national Authenticating Virtual Circuit (which is not required where all the Customer's End Users are all connected with bridged or routed connections).
Service Diagram ' Telstra Premises Access Example (for illustrative purposes only)

Service Diagram ' Customer Premises Access Example (for illustrative purposes only)

Service Diagram Charging Example (for illustrative purposes only)
2	General
2.1	The Customer acknowledges that the DSL-L3A Service is available only to Wholesale Customers and warrants that it is a Wholesale Customer.
2.2	To the extent permitted by law, the Customer must not supply the DSL-L3A Service to a third party for resale by that third party without Telstra's prior written consent, such consent not to be unreasonably withheld.

ATM Service
2.3	The Customer must acquire either Customer Premises Access or Telstra Premises Access from Telstra in order for Telstra to deliver the DSL-L3A Service traffic from the ATM POP to the Customer. If, at the date of this Service Schedule, the Customer is acquiring an SFOA ATM Service for the carriage of DSL-L3A Service traffic from the ATM POP to the Customer, the Customer must cease using that SFOA ATM Service by 30 July 2002 and must acquire a Wholesale ATM Service upon reasonable notice by Telstra to the Customer.

2.4	The Customer acknowledges that the terms on which Telstra supplies Customer Premises Access and Telstra Premises Access (including Charges) are described in the ATM Service Schedule.
Use of AGVCs
2.5	AGVCs supplied as part of the DSL-L2 DSL-L3A DSL-L3S Services may be used to aggregate DSL-L3S, DSL-L2 and/or DSL-L3A Service data traffic.
2.6	Subject to paragraph 2.5, AGVCs supplied with DSL-L3A Service may not be used with another Telstra Wholesale Service.
Load Sharing
2.7	For technical or operational reasons, Telstra may, on reasonable notice, require the Customer to implement Load Sharing.
2.8	The Customer must comply with Telstra's configuration instructions in relation to Load Sharing.
Qualified Pairs
2.9	The Customer acknowledges that Telstra can only supply an Individual Service over a Qualified Pair where Telstra supplies operational standard telephone services over the same Qualified Pair and accordingly:

(a)	the Customer warrants to Telstra that the End User to whom the Customer provides services using the Individual Service over a Qualified Pair is the same End User to whom Telstra or a reseller of Telstra supplies a standard telephone service using that Qualified Pair;

(b)	Telstra will only provide the Individual Service to the Customer for so long as the End User referred to in paragraph 2.9(a) continues to acquire that standard telephone service from Telstra or a reseller of Telstra using that Qualified Pair; and

(c)	where the End User ceases to acquire a standard telephone service from Telstra or a reseller of Telstra using that Qualified Pair, Telstra will terminate the provision of the Individual Service over that Qualified Pair.

Monitoring Services
2.10	The Customer:
(a)	acknowledges that in some instances, such as where the End User is acquiring a Monitoring Service, additional CPE such as central splitters and network termination devices will have to be installed by the Customer at its own cost before Telstra will provide an Individual Service in respect of that End User, in order to maintain continued supply of security and similar services to the End User. This will also apply where a Monitoring Service is supplied subsequent to an Individual Service being supplied to that End User; and

(b) warrants that where such additional CPE is required, the additional CPE will be installed prior to the provision of the Individual Service by Telstra.
Installation of Individual Services
2.11	In respect of each Individual Service:
(a)	the Customer warrants that it has obtained the End User's written acknowledgment that the installation and operation of the Individual Service may cause temporary disruption in the standard telephone services received by the End User or a Monitoring Service;

(b) the Customer warrants that it has obtained the End User's written acknowledgement that the installation and operation of a Monitoring Service may cause temporary disruption to an Individual Service;
(c)	the Customer warrants that it has obtained the End User's written acknowledgment that the installation and operation of an Individual Service may mean that Incompatible Products will not be supplied to the End User using the Qualified Pair;

(d) the Customer warrants that it has obtained the End User's written acknowledgement that any provider of a Monitoring Service used by an End User has been notified that:
(i) installation and operation of an Individual Service may cause temporary disruption in the standard telephone services or a Monitoring Service received by an End User; and
(ii) installation of CPE such as central splitters and network termination devices may be required under paragraph 2.10(a) of this Addendum.
(e) the Customer releases Telstra from all liability to the End User or the Customer, and indemnifies Telstra against all costs, expenses, liability, loss or damage incurred or suffered by Telstra in connection with any claims, actions or proceedings against Telstra (including third party claims or claims by an End User) arising out of the following (to the extent that the liability is caused by the provision or cancellation of the DSL-L3A Service):
(i) disruption in the PSTN services or Monitoring Services;
(ii) cancellation of the Individual Service;
(iii) suspension of the provision of the Individual Service to particular IP Addresses;
(iv) cancellation of, or refusals to provide, all Incompatible Products; and
(v) possible breaches of the Telecommunications (Customer Service Guarantee) Standard in respect of that End User.
Service Configuration and Supply
2.12	The Customer is responsible for dimensioning and sizing all AGVCs and the Authenticating Virtual Circuit for its requirements.
2.13	The Customer agrees and acknowledges that it the DSL-L3A Service is an "Internet-grade" product only, which means that successful data transport using the DSL-L3A Service is not guaranteed.
2.14	Telstra is responsible for supplying and integrating the components of the DSL-L3A Service, and while it will endeavour to meet the Customer's requests in relation to the DSL-L3A Service (including AGVCs and the Enhanced Features), the Customer acknowledges that there may be technical, structural, architectural, provisioning or other constraints affecting Telstra's ability to do so. The Customer acknowledges that the availability or performance of the DSL-L3A Service and components of the DSL-L3A Service may vary, and an Individual Service may not be provided, depending on the available capacity of, the geographic and technical capability of, or other technical matters affecting, the relevant Telstra networks at the time at which a request for DSL-L3A Service is made or the time at which the DSL-L3A Service is delivered.

ADSL Material Licence
2.15	Telstra may from time to time provide the Customer with coverage maps indicating general availability of the DSL-L3A Service. Telstra may also provide other specified materials relating to the DSL-L3A Service. Use by the Customer of those maps and other specified materials will be at the discretion of Telstra and subject to the ADSL Material Licence terms and conditions set out in Addendum 5.

Transfer of End User Accesses
2.16	The Customer may transfer an End User Access between the DSL-L3A Service, DSL-L3S Service and DSL-L2 Service, subject to:
(a) Telstra's prior approval;
(b) compliance with the Service Schedule for the Service to which the End User Access is transferred; and
(c) payment of any fee applying to such a move (which fee, in relation to transfer of an End User from or to the DSL-L3A Service, is set out in paragraph 4 of Addendum 3 of this Service Schedule).
Interception
2.17	The Customer must comply with its interception obligations under the Telecommunications Act 1997 in relation to the DSL-L3A Service.
3	Service Qualification
3.1	Service Qualification is a desktop analysis carried out by Telstra to determine various matters relating to aspects of the Pairs connecting End Users to the Telstra Data Network. This desktop analysis is based on information available in Telstra systems. These matters include:

(a) line loss;
(b) infrastructure availability;
(c) Technology Blockers;
(d) adjacent interference; and
(e) Incompatible Products.
3.2	Telstra will make available to the Customer, via the Internet, a tool which will enable the Customer to carry out Limited Service Qualification of Pairs.
3.3.	Where the Customer requests that Telstra perform Service Qualification on an Individual Service (in the absence of an Order), Telstra will charge the Customer in accordance with paragraph 4 of Addendum 3 for doing so.

3.4	The Customer acknowledges that:
(a)	Service Qualification and Limited Service Qualification are desk studies carried out on the basis of information available to Telstra, and the results of the desk studies do not conclusively demonstrate that a Pair is suitable for the provision of the Individual Service;

(b)	Telstra is under no obligation to provide a Individual Service over a Pair, or to undertake any network modifications, rearrangements or harmonisation, if an Individual Service requested by a Customer does not pass Service Qualification;

(c)	the provision of the Individual Service over a Pair will prevent the supply by Telstra or other service providers of Incompatible Products to the relevant End User over that Pair, and that the Customer is responsible and liable to the End User in respect of that inability to supply Incompatible Products; and

(d) where an End User is acquiring Incompatible Products over a Pair, Telstra will not provide the Individual Service to the Customer over that Pair.
4	Non-Telstra Equipment
4.1	For the avoidance of doubt, the DSL-L3A Service does not include the provision of cabling or equipment beyond the Network Boundary at the End User's Premises or at or beyond the point of interconnect at the ATM POP.

4.2	The Customer is wholly responsible for the Non-Telstra Equipment and any liability arising from the use of the Non-Telstra Equipment by any person.
4.3	The Customer must ensure that all services provided by it to an End User by means of the DSL-L3A Service and all Non-Telstra Equipment connected to the DSL-L3A Service complies with the following requirements:

(a) all relevant ACA technical standards; and
(b) A/ACIF S043.2:2001 Requirements for Customer Equipment for connection to a metallic local loop interface of a Telecommunications Network-Broadband.
4.4	The Customer must ensure that Non-Telstra Equipment connected to the DSL-L3A Service:
(a) meets the specifications and requirements of the Service Provider Technical Document and the End User Technical Documents.
(b) at the End User side of the Network Boundary only, has passed Telstra's interoperability tests. The list of equipment that has passed these tests is at http://telstra.com.au/adsl/equipmnt.htm; and
(c) is labelled with the ACA telecommunications compliance mark (A-tick as shown below).
5	Third Party IP Addresses
5.1	The Customer must provide Telstra with the registered or unregistered IP Addresses to be used in routing DSL-L3A Service traffic.
5.2	The Customer warrants that:
(a) it is the registered owner, or it has written permission from the registered owner, to use the registered IP Addresses provided under paragraph 5.1;
(b) the IP Addresses to be used do not fall within the Telstra IP Address Ranges; and
(c) in the case of unregistered IP Addresses, it is the owner or has the written permission of the owner to use the unregistered IP Addresses.
5.3	Telstra may investigate the correctness of the warranties in paragraph 5.2, and if it does so, the Customer must provide Telstra with evidence of the correctness of the warranties.
5.4	If there is a breach of the warranties in paragraph 5.2, or if Telstra is investigating the correctness of those warranties, Telstra may:
(a) refuse to route DSL-L3A Service traffic;
(b) suspend the provision of an Individual Service; or
(c) issue a temporary IP Address for use in routing traffic.
5.5	In addition to Telstra's rights under this Agreement, and without prejudice to any other right, claim or action it may have against the Customer, Telstra may terminate the provision of an Individual Service or the DSL-L3A Service where, in Telstra's reasonable opinion, the Customer has breached any or all of the warranties in paragraph 5.2.

5.6	The Customer must pay any reasonable costs incurred by Telstra in exercising its rights under paragraph 5.4 or paragraph 5.5.
5.7	The Customer releases Telstra from all liability to the End User or the Customer, and indemnifies Telstra against all costs, expenses, liability, loss or damage incurred or suffered by Telstra in connection with any claims, actions or proceedings against Telstra (including third party claims and claims by an End User) arising out of the allocation of registered or unregistered IP Addresses, or any of the functions undertaken by the Customer's RADIUS server.

6	DSL-L3A Service Enhanced Features
6.1	The Customer may elect to receive one or more Enhanced Features in conjunction with the DSL-L3A Service.
6.2	In relation to the Enhanced Features, the Customer agrees and acknowledges that it must comply with (at its own cost):
(a) the relevant End User Technical Documents and Service Provider Technical Document; and
(b) Telstra's configuration instructions.
7	Service Provider Allocation of IP Addresses ("SPAIA")
7.1	The Customer may apply for an Enhanced Feature designed to allow the Customer to allocate their own private IP Addresses to End Users ("Service Provider Allocation of IP Addresses" or "SPAIA Feature").

7.2	The Customer agrees and acknowledges that the SPAIA Feature is not available where End Users are connected via bridged or routed connections.
7.3	The Customer agrees and acknowledges that, where the SPAIA Feature is enabled:
(a) Telstra does not allocate IP Addresses to End Users;
(b) the SPAIA Feature will apply to all End User Accesses connected using PPPoE or PPPoA;
(c) the Customer is responsible for the allocation of unique IP Addresses to End Users; and
(d) Telstra is not responsible for any inconvenience, loss or damage suffered by the Customer or an End User in relation to the allocation of IP Addresses.
8	RID Feature
8.1	Upon application by the Customer, Telstra will provide an Enhanced Feature designed to allow the Customer to terminate or cause the termination of an End User session using RADIUS initiated disconnect ("RID Feature").

8.2	To acquire the RID Feature, the Customer must, at its own cost:
(a)	have developed or otherwise obtained disconnector software that can generate a RID Feature message in the format and containing the information required by Telstra and conforming with the Service Provider Technical Document ("RID Message");

(b) configure the Non-Telstra Equipment to use the RID Feature in accordance with the Service Provider Technical Document and the directions given by Telstra to the Customer from time to time; and
(c) have obtained the right to use and modify the third party software as described in the Service Provider Technical Document.
8.3	The Customer warrants that it:
(a)	has the right to disconnect or cause the disconnection of an End User ADSL service (supplied by the Customer to the End User using an Individual Service) pursuant to the agreement between the Customer and the End User under which the Customer provides that ADSL service to the End User; and

(b) will only use the RID Feature where the warranty in paragraph 8.3(a) is true.
8.4	In addition to Telstra's rights under this Agreement, and without prejudice to any other right, claim or action it may have against the Customer, Telstra may disable the RID Feature temporarily or permanently without notice where, in Telstra's reasonable opinion, the Customer has breached any or all of the warranties in paragraph 8.3.

8.5	The Customer must pay any reasonable costs incurred by Telstra in exercising its rights under paragraph 8.4.
8.6	To use the RID Feature, the Customer sends a RID Message to Telstra. Telstra will use its reasonable efforts to act on the Customer's behalf and in accordance with the RID Message by disconnecting the End User session on the Individual Service. If Telstra disconnects an End User session following receipt of a RID Message, Telstra will advise the Customer of the disconnection by sending an "accounting stop" message in accordance with the procedure set out in the Service Provider Technical Document. However, Telstra does not guarantee that it will successfully disconnect an End User session or respond to all RID Messages sent by the Customer.

8.7	In disconnecting or causing the disconnection or attempting to disconnect an End User's connection to the Individual Service, Telstra is acting on the instructions of and on behalf of the Customer. The Customer releases Telstra from all liability to the End User or the Customer, and indemnifies Telstra against all costs, expenses, liability, loss or damage incurred or suffered by Telstra in connection with any claims, actions or proceedings against Telstra arising out of the disconnection, attempted disconnection or failed disconnection of the Individual Service provided to an End User.

8.8	To avoid doubt, disconnection of an End User session using the RID Feature does not change or affect the Customer's obligations to pay Charges in respect of the relevant End User Access.
9	Exclusivity Feature
9.1	Upon application by the Customer, Telstra will provide an Enhanced Feature designed to ensure that an End User Access supplied to the Customer will only be linked with an AGVC supplied to the Customer, so that the End User will only be able to use the Individual Service to logon on to the Customer ("Exclusivity Feature").

9.2	The Customer agrees and acknowledges that the Exclusivity Feature is not available where End Users are connected via bridged or routed connections.
9.3	In addition to Telstra's rights under this Agreement, and without prejudice to any other right, claim or action it may have against the Customer, Telstra may disable the Exclusivity Feature temporarily or permanently without notice where Telstra reasonably believes it necessary to comply with any Intervening Legislation, an industry code or industry standard with which Telstra is bound or chooses to comply.

10	Multiple Domain Name Feature
10.1	Upon application by the Customer Telstra will provide the Customer with the Telstra-managed MDN Feature or Partially Telstra-managed MDN Feature (or both).
10.2	The Customer agrees and acknowledges that the MDN Feature is not available where End Users are connected via bridged or routed connections.
10.3	Where the Customer is provided with the MDN Feature:
(a) the domain name the Customer provides to Telstra must be registered and unique within Telstra's systems;
(b)	the Customer may provide up to 20 domain names to Telstra for the DSL-L3A Service. If both the Telstra-managed MDN Feature and Partially Telstra-managed MDN Feature are provided the total limit is 20 domain names. In the case of the Partially-managed MDN Feature there is no limit on the number of sub-domain names;

(c) the full domain name string (ie user name, domain name topleveldomain and as appropriate sub-domain name) must be no more than 50 characters;
(d) Telstra manages the authentication of domain names; and
(e) the Customer manages the allocation of user names (and in the case of the Partially Telstra-managed MDN Feature, the Customer also manages the allocation of sub-domain names).
10.4	The Customer releases Telstra from all liability to the End User or the Customer, and indemnifies Telstra against all costs, expenses, liability, loss or damage incurred or suffered by Telstra in connection with any claims, actions or proceedings against Telstra (including third party claims and claims by an End User) arising out of the allocation or management of user names, domain names and sub-domain names.

11	Term
11.1	This Service Schedule comes into force on the date it is added to the Agreement ("Schedule Date"). Telstra will supply the DSL-L3A Service during the period this Service Schedule is in force.
11.2	Subject to any termination or extension rights the parties have under this Agreement, this Service Schedule ends 2 years from the Schedule Date ("Initial Period") unless the parties otherwise agree.
11.3	The parties may agree to extend the operation of this Service Schedule beyond the Initial Period until:
(a) either party gives the other party 30 days written notice of termination; or
(b) this Agreement or this Service Schedule is otherwise terminated.
11.4	Subject to paragraph 11.5, the Customer accepts an Individual Service on the terms and conditions set out in this Service Schedule and this Agreement for the period from the Start Date until the first to occur of:

(a) termination or cancellation of the Individual Service;
(b) the expiry or termination of this Service Schedule; or
(c) the expiry or termination of this Agreement in accordance with clause 2 of this Agreement.
11.5	Telstra may cease to supply an Individual Service to the Customer upon 3 months prior written notice to the Customer which notice may only be given after the expiry of the period of 12 months after the Start Date. Telstra will use reasonable endeavours to provide as much notice to the Customer as possible (but no less than 3 months notice) of its intention to cease the supply of an Individual Service to a Customer.

12	Connection
12.1	Subject to an Individual Service passing Service Qualification, Telstra will use its reasonable endeavours to connect that Individual Service by the Arranged Connection Date. Telstra will notify the Customer when the connection has been effected. Telstra will not be liable for any inconvenience, loss or damage suffered by the Customer or an End User if Telstra does not connect the Individual Service by the Arranged Connection Date.

12.2	Where an End User also acquires a Monitoring Service, the Customer must advise the provider of the Monitoring Service prior to any disconnection or potential disruption of an End User's standard telephone services caused by or on behalf of the Customer in providing services to the End User, including any such disconnection or disruption arising out of the installation and maintenance of CPE.

13

Indicative Provisioning Lead Times

Table 13 of Addendum 2 sets out Indicative Provisioning Lead Times applicable to components of the DSL-L3A Service, which are subject to, among other things, the provisioning of the associated ATM Service and the availability of network infrastructure.

Connection of	Indicative Provisioning Lead Times
Aggregating Virtual Circuit	20 Business Days
Authenticating Virtual Circuit	20 Business Days
End User Access	5 Business Days
  Table 13 of Addendum 2
14	Access to premises
14.1	Where relevant, the Customer must, and must procure that each End User does:
	(a)	not interfere with the normal operation of the DSL-L3A Service or any Facility or make either unsafe;
	(b)	procure safe access by Telstra to the End User Premises:
(i) to inspect or test a Facility which may be causing interference or danger; and
(ii) as required by Telstra in connection with the provision, maintenance and repair of the DSL-L3A Service or any Facility;
(c)	ensure that Telstra is provided with sufficient and timely access to each End User Premises and the Telstra Equipment to enable Telstra to provide the DSL-L3A Service in accordance with Telstra's obligations under this Agreement; and

14.2	If the Customer does not own, control or have access to the End User Premises, it must:
	(a)	procure for Telstra all such access to the End User Premises as may be required by Telstra under this Addendum; and
	(b)	indemnify Telstra against a claim by the owner or occupier of the End User Premises, or any other person, in relation to Telstra's entry onto those premises.
15	Forecasts
15.1	The Customer must supply forecasts for the DSL-L3A Service in the form required by Telstra from time to time.
Addendum 3 Charges
1	General
The pricing structure for the DSL-L3A Service is as follows:
	(a)	Charges for End User Accesses;
	(b)	Charges for Aggregating Virtual Circuits;
	(c)	Charges for Authenticating Virtual Circuits, if required;
	(d)	Charges for Enhanced Features; and
	(e)	miscellaneous Charges.
End User Accesses
2.1	The pricing structure for End User Accesses is as follows:
	(a)	an installation Charge of $90 per End User Access; and
	(b)	a monthly Charge based on:
(i) the ADSL line transmission rate selected by the Customer; and
(ii) the location of the End User Access with respect to the Aggregation Point Charging POP in the same State as that End User Access.
2.2	For the purposes of this paragraph 2:
	(a)	Metro Charges apply where End User Accesses are located within the Local Call Area of the Aggregation Point Charging POP in the same State as those End User Accesses; and
(b)	Regional 1 Charges apply where End User Accesses are located outside the Local Call Area of the Aggregation Point Charging POP in the same State as those End User Accesses, but within 165km of that Aggregation Point Charging POP; and

(c)	Regional 2 Charges apply where End User Accesses are located both outside the Local Call Area of the Aggregation Point Charging POP in the same State as those End User Accesses and more than 165km from that Aggregation Point Charging POP.

2.3	Subject to paragraph 2.4, the monthly Charges for End User Accesses are set out in Table 2.3 of Addendum 3.
End User Access	ADSL line transmission rate
	Up to 256kb/s* downstream and 64kb/s* upstream	Up to 512kb/s* downstream and 128kb/s* upstream	Up to 1.5Mb/s* downstream and 256kb/s* upstream
Metro	$37.87	$44.85	$75.18
Regional 1	$41.91	$50.20	$81.91
Regional 2	$50.51	$61.64	$95.97
  Table 2.3 of Addendum 3

  *Subject to paragraph 2.5 in Addendum 1.

2.4	If an End User Access is transferred from the Customer's DSL-L3A Service to the Customer's DSL-L2 Service before 1 September 2002, the monthly Charges for that End User Access for the period from 1 June 2002 to the date the transfer takes place ("relevant period") will be calculated in accordance with Table 2.3 of Addendum 3 of the Telstra Wholesale Broadband DSL Layer 2 Service Schedule; as if the End User Access was in fact a DSL-L2 End User Access for the relevant period.

2.5	Telstra will credit the Customer's Bill(s) as necessary to give effect to paragraph 2.4. Customer acknowledges and agrees that Telstra will not be taken to be in breach of this Agreement merely because Charges for End User Accesses payable in accordance with paragraph 2.4 were Billed at first instance in accordance with paragraph 2.3 of this Addendum 3.

3	Aggregating Virtual Circuits
3.1	The monthly Charge for an Aggregating Virtual Circuit is determined by reference to the distance between the relevant Aggregation Point Charging POP for the State in which the Customer has End User Accesses and the ATM Charging POP for the ATM Service associated with that AGVC.

3.2	For the purposes of this paragraph 3, an interstate AGVC is one where the Aggregation Point Charging POP and the ATM Charging POP are in different States ("Interstate AGVCs")
3.3	Subject to paragraph 3.4 below, the monthly Charges for AGVCs are set out in Table 3.3 of Addendum 3 below:
AGVC size	AGVCs where both Charging POPs are in the same State	Interstate AGVCs (under 1200km between the Charging POPs)	Interstate AGVCs (1200km or more between the Charging POPs)
1Mb/s	$299	$6,811	$8,802
2Mb/s	$528	$12,294	$15,888
4Mb/s	$993	$23,359	$30,186
8Mb/s	$1,551	$42,163	$54,487
16Mb/s	$1,953	$76, 104	$98,348
32Mb/s	$2,929	$149,791	$193,573
  Table 3.3 of Addendum 3
3.4	If a Customer has implemented Load Sharing in a State, the Customer's first two Load Sharing AGVCs (with a combined size of 32Mb/s or less) in that State will be charged as if they comprise a single AGVC whose size is the sum of the two Load Sharing AGVCs. For example, two 4Mb/s Load Sharing AGVCs will be charged as if the Customer has one 8Mb/s AGVC. Any additional AGVCs in that State will be charged at the individual rates specified in Table 3.3 of Addendum 3.

4	Miscellaneous Charges The miscellaneous Charges are set out in Tables 4.1A and 4.1B of Addendum 3.
Customer Request	Charge
Disconnection fee if the End User is disconnected within 6 months of the relevant End User Access being activated	$50
Fee to change an End User Access configuration (eg if the ADSL line transmission rate is increased or decreased, or configuration of the End User's session set-up is changed)	$30
Fee to change the DSL-L3A Service configuration (eg to switch the RID Feature on or off, or change an IP Address pool)	$50
Fee to transfer an End User Access between the Customer's DSL-L3A Service and the Customer's DSL-L3S or DSL-L2 Service	$30
Fee for Telstra to carry out Service Qualification of a Pair (in the absence of an Order)	$5
(b) Fee for an incorrect call-out	Charged on a time and materials basis
Table 4.1A of Addendum 3

(c) Telstra Fault Desk	Charge
(d) Fee when an End User directly calls the Telstra Fault Desk for assistance	$50
Table 4.1B of Addendum 3
5	Authenticating Virtual Circuit
The Charge for each 64kb/s Authenticating Virtual Circuit is $100 per month.
6	Enhanced Features The monthly Charges in Table 6 of Addendum 3 apply for the Enhanced Features:
Enhanced Feature	Monthly Charge
SPAIA Feature	$30
Exclusivity Feature	no charge
RID Feature	no charge
Telstra-managed MDN Feature	$155
Partially Telstra-managed MDN Feature	$200
  Table 6 of Addendum 3
7	Service Outage Rebate
7.1	Notwithstanding paragraphs 2.13 and 2.14 of Addendum 2, Telstra will credit to the Customer a rebate for Monthly Service Outages in accordance with Table 7 of Addendum 3 ("Service Outage Rebate"). The Customer acknowledges and agrees that Telstra's determination of the amount of any Service Outage Rebate is final.
Monthly Service Outages (per Individual Service)	Service Outage Rebate
>6 hours but =20.5 hours during a calendar month	10% of the Average End User Access Charge
>20.5 hours but =42.5 hours during a calendar month	20% of the Average End User Access Charge
>42.5 hours during a calendar month	50% of the Average End User Access Charge
  Table 7 of Addendum 3
7.2

The Average End User Access Charge is the average monthly Charge for End User Accesses payable by the Customer in respect of the relevant calendar month for all DSL-L2, DSL-L3A and DSL-L3S Services under this Agreement, calculated as at the last day of the relevant calendar month.

  Example calculation of Average End User Access Charge
  If the Customer has a total of 1,000 Individual Services in respect of DSL-L2, DSL-L3A and DSL-L3S Services as at the last day of the month and the total monthly Charges for End User Accesses payable by the Customer for those services in respect of that calendar $75,500, then the Average End User Access Charge would be $75.50.

7.3

Without need for claim by the Customer, Telstra will aggregate all Service Outage Rebates in respect of the DSL-L2, DSL-L3A and DSL-L3S Services and make a single credit to the Customer's next monthly Bill. For the avoidance of doubt, the next monthly Bill means the first monthly Bill after Telstra has calculated all Service Outage Rebates.

Example calculation of Service Outage Rebate
If the Customer has a total of 1000 Individual Services in respect of DSL-L3A Services as at the last day of the month and

  250 Individual Services have Monthly Service Outages of 6 hours or less
  300 Individual Services have Monthly Service Outages of between 6 hours and 20.5 hours;
  250 Individual Services have Monthly Service Outages of between 20.5 hours and 42.5 hours;
  200 Individual Services have Monthly Service Outages of greater than 42.5 hours; and
  the Average End User Charge is $75.50,

the Service Outage Rebate is calculated as:
300 x $7.55 (ie 10% of $75.50)       $2,265.00
250 x $15.10 (ie 20% of $75.50)     $3,775.00
200 x $37.75 (ie 50% of $75.50)     $7,550.00
Total Service Outage Rebate     $13,590.00

This total amount will be aggregated with any Service Outage Rebates payable for that month in respect of the DSL-L2 Service and the DSL-L3S Service and will be credited as a single amount on the Customer’s monthly Bill for the following month.

7.4	Telstra's obligation to credit to the Customer Srevice Outrage Rebates under paragraph 7.1 is subject to the Customer:
	(a)	maintaining AGVC connections to towo IGRs in each State (where available) throughout the relevant calendar month; and
	(b)	paying all amounts payable under this Agreement for DSL-L3A Services by the Due Date.
8.	GST

The Charges set out in this Addendum 3 are exclusive of any applicable GST. The amount of GST payable by the Customer to Telstra fo the DSL-L3A Service and associated work referred to in this Addendum 3 will be calculated in accordance with the terms of this Agreement and included in the Bill which sets out the Charges payable by the Customer to Telstra for the supply of such Services and associated work.

Addendum 4 Service Assurance
1	Exclusions
1.1	Telstra's obligations under this Addendum do not extend to Faults caused as a result of:
	(a)	any fault in equipment, software or any network not forming part of the DSL-L3A Service;
	(b)	damage due to causes external to the DSL-L3A Service;
	(c)	interference;
	(d)	Force Majeure; and
	(e)	Planned Outages.
1.2	The Customer acknowledges that:
(a)	compliance with the Industry Code Unconditioned Local Loop Service - Network Deployment Rules, registered by the ACA under section 117 of the Telecommunications Act 1997, may not completely eliminate interference; and

(b)	faults in cable and other faults in the copper network may result in interruptions to the provision of the DSL-L3A Service, in which event the Customer agrees to do everything reasonably necessary to enable Telstra to resolve those faults.

1.3	Telstra will not provide Fault restoration under this Service Schedule where the Fault is in a network or cabling owned, controlled or maintained by any person other than Telstra.
2	Reporting to Telstra
2.1	The Customer must report the details of the suspected Fault to , the Telstra Fault Desk (the National Wholesale Service Centre, telephone 1802 288 or such other numbers as Telstra may advise).
2.2	The Telstra Fault Desk number is available 24 hours a day, seven days a week and should only be used for reporting of Faults by the Customer. The number is not to be supplied by Customers to End Users. Where End Users contact Telstra directly, then the fee specified in paragraph 4 of Addendum 3 will apply.

2.3	When reporting a suspected Fault the Customer must provide the following information:
	(a)	details of the Individual Service and/or the standard telephone service over which the Individual Service is provided:
(i) identify the full national number;
(ii) identify the type of service; and
(iii) confirm the location of the affected service.
	(b)	contact and Fault details:
(i) name of Customer;
(ii) identify contacts for the Customer and the End User (where appropriate) including site contact if site attendance is required;
(iii) give details of the Fault symptoms; and
(iv)	confirm that the Customer has already addressed the possible sources of the suspected Fault, including communication with the End User to establish that the End User is connected to the Individual Service and/or the standard telephone service over which the Individual Service is provided.

2.4	Telstra will advise the Customer of a Fault reference number.
2.5	The Customer should record the Telstra issued Fault reference number for future reference.
2.6	Where an on-site visit is required, Telstra will arrange an appropriate appointment time with the Customer Premises Contact.
2.7	Telstra's hours of business for reporting Faults are 24 hours per day. Where a Fault report is lodged Fault restoration work will be undertaken in accordance with paragraph 3 of this Addendum.
2.8	Where Telstra attends an End User Premises in response to a Fault report and the Fault is found to be in the Non-Telstra Equipment, Telstra will charge a fee for the incorrect call out as specified in paragraph 4 of Addendum 3.

2.9	If Telstra must gain access to an End User Premises to restore the Individual Service the Response Time and Repair Time will be subject to the provision of entry to the premises.
2.10	On completion of Individual Service restoration activities Telstra will contact the Customer to confirm that the Individual Service has been completely and satisfactorily restored. The Customer acknowledges and agrees that Telstra may repair a Fault on a temporary or permanent basis and that any temporary repair may require a subsequent Planned Outage to repair the Service or Individual Service on a permanent basis.

2.11	If the Customer wishes to escalate the Fault, as a result of either the Response Time or the Repair Time having been exceeded, the Customer should contact the Telstra Business Team Contact.
3	Target Response Times and Repair Times
3.1	Telstra will use reasonable endeavours to meet the target Response Times and Repair Times set out in this paragraph 3 in relation to the DSL-L3A Service.
3.2	For the purposes of this paragraph 3:
	(a)	Urban Areas are urban areas with a population of greater than 10,000;
	(b)	Rural Areas are areas with a population of between 200 and 10,000 but which are not within Telstra's Extended Charging Zones; and
	(c)	Remote Areas are areas with a population of less than 200 or areas included in a Telstra Extended Charging Zone.
Target Response and Repair Times for Faults in End User Accesses
3.3	The target Response and Repair Times for Faults in End User Accesses apply during the following hours of coverage only:- 8.00am to 5.00pm, Monday to Friday (excluding public holidays in the place where the work is required to rectify a Fault). They are:

	(a)	Response Time for all areas: 8 hours (within the hours of coverage) after Telstra receives a Fault report;
	(b)	Repair Time for Urban Areas: at the end of the first full Business Day after Telstra receives a Fault report;
	(c)	Repair Time for Rural Areas: at the end of the second full Business Day after receipt of a Fault report; and
	(d)	Repair Time for Remote Areas: at the end of the third full Business Day after Telstra receives a Fault report.
Example calculation of Response and Repair Times for End User Accesses
If a Fault report in an Urban Area is received on Friday at 2.00pm, the target Response Time will be Monday at 1.00pm being 8 hours (during the hours of coverage) after receipt of the Fault report. The target Repair Time will be Monday at 5.00pm being the end of the first full Business Day after receipt of the Fault report.

Target Response Times and Repair Times for Faults in the Telstra Data Network
3.4	The hours of coverage for Faults in the Telstra Data Network are 24 hours a day, 7 days a week including public holidays. The target Response and Repair times are:
	(a)	Response Time for all areas: 1 hour after Telstra receives a Fault report;
	(b)	Repair Time for Urban Areas: 12 hours after Telstra receives a Fault report;
	(c)	Repair Time for Rural Areas: the end of the first full Business Day plus 12 hours after Telstra receives a Fault report; and
	(d)	Repair Time for Remote Areas: the end of the second full Business Day plus 12 hours after Telstra receives a Fault report.
Example calculation of Response and Repair Times for Telstra Data Network(a)
If a Fault report in an Urban Area is received on Friday at 2.00pm, the target Response Time will be Friday at 3.00pm being 1 hour after receipt of the Fault report. The target Repair Time will be Saturday at 2.00am being 12 hours after receipt of the Fault report.

Addendum 5 ADSL Material Licence Conditions for Use of ADSL Material supplied by Telstra
1	Terms The terms and conditions in this Addendum 5 are the terms and conditions on which the Customer may use and reproduce the Material.

2

Definitions

Licence Term means the term of this Service Schedule, or such other term as Telstra may advise the Customer in writing.

Material means ADSL coverage maps (“Maps”) and other written material specifically provided by Telstra to the Customer in relation to the DSL-L3A Service.

Purpose means the use and reproduction of the Material in presentations and other formats, including on the Internet to support the supply of the Customer’s services to End Users.

3	Licence Telstra grants to the Customer a non-exclusive licence to use and reproduce the Material for the Licence Term solely for the Purpose ("Licence").

4	Charges Telstra will not charge the Customer a fee to reproduce the Material.

5

Copyright

The Material is protected by copyright law and international copyright treaties, as well as other intellectual property laws and treaties. The Customer acknowledges that Telstra owns all intellectual property rights in the Material, including copyright. Telstra retains all rights not expressly granted under this Licence.

6

Termination of ADSL Material Licence

The Licence will terminate upon expiration of the Licence Term. Upon termination, the Customer must immediately cease using and reproducing the Material and delete all copies of the Material, including copies on any Internet sites.

7	Customer obligations
7.1	The Customer agrees to only use and reproduce the Material for the Purpose.
7.2	The Customer agrees not to assign, transfer, licence, sub-licence or otherwise deal with the rights granted under this Licence.
7.3	The Customer may only use and reproduce the Material in full. The Customer may not use or reproduce parts of, or extracts from, the Material.
7.4	The Customer may not use or reproduce the Material in any manner which is unlawful or in any way prejudicial to the interests of Telstra or the DSL-L3A Service.
7.5	The Customer must include the following copyright notice on all copies of the Material, "(c) Telstra Corporation Limited 2002"
7.6

The Customer must include the following statements positioned immediately under each representation of a Map:

  This Map is a guide only.
  You should make your own enquiries before relying on or entering into any transaction based on the content of this Map.

8

Branding

Except where Telstra specifically prohibits it, the Customer may place the Customer's logo or branding on the Material. For the avoidance of doubt, this paragraph 8 constitutes prior written consent as required by clause 8.2 of the main terms and conditions of this Agreement, entitling the Customer to brand and hold out the Material as being its own in accordance with the terms of this Addendum 5.

ANNEXURE F Telstra Wholesale Broadband DSL Layer 3 Symmetrical Service Schedule

Addendum 1 Definitions and Interpretation
1 1.2

Definitions

In this Service Schedule the following words have these meanings:

ADSL means asymmetrical digital subscriber line technology for the transmission of digital information at high bandwidths on twisted metallic pairs, which has physical and electrical characteristics that conform with:

  Telstra Document IP 1149 The Telstra ADSL Network - Listing requirements for CPE (Issue 3 or subsequent) available from http://www.telstra.com.au/adsl/docs/inter_op_cpe3.pdf as updated from time to time;
  ANSI Specification T.413, Network and Customer Installation Interfaces - ADSL. Metallic Interface (Issue 2);
  ITU-T G.992.1 (7/99) Asymmetrical Digital Subscriber Line (ADSL) Transceivers; and
  ITU-T G.992.2 (7/99) Asymmetrical Digital Subscriber Line (ADSL) Transceivers.

ADSL CAM means a Telstra customer access module within which ADSL multiplexing equipment is located.

ADSL Material Licence means the terms and conditions contained in Addendum 5 of this Service Schedule.

Aggregation Point means a point nominated by Telstra in the Telstra network where End User Access traffic is collected together for placement onto one or more Aggregating Virtual Circuits being an IGR or, for those States where IGRs are not installed, an IPSN.

Aggregation Point Charging POP means a point in the Telstra network which is used as a reference point (for charging purposes only) in determining the monthly Charges for End User Accesses and AGVCs. As at the date of this Service Schedule, Telstra’s Aggregation Point Charging POPs are located at the exchanges listed in Table 1.1A of Addendum 1.

State in which the Customer has End User Accesses	Telstra Exchange
New South Wales	Kent
Victoria	Exhibition
Queensland	Charlotte
South Australia	Waymouth
Western Australia	Wellington
Australian Capital Territory	Deakin
Northern Territory	Darwin
Tasmania	Davey
  Table 1.1A of Addendum 1

  Aggregating Virtual Circuit or AGVC means a virtual circuit with an indicative maximum transmission rate carrying aggregated End User Access traffic from an Aggregation Point to an ATM POP.

  ATM means Asynchronous Transfer Mode, a layer 2 protocol as described in the Service Provider Technical Document.

  ATM POP means a Telstra exchange with appropriate ATM infrastructure and capacity from which an ATM Service is provisioned.

  ATM Charging POP means an ATM POP which is used as a reference point (for charging purposes only) in determining the monthly Charges for AGVCs. As at the date of this Service Schedule, Telstra’s ATM Charging POPs are located at the exchanges listed in Table 1.1B of Addendum 1.

State in which the Customer has End User Accesses	Telstra Exchange
New South Wales	Pitt
Victoria	Exhibition
Queensland	Woolloongabba
South Australia	Waymouth
Western Australia	Wellington
Australian Capital Territory	Deakin
Northern Territory	Darwin
Tasmania	Davey
  Table 1.1B of Addendum 1

ATM Service means a Telstra public (switched) data service which is described as an “ATM” service.

ATM Service Schedule means the Wholesale ATM Service Schedule or, if the Customer is obtaining ATM Services from Telstra other than by means of the Wholesale ATM Service Schedule, the ATM Section of the SFOA.

Authenticating Virtual Circuit or AVC means a virtual circuit with an indicative maximum transmission speed used for handling the following types of information:

  authentication information used to verify user names and passwords;
  authorisation information used to control the supply of an Individual Service; or
  accounting information used in the billing of an Individual Service.

Average End User Access Charge means a charge calculated in accordance with paragraph 7.2 of Addendum 3.

Capital City means Sydney, Canberra, Melbourne, Hobart, Adelaide, Perth, Darwin and Brisbane.

Customer Site means premises under the control or possession of the Customer which are made available for the installation of an ATM Service associated with the DSL-L3S Service. For the avoidance of doubt a Telstra exchange cannot be regarded as Customer Site.

Customer Premises Access means the provision by Telstra of an ATM Service to a Customer Site.

Customer Premises Equipment or CPE means any equipment installed or to be installed on the End User side of the Network Boundary in connection with the provision of the DSL-L3S Service to the Customer, including without limitation routers, modems, splitters, filters, wiring and client software.

DSL-L2 Service or DSL Layer 2 Service means the service acquired under the Telstra Wholesale Broadband DSL Layer 2 Service Schedule to this Agreement.

DSL-L3A Service or DSL Layer 3 Asymmetrical Service means the service acquired under the Telstra Wholesale Broadband DSL Layer 3 Asymmetrical Service Schedule to this Agreement. This service was formerly known as FlexStream™.

DSL-L3S Service or DSL Layer 3 Symmetrical Service means the Telstra Wholesale Broadband DSL Layer 3 Symmetrical Service described in paragraph 1.1 of Addendum 2. This service was formerly known as CommerceStreamâ.

DSL Network Component means an ADSL CAM, IPSN, IGR or SMC.

End User Access means a single virtual circuit for the provision of ADSL line transmission rates of up to 512kb/s upstream and up to 512kb/s downstream over a Qualified Pair between the Network Boundary and the Telstra nominated Aggregation Point, but excludes the provision of Non-Telstra Equipment and Customer Premises Equipment.

End User Technical Documents means the most recent version of each of the Telstra documents DC.030 Telstra Service Interface Specification for ADSL Access, End User Interface (Issue 4.6 or subsequent) and IP 1149 The Telstra ADSL Network - Listing Requirements for CPE (Issue 3 or subsequent). Both documents are available from the Telstra website http://telstra.com.au/adsl/equipmnt.htm and are updated by Telstra from time to time.

Enhanced Feature means an optional additional feature offered or intended to be offered under this Service Schedule in conjunction with the DSL-L3S Service. Examples of Enhanced Features are Service Provider Allocation of IP Addresses, the RID Feature, the Exclusivity Feature and the Multiple Domain Name Feature, which are described in paragraphs 7 to 10 of Addendum 2.

Excluded Service Outage means a service interruption affecting a DSL Network Component caused by:

  any fault in equipment, software or a network component (other than a DSL Network Component), including any fault on the End User’s PSTN line, the AGVC or the ATM Service connecting the Customer to the ATM POP;
  any fault in any line card forming part of an ADSL CAM;
  damage due to causes external to the DSL-L3S Service;
  interference;
  suspension of DSL-L3S Services under this Agreement for any reason;
  Force Majeure; or
  Planned Outages.

Exclusivity Feature means the Enhanced Feature defined in paragraph 9.1 of Addendum 2.

Extended Charging Zone has the meaning set out in the Public Switched Telephone Service Section of the SFOA (available at www.telstra.com.au/sfoa).

Fault means a failure in the normal operation of the DSL-L3S Service or an Individual Service which is determined by Telstra to be Telstra’s responsibility under this Agreement to rectify.

IGR means an IP gateway router which aggregates traffic from one or more IPSNs for placement onto one or more Aggregating Virtual Circuits.

Incompatible Product means a product listed in the Telstra document called Telstra Wholesale Broadband DSL Layer 3 Asymmetrical, DSL Layer 3 Symmetrical, DSL Layer 2 & DSL Layer 2 Data - Incompatible Products available from Telstra upon request.

IP Addresses means the Internet addressing standard which describes the address of all devices physically located within the global Internet.

IPSN means an Internet Protocol Services Node which aggregates traffic from multiple ADSL CAMs for delivery to an IGR or, where the IPSN is not connected to an IGR, for placement onto one or more Aggregating Virtual Circuits.

Limited Service Qualification means the Internet-based analysis of Pairs connecting End Users to the Telstra Data Network which may be carried out by the Customer.

Load Sharing means two AGVCs (of equal size) connected to the two IGRs in a State.

Local Call Area means the area within which a call between 2 points would be classified as a local call according to the Public Switched Telephone Service Section of the SFOA (available at www.telstra.com.au/sfoa).

Monitoring Service means a service for the monitoring of End User Premises which uses the Securitel Service or other communications services to transmit information from End User Premises to the provider of the Monitoring Service.

Monthly Service Outages means the sum of all Outage Periods in respect of an Individual Service during a calendar month as determined by Telstra.

Multiple Domain Name Feature or MDN Feature is an Enhanced Feature which enables the Customer to provision multiple domain names to End Users, and which may be provided by the Telstra-managed MDN Feature or Partially Telstra-managed MDN Feature.

Network Boundary means in relation to a Pair that enters a building on an End User Premises:

  if there is a main distribution frame in the building and the Pair is connected to the frame - a two wire point on the side of the frame nearest to Telstra; or
  if paragraph (a) does not apply but the line is connected to a network termination device located in, on or within close proximity to, the building - the side of the device nearest to the End User; or
  if neither paragraph (a) nor (b) applies - the point ascertained in accordance with section 22 of the Telecommunications Act.

Outage Period means the period commencing when a Total Service Outage or Partial Service Outage (as the case may be) begins and ending when End Users affected by the service disruption are able to reconnect End User sessions.

Pair means a single twisted metallic pair between an End User Premises and an ADSL CAM.

Partial Service Outage means a service disruption affecting a DSL Network Component which results in the termination of >5 per cent but <100 per cent of End User sessions concurrently connected through that DSL Network Component as measured by Telstra (not including Excluded Service Outages).

Partially Telstra-managed MDN Feature is where the Customer manages the allocation of user names, sub-domain names and domain names and Telstra manages the authentication of domain names. The domain name string is of the type “UserName@SubDomainName.UniqueDomainName.TopLevelDomain”.

Planned Outage means those periods where interruption of the DSL-L3S Service or Individual Service has been planned and Telstra has notified the Customer in advance.

PSTN means a public switched telephone network.

Qualified Pair means a Pair which passes Service Qualification and over which the End User is acquiring a standard telephone service supplied by Telstra either directly or through a reseller.

RADIUS stands for remote authentication dial-in user service. RADIUS is a protocol for handling authentication (verifying user names and passwords), authorisation (control of services) and accounting for End Users.

Repair Time means the period of time between a reported failure in the normal operation of a Service or Individual Service being reported to the Telstra Fault Desk by a Customer Premises Contact and repair of the Fault by Telstra on a permanent or temporary basis.

Response Time means the period of time between a failure in the normal operation of a Service or Individual Service being reported to the Telstra Fault Desk by a Customer Premises Contact and the earlier of:

  a response from Telstra advising that the Fault has been identified by remote diagnostics and that work has begun to repair the Fault or that a site visit is required to repair the Fault; or
  the attendance of a Telstra representative at a site to commence the repair of the Fault.

RID Feature means the Enhanced Feature defined in paragraph 8.1 of Addendum 2.

Securitel Service means a Securitel service supplied by Telstra under the Leased Digital Services section of the SFOA (available at www.telstra.com.au/sfoa).

Service Outage Rebate means an amount calculated in accordance with paragraph 7.1 of Addendum 3.

Service Provider Allocation of IP Addresses or SPAIA Feature means the Enhanced Feature defined in paragraph 7.1 of Addendum 2.

Service Provider Technical Document means the most recent version of the Telstra Document DC.032 Technical Reference for ADSL Access, Service Provider Interface (Issue 2.3 or subsequent) available from Telstra upon request.

Service Qualification means the desktop analysis carried out by Telstra as described in paragraph 3.1 of Addendum 2.

SFOA means the standard forms of agreement including pricing information formulated by Telstra for the purposes of Part 23 of the Telecommunications Act 1997 as varied by Telstra from time to time (available at www.telstra.com.au/sfoa).

SFOA ATM Service means an ATM Service provided by Telstra under the terms of the ATM Section of the SFOA.

SMC means the Service Management Centre which hosts the RADIUS proxy used for authentication for the DSL-L3S Service.

State means a state or territory of the Commonwealth of Australia and includes the Australian Capital Territory and the Northern Territory. .However for the purposes of paragraph 1.1(b) in Addendum 2, South Australia and the Northern Territory are together regarded as one state (until Telstra notifies the Customer otherwise).

Technology Blockers means any systems or electronic devices that do not provide for a continuous metallic loop between the Network Boundary and the ADSL CAM. Examples include matching transformers and pair gain systems.

Telstra Data Network means the Telstra network used to transmit information by means of ATM Services.

Telstra Fault Desk means the fault reporting bureau, the telephone number of which the Customer should use to report all Faults as set out in paragraph 2.1 of Addendum 4.

Telstra IP Address Ranges means Telstra's IP address ranges 172.30.0.0/16 and 172.31.0.0/16 - and as from time to time amended by Telstra.

Telstra-managed MDN Feature is where the Customer manages the allocation of user names and domain names and Telstra manages the authentication of domain names. The domain name string is of the type UserName@UniqueDomainName.TopLevelDomain”.

Telstra Premises Access means the provision of an ATM Service by Telstra to the Customer’s equipment which is located in a Telstra exchange.

Total Service Outage means a total failure of a DSL Network Component (not including Excluded Service Outages).

Wholesale ATM Service means an ATM Service supplied by Telstra under the Wholesale ATM Service Schedule to this Agreement.

2	Interpretation
2.1	Paragraph 1.6 in Annex F to this Agreement, which relates to contact details for reporting Faults, is not applicable to the DSL-L3S Service.
2.2	A reference to a specification or standard in this Service Schedule includes that specification or standard as from time to time issued, updated or adopted by Telstra.
2.3	In the event of any inconsistency between this Service Schedule and any specification or standards document referenced in this Service Schedule, then this Service Schedule prevails.
2.4	Where any provision of this Service Schedule specifies the circumstances in which Telstra may suspend, limit or cancel the provision of the DSL-L3S Service or an Individual Service, that provision applies in addition to, and not instead of, the provisions set out in the remainder of this Agreement outside this Service Schedule.

2.5	A reference to a transmission rate in this Service Schedule is a reference to a maximum transmission capability and is not a guarantee that the transmission rate will be achieved or that the downstream or upstream transmission rates achieved will be symmetrical. In particular, the actual data transmission rate which can be achieved is likely to be less than the maximum transmission capability because of dimensioning, overhead and other technical reasons.

2.6	This Service Schedule does not deal with and does not confer upon the Customer, any rights in relation to Facilities owned or operated by Telstra, under Parts 3 or 5 of Schedule 1 of the Telecommunications Act.

Addendum 2 The DSL-L3S Service
1	The DSL-L3S Service
1.1	The DSL-L3S Service is comprised of the following components:
(a) one or more End User Accesses in a State;
(b) one or more AGVCs which connect to all End User Accesses within a particular State; and
(c) a national Authenticating Virtual Circuit (which is not required where all the Customer's End Users are all connected with bridged or routed connections).
1.2

Subject to paragraph 2.5 of Addendum 1, DSL-L3 Services provides End User Accesses which are configured symmetrically (using ADSL) at an ADSL line transmission rate of up to 512 kb/s upstream and up to 512 kb/s downstream.

Service Diagram – Telstra Premises Access Example (for illustrative purposes only)

Service Diagram – Customer Premises Access Example (for illustrative purposes only)

Service Diagram Charging Example (for illustrative purposes only)

2	General
2.1	The Customer acknowledges that the DSL-L3S Service is available only to Wholesale Customers and warrants that it is a Wholesale Customer.
2.2	To the extent permitted by law, the Customer must not supply the DSL-L3S Service to a third party for resale by that third party without Telstra's prior written consent, such consent not to be unreasonably withheld.

ATM Service
2.3	The Customer must acquire either Customer Premises Access or Telstra Premises Access from Telstra in order for Telstra to deliver the DSL-L3S Service traffic from the ATM POP to the Customer. If, at the date of this Service Schedule, the Customer is acquiring an SFOA ATM Service for the carriage of DSL-L3S Service traffic from the ATM POP to the Customer, the Customer must cease using that SFOA ATM Service by 30 July 2002 and must acquire a Wholesale ATM Service.

2.4	The Customer acknowledges that the terms on which Telstra supplies Customer Premises Access and Telstra Premises Access (including Charges) are described in the ATM Service Schedule.
Use of AGVCs
2.5	AGVCs supplied as part of the DSL-L3S, DSL-L2 or DSL-L3A Services may be used to aggregate DSL-L3A, DSL-L2 and/or DSL-L3S Service data traffic.
2.6	Subject to paragraph 2.5 above, AGVCs supplied as part of the DSL-L3S Service must only be used for the DSL-L3S Service and not with any other Telstra Wholesale Service.
Load Sharing
2.7	For technical or operational reasons, Telstra may, on reasonable notice, require the Customer to implement Load Sharing.
2.8	The Customer must comply with Telstra's configuration instructions in relation to Load Sharing.
Qualified Pairs
2.9	The Customer acknowledges that Telstra can only supply an Individual Service over a Qualified Pair where Telstra supplies operational standard telephone services over the same Qualified Pair and accordingly:
(a) the Customer warrants to Telstra that the End User to whom the Customer provides services using the Individual Service over a Qualified Pair is the same End User to whom Telstra or a reseller of Telstra supplies a standard telephone service using that Qualified Pair;
(b) Telstra will only provide the Individual Service to the Customer for so long as the End User referred to in paragraph 2.9(a) continues to acquire that standard telephone service from Telstra or a reseller of Telstra using that Qualified Pair; and
(c)	where the End User ceases to acquire a standard telephone service from Telstra or a reseller of Telstra using that Qualified Pair, Telstra will terminate the provision of the Individual Service over that Qualified Pair.

Monitoring Services
2.10	The Customer:
(a) acknowledges that in some instances, such as where the End User is acquiring a Monitoring Service, additional CPE such as central splitters and network termination devices will have to be installed by the Customer at its own cost before Telstra will provide an Individual Service in respect of that End User, in order to maintain continued supply of security and similar services to the End User. This will also apply where a Monitoring Service is supplied subsequent to an Individual Service being supplied to that End User; and
(b) warrants that where such additional CPE is required, the additional CPE will be installed prior to the provision of the Individual Service by Telstra.
Installation of Individual Services
2.11	In respect of each Individual Service:
(a) the Customer warrants that it has obtained the End User's written acknowledgment that the installation and operation of the Individual Service may cause temporary disruption in the standard telephone services received by the End User or a Monitoring Service;
(b) the Customer warrants that it has obtained the End User's written acknowledgement that the installation and operation of a Monitoring Service may cause temporary disruption to an Individual Service;
(c) the Customer warrants that it has obtained the End User's written acknowledgment that the installation and operation of an Individual Service may mean that Incompatible Products will not be supplied to the End User using the Qualified Pair;
(d) the Customer warrants that it has obtained the End User's written acknowledgement that any provider of a Monitoring Service used by an End User has been notified that:
(i) installation and operation of an Individual Service may cause temporary disruption in the standard telephone services or a Monitoring Service received by an End User; and
(ii) installation of CPE such as central splitters and network termination devices may be required under paragraph 2.10(a) of this Addendum.
(e) the Customer releases Telstra from all liability to the End User or the Customer, and indemnifies Telstra against all costs, expenses, liability, loss or damage incurred or suffered by Telstra in connection with any claims, actions or proceedings against Telstra (including third party claims or claims by an End User) arising out of the following (to the extent that the liability is caused by the provision or cancellation of the DSL-L3S Service):
(i) disruption in the PSTN services or Monitoring Services;
(ii) cancellation of the Individual Service;
(iii) suspension of the provision of the Individual Service to particular IP Addresses;
(iv) cancellation of, or refusals to provide, all Incompatible Products; and
(v) possible breaches of the Telecommunications (Customer Service Guarantee) Standard in respect of that End User.
Service Configuration and Supply
2.12	The Customer is responsible for dimensioning and sizing all AGVCs and the Authenticating Virtual Circuit for its requirements.
2.13	The Customer agrees and acknowledges that it the DSL-L3S Service is an "Internet-grade" product only, which means that successful data transport using the DSL-L3S Service is not guaranteed.
2.14	Telstra is responsible for supplying and integrating the components of the DSL-L3S Service, and while it will endeavour to meet the Customer's requests in relation to the DSL-L3S Service (including AGVCs and the Enhanced Features), the Customer acknowledges that there may be technical, structural, architectural, provisioning or other constraints affecting Telstra's ability to do so. The Customer acknowledges that the availability or performance of the DSL-L3S Service and components of the DSL-L3S Service may vary, and an Individual Service may not be provided, depending on the available capacity of, the geographic and technical capability of, or other technical matters affecting, the relevant Telstra networks at the time at which a request for DSL-L3S Service is made or the time at which the DSL-L3S Service is delivered.

ADSL Material Licence
2.15	Telstra may from time to time provide the Customer with coverage maps indicating general availability of the DSL-L3S Service. Telstra may also provide other specified materials relating to the DSL-L3S Service. Use by the Customer of those maps and other specified materials will be at the discretion of Telstra and subject to the ADSL Material Licence terms and conditions set out in Addendum 5.

Transfer of End User Accesses
2.16	The Customer may transfer an End User Access between the DSL-L3A Service, DSL-L3S Service and DSL-L2 Service, subject to:
(a) Telstra's prior approval;
(b) compliance with the Service Schedule for the Service to which the End User Access is transferred; and
(c) payment of any fee applying to such a move (which fee, in relation to transfer of an End User from or to the DSL-L3S Service, is set out in paragraph 4 of Addendum 3 of this Service Schedule).
Interception
2.17	The Customer must comply with its interception obligations under the Telecommunications Act 1997 in relation to the DSL-L3S Service.
3	Service Qualification
3.1	Service Qualification is a desktop analysis carried out by Telstra to determine various matters relating to aspects of the Pairs connecting End Users to the Telstra Data Network. This desktop analysis is based on information available in Telstra systems. These matters include:
(a) line loss;
(b) infrastructure availability;
(c) Technology Blockers;
(d) adjacent interference; and
(e) Incompatible Products.
3.2	Telstra will make available to the Customer, via the Internet, a tool which will enable the Customer to carry out Limited Service Qualification of Pairs.
3.3	Where the Customer requests that Telstra perform a feasibility study for the provision of an Individual Service (in the absence of an Order), Telstra will carry out Service Qualification of Pairs, and will charge the Customer in accordance with paragraph 4 of Addendum 3 for doing so.

3.4	The Customer acknowledges that:
(a) Service Qualification and Limited Service Qualification are desk studies carried out on the basis of information available to Telstra, and the results of the desk studies do not conclusively demonstrate that a Pair is suitable for the provision of the Individual Service;
(b) Telstra is under no obligation to provide a Individual Service over a Pair, or to undertake any network modifications, rearrangements or harmonisation, if an Individual Service requested by a Customer does not pass Service Qualification;
(c) the provision of the Individual Service over a Pair will prevent the supply by Telstra or other service providers of Incompatible Products to the relevant End User over that Pair, and that the Customer is responsible and liable to the End User in respect of that inability to supply Incompatible Products; and
(d) where an End User is acquiring Incompatible Products over a Pair, Telstra will not provide the Individual Service to the Customer over that Pair.
4	Non-Telstra Equipment
4.1	For the avoidance of doubt, the DSL-L3S Service does not include the provision of cabling or equipment beyond the Network Boundary at the End User's Premises or at or beyond the point of interconnect at the ATM POP.

4.2	The Customer is wholly responsible for the Non-Telstra Equipment and any liability arising from the use of the Non-Telstra Equipment by any person.
4.3	The Customer must ensure that all services provided by it to an End User by means of the DSL-L3S Service and all Non-Telstra Equipment connected to the DSL-L3S Service complies with the following requirements:
(a) all relevant ACA technical standards; and
(b) ACIF S043.2:2001 Requirements for Customer Equipment for connection to a metallic local loop interface of a Telecommunications Network-Broadband.
4.4	The Customer must ensure that Non-Telstra Equipment connected to the DSL-L3S Service:
(a) meets the specifications and requirements of the Service Provider Technical Document and the End User Technical Documents.
(b) at the End User side of the Network Boundary only, has passed Telstra's interoperability tests. The list of equipment that has passed these tests is at http://telstra.com.au/adsl/equipmnt.htm; and
(c) is labelled with the ACA telecommunications compliance mark (A-tick as shown below).
5	Third Party IP Addresses
5.1	The Customer must provide Telstra with the registered or unregistered IP Addresses to be used in routing DSL-L3S Service traffic.
5.2	The Customer warrants that:
(a) it is the registered owner, or it has written permission from the registered owner, to use the registered IP Addresses provided under paragraph 5.1;
(b) the IP Addresses to be used do not fall within the Telstra IP Address Ranges; and
(c) the owner to use the unregistered IP Addresses in the case of unregistered IP Addresses, it is the owner or has the written permission of
5.3	Telstra may investigate the correctness of the warranties in paragraph 5.2, and if it does so, the Customer must provide Telstra with evidence of the correctness of the warranties.
5.4	If there is a breach of the warranties in paragraph 5.2, or if Telstra is investigating the correctness of those warranties, Telstra may:
(a) refuse to route DSL-L3S Service traffic;
(b) suspend the provision of an Individual Service; or
(c) issue a temporary IP Address for use in routing traffic.
5.5	In addition to Telstra's rights under this Agreement, and without prejudice to any other right, claim or action it may have against the Customer, Telstra may terminate the provision of an Individual Service or the DSL-L3S Service where, in Telstra's reasonable opinion, the Customer has breached any or all of the warranties in paragraph 5.2.

5.6	The Customer must pay any reasonable costs incurred by Telstra in exercising its rights under paragraph 5.4 or paragraph 5.5.
5.7	The Customer releases Telstra from all liability to the End User or the Customer, and indemnifies Telstra against all costs, expenses, liability, loss or damage incurred or suffered by Telstra in connection with any claims, actions or proceedings against Telstra (including third party claims and claims by an End User) arising out of the allocation of registered or unregistered IP Addresses, or any of the functions undertaken by the Customer's RADIUS server.

6	DSL-L3S Service Enhanced Features
6.1	The Customer may elect to receive one or more Enhanced Features in conjunction with the DSL-L3S Service.
6.2	In relation to the Enhanced Features, the Customer agrees and acknowledges that it must comply with (at its own cost):
(a) the relevant End User Technical Documents and Service Provider Technical Document; and
(b) Telstra's configuration instructions.
7	Service Provider Allocation of IP Addresses ("SPAIA")
7.1	The Customer may apply for an Enhanced Feature designed to allow the Customer to allocate their own IP Addresses to End Users ("Service Provider Allocation of IP Addresses" or "SPAIA Feature").
7.2	The Customer agrees and acknowledges that the SPAIA Feature is not available where End Users are connected via bridged or routed connections.
7.3	The Customer agrees and acknowledges that, where the SPAIA Feature is enabled:
(a) Telstra does not allocate IP Addresses to End Users;
(b) the SPAIA Feature will apply to all End User Accesses connected using PPPoE or PPPoA;
(c) the Customer is responsible for the allocation of unique IP Addresses to End Users; and
(d) Telstra is not responsible for any inconvenience, loss or damage suffered by the Customer or an End User in relation to the allocation of IP Addresses.
8	RID Feature
8.1	Upon application by the Customer, Telstra will provide an Enhanced Feature designed to allow the Customer to terminate or cause the termination of an End User session using RADIUS initiated disconnect ("RID Feature").

8.2	To acquire the RID Feature, the Customer must, at its own cost:
(a) have developed or otherwise obtained disconnector software that can generate a RID Feature message in the format and containing the information required by Telstra and conforming with the Service Provider Technical Document ("RID Message");
(b) configure the Non-Telstra Equipment to use the RID Feature in accordance with the Service Provider Technical Document and the directions given by Telstra to the Customer from time to time; and
(c) have obtained the right to use and modify the third party software as described in the Service Provider Technical Document.
8.3	The Customer warrants that it:
(a) has the right to disconnect or cause the disconnection of an End User ADSL service (supplied by the Customer to the End User using an Individual Service) pursuant to the agreement between the Customer and the End User under which the Customer provides that ADSL service to the End User; and
(b) will only use the RID Feature where the warranty in paragraph 8.3(a) is true.
8.4	In addition to Telstra's rights under this Agreement, and without prejudice to any other right, claim or action it may have against the Customer, Telstra may disable the RID Feature temporarily or permanently without notice where, in Telstra's reasonable opinion, the Customer has breached any or all of the warranties in paragraph 8.3.

8.5	The Customer must pay any reasonable costs incurred by Telstra in exercising its rights under paragraph 8.4.
8.6	To use the RID Feature, the Customer sends a RID Message to Telstra. Telstra will use its reasonable efforts to act on the Customer's behalf and in accordance with the RID Message by disconnecting the End User session on the Individual Service. If Telstra disconnects an End User session following receipt of a RID Message, Telstra will advise the Customer of the disconnection by sending an "accounting stop" message in accordance with the procedure set out in the Service Provider Technical Document. However, Telstra does not guarantee that it will successfully disconnect an End User session or respond to all RID Messages sent by the Customer.

8.7	In disconnecting or causing the disconnection or attempting to disconnect an End User's connection to the Individual Service, Telstra is acting on the instructions of and on behalf of the Customer. The Customer releases Telstra from all liability to the End User or the Customer, and indemnifies Telstra against all costs, expenses, liability, loss or damage incurred or suffered by Telstra in connection with any claims, actions or proceedings against Telstra arising out of the disconnection, attempted disconnection or failed disconnection of the Individual Service provided to an End User.

8.8	To avoid doubt, disconnection of an End User session using the RID Feature does not change or affect the Customer's obligations to pay Charges in respect of the relevant End User Access.
9	Upon application Exclusivity Feature
9.1	by the Customer, Telstra will provide an Enhanced Feature designed to ensure that an End User Access supplied to the Customer will only be linked with an AGVC supplied to the Customer, so that the End User will only be able to use the Individual Service to logon on to the Customer ("Exclusivity Feature").

9.2	The Customer agrees and acknowledges that the Exclusivity Feature is not available where End Users are connected via bridged or routed connections.
9.3	In addition to Telstra's rights under this Agreement, and without prejudice to any other right, claim or action it may have against the Customer, Telstra may disable the Exclusivity Feature temporarily or permanently without notice where Telstra reasonably believes it necessary to comply with any Intervening Legislation, an industry code or industry standard with which Telstra is bound or chooses to comply.

10	Multiple Domain Name Feature
10.1	Upon application by the Customer Telstra will provide the Customer with the Telstra-managed MDN Feature or the Partially Telstra-managed MDN Feature (or both).
10.2	The Customer agrees and acknowledges that the MDN Feature is not available where End Users are connected via bridged or routed connections.
10.3	Where the Customer is provided with the MDN Feature:
(a) the domain names the Customer provides to Telstra must be registered and unique within Telstra's systems;
(b) the Customer may provide up to 20 domain names to Telstra for the DSL-L3S Service. If both the Telstra-managed MDN Feature and Partially Telstra-managed MDN Feature are provided the total limit is 20 domain names. In the case of the Partially Telstra-managed MDN Feature there is no limit on the number of sub-domain names;
(c) the full domain name string (ie user name, domain name, top level domain and as appropriate sub-domain name) must be no more than 50 characters;
(d) Telstra authenticates domain names; and
(e) the Customer manages the allocation of user names (and in the case of the Partially Telstra-managed MDN Feature, the Customer also manages the allocation of sub-domain names).
10.4	The Customer releases Telstra from all liability to the End User or the Customer, and indemnifies Telstra against all costs, expenses, liability, loss or damage incurred or suffered by Telstra in connection with any claims, actions or proceedings against Telstra (including third party claims and claims by an End User) arising out of the allocation or management of user names, domain names and sub-domain names.

11	Term
11.1	This Service Schedule comes in to force on the date it is added to the Agreement ("Schedule Date"). Telstra will supply the DSL-L3S Service during the period this Service Schedule is in force.
11.2	Subject to any termination or extension rights the parties have under this Agreement, this Service Schedule ends 2 years from the Schedule Date ("Initial Period") unless the parties otherwise agree.
11.3	The parties may agree to extend the operation of this Service Schedule beyond the Initial Period until:
(a) either party gives to the other party 30 days written notice of termination; or
(b) this Agreement or this Service Schedule is otherwise terminated.
11.4	Subject to paragraph 11.5, the Customer accepts an Individual Service on the terms and conditions set out in this Service Schedule and this Agreement for the period from the Start Date until the first to occur of:
(a) termination or cancellation of the Individual Service; or
(b) the expiry or termination of this Agreement in accordance with clause 2 of this Agreement.
11.5	Telstra may cease to supply an Individual Service to the Customer upon 3 months prior written notice to the Customer which notice may only be given after the expiry of the period of 12 months after the Start Date. Telstra will use reasonable endeavours to provide as much notice to the Customer as possible (but no less than 3 months notice) of its intention to cease the supply of an Individual Service to a Customer.

12	Connection
12.1	Subject to an Individual Service passing Service Qualification, Telstra will use its reasonable endeavours to connect that Individual Service by the Arranged Connection Date. Telstra will notify the Customer when the connection has been effected. Telstra will not be liable for any inconvenience, loss or damage suffered by the Customer or an End User if Telstra does not connect the Individual Service by the Arranged Connection Date.

12.2	Where an End User also acquires a Monitoring Service, the Customer must advise the provider of the Monitoring Service prior to any disconnection or potential disruption of an End User's standard telephone services caused by or on behalf of the Customer in providing services to the End User, including any such disconnection or disruption arising out of the installation and maintenance of CPE.

13

Indicative Provisioning Lead Times

Table 13 of Addendum 2 sets out Indicative Provisioning Lead Times applicable to components of the DSL-L3S Service, which are subject to, among other things, the provisioning of the associated ATM Service and the availability of network infrastructure.

Connection of	Indicative Provisioning Lead Times
Aggregating Virtual Circuit	20 Business Days
Authenticating Virtual Circuit	20 Business Days
End User Access	5 Business Days
  Table 13 of Addendum 2
14	Access to premises
14.1	Where relevant, the Customer must, and must procure that each End User does:
	(a)	not interfere with the normal operation of the DSL-L3S Service or any Facility or make either unsafe;
	(b)	procure safe access by Telstra to the End User Premises:
(i) to inspect or test a Facility which may be causing interference or danger; and
(ii) as required by Telstra in connection with the provision, maintenance and repair of the DSL-L3S Service or any Facility;
(c)	ensure that Telstra is provided with sufficient and timely access to each End User Premises and the Telstra Equipment to enable Telstra to provide the DSL-L3S Service in accordance with Telstra's obligations under this Agreement; and

14.2	If the Customer does not own, control or have access to the End User Premises, it must:
	(a)	procure for Telstra all such access to the End User Premises as may be required by Telstra under this Addendum; and
	(b)	indemnify Telstra against a claim by the owner or occupier of the End User Premises, or any other person, in relation to Telstra's entry onto those premises.
15	Forecasts
	(a)	The Customer must supply forecasts for the DSL-L3S Service in the form required by Telstra from time to time.
Addendum 3 Charges
1	General
The pricing structure for the DSL-L3S Service is as follows:
	(a)	Charges for End User Accesses;
	(b)	Charges for Aggregating Virtual Circuits;
	(c)	Charges for Authenticating Virtual Circuits, if required;
	(d)	Charges for Enhanced Features; and
	(e)	miscellaneous Charges.
2	End User Accesses
2.1	The pricing structure for End User Accesses is as follows:
	(a)	an installation charge of $90 per End User Access; and
	(b)	a monthly Charge per End User Access based on the location of the End User Access with respect to the Aggregation Point Charging POP in the same State as that End User Access
2.2	For the purposes of this paragraph 2 of Addendum 3:
	(a)	Metro Charges apply where End User Accesses are located within the Local Call Area of the Aggregation Point Charging POP in the same State as those End User Accesses;
	(b)	Regional 1 Charges apply where End User Accesses are located outside the Local Call Area of the Aggregation Point Charging POP in the same State as those End User Accesses, but within 165km of that Aggregation Point Charging POP; and
(c)	Regional 2 Charges apply where End User Accesses are located both outside the Local Call Area of the Aggregation Point Charging POP in the same State as those End User Accesses and more than 165km from that Aggregation Point Charging POP.

2.3	The monthly Charges for End User Accesses are set out in Table 2.3 of Addendum 3.
Monthly Charges per End User Access
Metro	$88.20
Regional 1	$93.54
Regional 2	$104.98
  Table 2.3 of Addendum 3
3	Aggregating Virtual Circuits
3.1	Subject to paragraph 3.3 below, the monthly Charge for an Aggregating Virtual Circuit is set out in Table 3.3 of Addendum 3 and is determined by reference to the distance between the relevant Aggregation Point Charging POP for the State in which the Customer has End User Accesses and the ATM Charging POP for the ATM Service associated with that AGVC.

3.2	For the purposes of this paragraph 3, an interstate AGVC is one where the Aggregation Point Charging POP and the ATM Charging POP are in different States ("Interstate AGVCs").
3.3	If the Customer has implemented Load Sharing in a State, the Customer's first two Load Sharing AGVCs (with a combined capacity of 32Mb/s or less) in that State will be charged as if they comprise a single AGVC whose size is the sum of the two Load Sharing AGVCs. For example, two 4Mb/s Load Sharing AGVCs will be charged as if the Customer had one 8Mb/s AGVC. Any additional AGVCs in that State will be charged at the individual rates specified below.
AGVC size	AGVCs where both Charging POPs are in the same State	Interstate AGVCs (under 1200km between the Charging POPs)	Interstate AGVCs (1200km or more between the Charging POPs)
1Mb/s	$299	$6,811	$8,802
2Mb/s	$528	$12,294	$15,888
4Mb/s	$993	$23,359	$30,186
8Mb/s	$1,551	$42,163	$54,487
16Mb/s	$1,953	$76, 104	$98,348
32Mb/s	$2,929	$149,791	$193,573
  Table 3.3 of Addendum 3
4	Miscellaneous Charges

  The miscellaneous Charges are set out in Tables 4.1A and 4.1B of Addendum 3.

Customer Request	Charge
Disconnection fee if the End User is disconnected within 6 months of the relevant End User Access being activated	$50
Fee to change the configuration of an End User Access (eg to change the configuration of the End User's session set-up)	$30
Fee to change the configuration of the DSL-L3S Service (eg to switch the RID Feature on or off, or change an IP Address pool)	$50
Fee to transfer an End User Access between the Customer's DSL-3S Service and the Customer's DSL-L3A or DSL-L2 Service	$30
Fee for Telstra to carry out Service Qualification of a Pair (in the absence of an Order)	$5
Fee for an incorrect call-out	Charged on a time and materials basis
  Table 4.1A of Addendum 3

Telstra Fault Desk	Charge
Fee when an End User directly calls the Telstra Fault Desk for assistance	$50
  Table 4.1B of Addendum 3

5	Authenticating Virtual Circuit
The Charge for each 64kb/s Authenticating Virtual Circuit is $100 per month.
6	Enhanced Features The monthly Charges in Table 6 of Addendum 3 apply for the Enhanced Features.
Enhanced Feature	Monthly Charge
SPAIA Feature	$30
Exclusivity Feature	no charge
RID Feature	no charge
Telstra-managed MDN Feature	$155
Partially Telstra-managed MDN Feature	$200
  Table 6 of Addendum 3
7	Service Outage Rebate
7.1	Notwithstanding paragraphs 2.13 and 2.14 of Addendum 2, Telstra will credit to the Customer a rebate for Monthly Service Outages in accordance with Table 7 of Addendum 3 ("Service Outage Rebate"). The Customer acknowledges and agrees that Telstra's determination of the amount of any Service Outage Rebate is final.
Monthly Service Outages (per Individual Service)	Service Outage Rebate
>6 hours but =20.5 hours during a calendar month	10% of the Average End User Access Charge
>20.5 hours but =42.5 hours during a calendar month	20% of the Average End User Access Charge
>42.5 hours during a calendar month	50% of the Average End User Access Charge
  Table 7 of Addendum 3
7.2	The Average End User Access Charge is the average monthly Charge for End User Accesses payable by the Customer in respect of the relevant calendar month for all DSL-L2, DSL-L3A and DSL-L3S Services under this Agreement, calculated as at the last day of the relevant calendar month.

Example calculation of Average End User Access ChargeIf the Customer has a total of 1,000 Individual Services in respect of DSL-L2, DSL-L3A and DSL-L3S Services as at the last day of the month and the total monthly Charges for End User Accesses payable by the Customer for those services in respect of that calendar month is $75,500, then the Average End User Access Charge would be $75.50.

7.3

Without need for claim by the Customer, Telstra will aggregate all Service Outage Rebates in respect of the DSL-L2, DSL-L3A and DSL-L3S Services and make a single credit to the Customer's next monthly Bill. For the avoidance of doubt, the next monthly Bill means the first monthly Bill after Telstra has calculated all Service Outage Rebates.

  Example calculation of Service Outage Rebate
  If the Customer has a total of 1000 Individual Services in respect of DSL-L3S Services as at the last day of the month and:

    250 Individual Services have Monthly Service Outages of 6 hours or less;
    300 Individual Services have Monthly Service Outages of between 6 hours and 20.5 hours;
    250 Individual Services have Monthly Service Outages of between 20.5 hours and 42.5 hours;
    200 Individual Services have Monthly Service Outages of greater than 42.5 hours; and
    the Average End User Charge is $75.50.

  the Service Outage Rebate is calculated as:
  300 x $7.55 (ie 10% of $75.50)     $2,265.00
  250 x $15.10 (ie 20% of $75.50)   $3,775.00
  200 x $37.75 (ie 50% of $75.50)   $7,550.00
  Total Service Outage Rebate   $13,590.00

  This total amount will be aggregated with any Service Outage Rebates payable for that month in respect of the DSL-L2 Service and the DSL-L3A Service and will be credited as a single amount on the Customer’s monthly Bill for the following month.

7.4	Telstra's obligation to credit to the Customer Service Outage Rebates under paragraph 7.1 is subject to the Customer:
(a) maintaining AGVC connections to two IGRs in each State (where available) throughout the relevant calendar month; and
(b) paying all amounts payable under this Agreement for DSL-L3S Services by the Due Date.
8	GST

The Charges set out in this Addendum 3 are exclusive of any applicable GST. The amount of GST payable by the Customer to Telstra for the DSL-L3S Service and associated work referred to in this Addendum 3 will be calculated in accordance with the terms of this Agreement and included in the Bill which sets out the Charges payable by the Customer to Telstra for the supply of such Services and associated work.

Addendum 4 Service Assurance
1.	Exclusions
1.1	Telstra's obligations under this Addendum do not extend to Faults caused as a result of:
(a) any fault in equipment, software or any network not forming part of the DSL-L3S Service;
(b) damage due to causes external to the DSL-L3S Service;
(c) interference;
(d) Force Majeure; and
(e) Planned Outages.
1.2	The Customer acknowledges that:
(a) compliance with the Industry Code Unconditioned Local Loop Service - Network Deployment Rules, registered by the ACA under section 117 of the Telecommunications Act 1997, may not completely eliminate interference; and
(b)	faults in cable and other faults in the copper network may result in interruptions to the provision of the DSL-L3S Service, in which event the Customer agrees to do everything reasonably necessary to enable Telstra to resolve those faults.

1.3	Telstra will not provide Fault restoration under this Service Schedule where the Fault is in a network or cabling owned, controlled or maintained by any person other than Telstra.
2	Reporting to Telstra
2.1	The Customer must report the details of the suspected Fault to the Telstra Fault Desk (the National Wholesale Service Centre, telephone 1802 288 (or such other numbers as Telstra may advise).
2.2	This Telstra Fault Desk number is available 24 hours a day, seven days a week and should only be used for reporting of Faults by the Customer. The number is not to be supplied by Customers to End Users. Where End Users contact Telstra directly, then the fee specified in paragraph 4 of Addendum 3 will apply.

2.3	When reporting a suspected Fault the Customer must provide the following information:
(a) details of the Individual Service and/or the standard telephone service over which the Individual Service is provided:
(i) identify the full national number;
(ii) identify the type of service; and
(iii) confirm the location of the affected service.
(b) contact and Fault details:
(i) name of Customer;
(ii) identify contacts for the Customer and the End User (where appropriate) including site contact if site attendance is required;
(iii) give details of the Fault symptoms; and
(iv)	confirm that the Customer has already addressed the possible sources of the suspected Fault, including communication with the End User to establish that the End User is connected to the Individual Service and/or the standard telephone service over which the Individual Service is provided.

2.4	Telstra will advise the Customer of a Fault reference number.
2.5	The Customer should record the Telstra issued Fault reference number for future reference.
2.6	Where an on-site visit is required, Telstra will arrange an appropriate appointment time with the Customer Premises Contact.
2.7	Telstra's hours of business for reporting Faults are 24 hours per day. Where a Fault report is lodged Fault restoration work will be undertaken in accordance with paragraph 3 of this Addendum.
2.8	Where Telstra attends an End User Premises in response to a Fault report and the Fault is found to be in the Non-Telstra Equipment, Telstra will charge a fee for the incorrect call out as specified in paragraph 4 of Addendum 3.

2.9	If Telstra must gain access to an End User Premises to restore the Individual Service the Response Time and Repair Time will be subject to the provision of entry to the premises.
2.10	On completion of Individual Service restoration activities Telstra will contact the Customer to confirm that the Individual Service has been completely and satisfactorily restored. The Customer acknowledges and agrees that Telstra may repair a Fault on a temporary or permanent basis and that any temporary repair may require a subsequent Planned Outage to repair the Service or Individual Service on a permanent basis.

2.11	If the Customer wishes to escalate the Fault, as a result of either the Response Time or the Repair Time having been exceeded, the Customer should contact the Telstra Business Team Contact.
3	Target Response Times and Repair Times
3.1	Telstra will use reasonable endeavours to meet the target Response Times and Repair Times set out in this paragraph 3 in relation to the DSL-L3S Service.
3.2	For the purposes of this paragraph 3:
(a) Urban Areas are urban areas with a population of greater than 10,000;
(b) Rural Areas are areas with a population of between 200 and 10,000 but which are not within Telstra's Extended Charging Zones; and
(c) Remote Areas are areas with a population of less than 200 or areas included in a Telstra Extended Charging Zone.
Target Response Times and Repair Times for Faults in End User Accesses
3.3	The target Response and Repair Times for Faults in End User Accesses apply during the following hours of coverage only:- from 8.00am to 5.00pm, Monday to Friday (excluding public holidays in the place with work is required to rectify a Fault). They are:
(a) Response Time for all areas: 8 hours (within the hours of coverage) after Telstra receives a Fault report;
(b) Repair Time for Urban Areas: at the end of the first full Business Day after Telstra receives a Fault report;
(c) Repair Time for Rural Areas: at the end of the second full Business Day after receipt of a Fault report; and
(d)

Repair Time for Remote Areas: at the end of the third full Business Day after Telstra receives a Fault report.

Example calculation of Response and Repair Times for End User Accesses
If a Fault report in an Urban Area is received on Friday at 2.00 pm, the target Response Time will be Monday at 1.00 pm being 8 hours (during the hours of coverage) after receipt of the Fault report. The target Repair Time will be Monday at 5.00 pm being the end of the first full Business Day after receipt of the Fault report.

Target Response Times and Repair Times for Faults in the Telstra Data Network
3.4	The hours of coverage for Faults in the Telstra Data Network are 24 hours a day, 7 days a week including public holidays. The target Response and Repair times are
(a) Response Time for all areas: 1 hour after Telstra receives a Fault report;
(b) Repair Time for Urban Areas: 12 hours after Telstra receives a Fault report;
(c) Repair Time for Rural Areas: the end of the first full Business Day plus 12 hours after Telstra receives a Fault report; and
(d)

Repair Time for Remote Areas: the end of the second full Business Day plus 12 hours after Telstra receives a Fault report.

Example calculation of Response and Repair Times for Telstra Data Network
If a Fault report in an Urban Area is received on Friday at 2.00pm, the target Response Time will be Friday at 3.00pm being 1 hour after receipt of the Fault report. The target Repair Time will be Saturday at 2.00am being 12 hours after receipt of the Fault report.

Addendum 5 ADSL Material Licence Conditions for Use of ADSL Material supplied by Telstra
1	Terms The terms and conditions in this Addendum 5 are the terms and conditions on which the Customer may use and reproduce the Material.

2

Definitions

Licence Term means the term of this Service Schedule, or such other term as Telstra may advise the Customer in writing.

Material means ADSL coverage maps (“Maps”) and other written material specifically provided by Telstra to the Customer in relation to the DSL-L3S Service.

Purpose means the use and reproduction of the Material in presentations and other formats, including on the Internet to support the supply of the Customer’s services to End Users.

3	Licence Telstra grants to the Customer a non-exclusive licence to use and reproduce the Material for the Licence Term solely for the Purpose ("Licence").
4	Charges Telstra will not charge the Customer a fee to reproduce the Material.

5

Copyright

The Material is protected by copyright law and international copyright treaties, as well as other intellectual property laws and treaties. The Customer acknowledges that Telstra owns all intellectual property rights in the Material, including copyright. Telstra retains all rights not expressly granted under this Licence.

6

Termination of ADSL Material Licence

The Licence will terminate upon expiration of the Licence Term. Upon termination, the Customer must immediately cease using and reproducing the Material and delete all copies of the Material, including copies on any Internet sites.

7	Customer obligations
7.1	The Customer agrees to only use and reproduce the Material for the Purpose.
7.2	The Customer agrees not to assign, transfer, licence, sub-licence or otherwise deal with the rights granted under this Licence.
7.3	The Customer may only use and reproduce the Material in full. The Customer may not use or reproduce parts of, or extracts from, the Material.
7.4	The Customer may not use or reproduce the Material in any manner which is unlawful or in any way prejudicial to the interests of Telstra or the DSL-L3S Service.
7.5	The Customer must include the following copyright notice on all copies of the Material, "(c) Telstra Corporation Limited 2002"
7.6

The Customer must include the following statements positioned immediately under each representation of a Map:

  This Map is a guide only.
  You should make your own enquiries before relying on or entering into any transaction based on the content of this Map.

8

Branding

Except where Telstra specifically prohibits it, the Customer may place the Customer's logo or branding on the Material. For the avoidance of doubt, this paragraph 8 constitutes prior written consent as required by clause 8.2 of the main terms and conditions of this Agreement, entitling the Customer to brand and hold out the Material as being its own in accordance with the terms of this Addendum 5.

ANNEXURE G Discount List for Telstra Wholesale Broadband DSL Layer 3 Asymmetrical Service

ANNEXURE H Settlement Agreement